SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                          -------------
                            FORM SB-2

                 REGISTRATION STATEMENT UNDER THE
                      SECURITIES ACT OF 1933

                 Commission File Number: 0-28051
               -----------------------------------

                  ICEBERG CORPORATION OF AMERICA
(Exact name of Small Business Issuer as specified in its charter)


Nevada                                                 95-4763671
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


    16 Forest Road, St. John's, Newfoundland, Canada, A1C 2B9
             (Address of principal executive offices)

                          (709) 739-5731
         (Issuer's telephone number, including area code)


                      Paul Benson, President
                    16 Forest Road, Suite 300
                 St. John's, NF, Canada A1B 3N4
                          (709) 739-5731
              (Name, address and telephone number of
                   agent for service in Canada)



                      Christopher Dieterich
                11300 West Olympic Blvd, Suite 800
                  Los Angeles, California 90064
                          (310) 312-6888
              (Name, address and telephone number of
                 agent for United States service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:
From time to time after the effective date of this Registration
Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)of this form, check the following box.
|_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                      CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
Title of Each                 Proposed       Proposed
Class Of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate
Amount of
To Be          To Be          Price          Offering

Registration
Registered     Registered     Per Unit       Price          Fee
-----------------------------------------------------------------
$0.0001 par    13,293,737     $0.33          $4,386,933 $1,096.73
value common
voting stock

Warrants to     2,044,000     $0.625         $1,277,500 $  319.38
purchase
$0.0001 par
value common
voting stock



                        ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        ------------------

                           Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT
PERMITTED.

THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF
OUR SECURITIES. SEE "RISK FACTORS," PAGE 8.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALL AMOUNTS IN THIS REGISTRATION STATEMENT ARE EXPRESSED IN
US DOLLARS.  THIS PROSPECTUS IS DATED APRIL 16th, 2001.


                  REPORTS TO SECURITY HOLDERS

     We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and periodically file, and will continue to file, reports and other information with the United States Securities and Exchange Commission ("Commission"). The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public
Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, most filings are available through the Commission's Electronic Data Gathering and Retrieval system ("EDGAR").

We will furnish to shareholders:

     (i) an annual report containing financial information examined and reported upon by our chartered accountants;

     (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and;

     (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

Included in this document are:

     1. Audited annual financial statements as of the year ended June 30, 2000.

     2. Unaudited financial statements as of the six months ended December 31, 2000.

     We have filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this prospectus is a part, on Form SB-2 under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements contained in this document concerning the provisions of any other documents are not necessarily complete, and in each instance reference is made to the copy of such documents filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

     We will continue to voluntarily file periodic reports in the event our obligation to file such reports is suspended under
Section 15(d) of the Exchange Act.

     We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Lewis Stoyles at 16 Forest Road, St. John's, Newfoundland, Canada A1C 2B9.

     The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL JULY 16, 2001 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF
GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE
UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE
SECURITIES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT
IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET
FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE
THE DATE HEREOF.




                  Iceberg Corporation of America
                            FORM SB-2


                        TABLE OF CONTENTS


                                                            Page
                                                            ----

Prospectus Summary..............................................
Risk Factors....................................................
Special Note Regarding Forward-Looking Statements..............
Use of Proceeds................................................
Determination of Offering Price................................
Dilution.......................................................
The Investment Agreements......................................
Selling Security Holders.......................................
Plan Of Distribution...........................................
Legal Proceedings..............................................
Directors, Executive Officers, Promoters and
  Control Persons..............................................
Security Ownership of Certain Beneficial Owners
  and Management...............................................
Description of Securities......................................
Interest of Named Experts and Counsel..........................
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities...............................
Organization Within Last Five Years............................
Description of Business........................................
Management's Discussion and Analysis or Plan
  of Operation.................................................
Description of Property........................................
Certain Relationships and Related Transactions.................
Market for Common Equity and Related Stockholder
  Matters......................................................
Executive Compensation.........................................
Financial Statements...........................................
Changes in and Disagreements With Accountants on
  Accounting and Financial Disclosure..........................
Information Incorporated by Reference..........................
Where You Can Find More Information............................
Indemnification of Directors and Officers......................
Other Expenses of Issuance and Distribution....................
Recent Sales of Unregistered Securities........................
Exhibits.......................................................
Undertakings...................................................
Signatures.....................................................

                              PART I


                        PROSPECTUS SUMMARY

     Iceberg Corporation of America (the "Company") was organized under the laws of the State of Nevada on July 3rd, 1989, under the name "D.V. Holdings, Inc." Until June 1999, the Company conducted no business. The Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment changing its name to "Iceberg Corporation of America" on June 24,1999.
The Company and Icecap Equity Inc. purchased all of the issued and outstanding common shares of Iceberg Industries Corporation ("Iceberg Industries") on the basis of one and seven-tenths Preferred Exchangeable Shares of Icecap Equity Inc. for each Iceberg Share or, at the option of a holder who was a non-resident of Canada, one and seven-tenths common shares of the Company for each Iceberg Share. This purchase was completed on June 25, 1999.

     The principal activity of the Company is the commercial supply of premium beverage products, including iceberg water, beer and vodka, which utilize only water obtained from icebergs as their core ingredient. From its inception through December 31, 2000, Iceberg Industries has generated 29% of its revenue from bottling spring water and 54% from iceberg water with the balance of 17% from sales of vodka and beer. We have invested $933,442 in the development of technology for the harvesting of icebergs and the production of premium water from icebergs. We acquired a spring water bottling company on March 31, 1998, which gave it access to an existing water bottling line as well as trained staff who could be used to bottle the iceberg water product. We have subsequently developed substantial new production facilities and have recently focused our energies on product development, packaging, market research and market development. Our management continues to commit significant efforts to these development activities, financial planning and raising the required capital to support the ongoing research and development and marketing efforts.



                           RISK FACTORS

     Applicability of Low-Priced Stock Risk Disclosure
Requirements.

     The securities of the Company will be considered low-priced or "designated" securities under rules promulgated under the Exchange Act. Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any national exchanges. Therefore, the Company's stock will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

     Dividend Matters

     We have has not paid or declared any dividends upon our common stock since inception, and do not contemplate or anticipate paying any dividends in the foreseeable future. Any future declaration of cash or stock dividends will be at the discretion of the Board of Directors and will depend upon the financial condition, capital requirements, earnings, and liquidity of the Company as well as other factors that the Board of Directors may deem relevant.

     Key Personnel

     Management will attempt to develop a broad-based management team. However management's plan of operations has been formulated by, and our future success is likely to be largely dependent upon, the current executive officers of management. The loss of the service of one or more of these individuals could have a material adverse effect on our business.

     Uncertainties Regarding International Expansion May
Adversely Affect Our Growth

     Our intended establishment of operations in foreign countries will entail significant expenditures and some knowledge of each country's national and local laws, including tax and labor laws. Furthermore, there are certain risks inherent in conducting business internationally, including regulatory requirements, legal uncertainty regarding liability, difficulties in staffing and managing foreign operations, longer payment cycles, different accounting practices, currency exchange rate fluctuations, tariffs and other trade barriers, political instability and potentially adverse tax consequences, any of which could adversely affect growth opportunities.

     Market Risk

     Our activities will be subject to market risks that are beyond the control of management, such as fluctuations in capital markets and interest rates, economic downturns and world events. While such risks tend to affect all businesses, they tend to have a greater influence upon financial or investment companies than upon manufacturing or operating companies. These risks also tend to have a greater impact upon small companies than upon larger and more established companies.

     There has already been significant and substantial interest in the Iceberg product line, however, as with any market and/or product, there are uncertainties, including:

     New Product Risk

     There is a risk that consumer acceptance or ongoing interest may not be as widespread as expected.

     Price Resistance Risk

     Our products are premium products that demand a high price. There is a danger of price resistance in the consumer marketplace.

     Harvesting Risk

     The data available to the Company indicates that the availability of ice from icebergs will not be a problem. However, the data does not indicate the proximity of icebergs to the shore, which is a cost-sensitive condition for the Company. To safely and cost-effectively harvest icebergs, they must be close to shore, in areas offering some protection from the open sea. The reported length of the season can also be misleading. Icebergs may be present but they must also be in a suitable location and in the process of breaking up in order to be harvested. The data currently available does not provide such detailed information.

     Sub-Contractor Performance

     We rely upon sub-contracted vessels to assist in harvesting our ice supply. There is a risk of default or non-performance by these sub-contractors.

     Processing Risk

     The extent of raw material handling before final production poses an element of risk. The Company's Quality Assurance/Quality Control (QA/QC) manager has developed and monitors procedures and ensures adherence to raw material and finished product specifications. Regular lab analysis is conducted at all stages of the process. We are moving to implement a Hazard Analysis of Critical Control Points ("HACCP") system and are pursuing ISO 9000 certification. As a member of the International Bottled Water Association, we also have access to technical resources and are subject to an annual independent review of our manufacturing processes.

     Financial Risk

     If we need to raise additional funds in order to fund expansion, develop new or enhanced products, respond to competitive pressures or acquire complementary products, businesses or technologies, additional funds raised through the issuance of equity or convertible debt securities may dilute the percentage ownership of the present stockholders of the Company. In addition, these new securities may have rights, preferences or privileges senior to those of the Company's Common Stock. The Company does have contractual restrictions on its ability to incur debt and sell treasury shares and, accordingly, we may be unable to finance our operations. Any indebtedness could contain covenants, which could restrict our operations. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to continue in business, or to a lesser extent, may not be able to take advantage of acquisition opportunities, develop or enhance our products or respond to competitive pressures.



     SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" and similar expressions are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions.

     We wish to caution readers that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors and other matters contained in this prospectus generally. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                         USE OF PROCEEDS

     The proceeds are mainly used for operating capital. Approximately 75% of the proceeds are used for this purpose. The remaining 25% of the proceeds are used for payments on loans, attorney's fees, and interest payments on our debentures. We will receive cash infusions of capital if and when the selling shareholders exercise their warrants, as described below. We intend to use the proceeds from the exercise of warrants for operating capital, and general corporate purposes, including operating expenses and marketing expenses necessary for the expansion of our market.



                 DETERMINATION OF OFFERING PRICE

     The first set of convertible securities being registered in this registration statement is convertible into 11,249,737 Common
Shares of the Company, at the discretion of the holders, at a price of $0.058 per Common Share.

     The second set of convertible securities being registered in this registration statement is convertible into 2,044,000 Units, at the discretion of the holders, at a price of $0.25 per Unit which entitles the holder upon conversion to one Common Share and one Common Share Purchase Warrant. Upon the exercise of each Warrant, the holder shall pay $0.625 and receive one Common Share of the Company.

     This price was determined based upon a reasonable discount to the market price at the time the securities were sold, giving consideration to the restricted nature of the stock that would result from a conversion, since the securities would have to be held for one year prior to being sold.



                             DILUTION

The following table shows the dilution per $0.25 share of common stock when all 2,044,000 shares are issued according to the second part of the investment agreements:

Offering price per share of common stock                  $ 0.250
Net book value per share as of December 31, 2000         -$ 0.068
Net book value per share after all units are sold        -$ 0.018
Per share dilution to investors in this offering          $ 0.268


The following table shows the dilution per $0.058 share of common stock when all 11,249,737 shares are issued according to the first part of the investment agreements:

Offering price per share of common stock                  $ 0.058
Net book value per share as of December 31, 2000         -$ 0.068
Net book value per share after all units are sold        -$ 0.003
Per share dilution to investors in this offering          $ 0.061

The following table shows the dilution per $0.625 share of common stock if all 2,044,000 warrants to purchase common stock at $0.625 per share are exercised according to the investment agreements:

Offering price per share of common stock                  $ 0.625
Net book value per share after investment agreements $ 0.018 Net book value per share after all warrants are exercised $ 0.064
Per share dilution to investors in this offering          $ 0.561

     - If only 25% of the warrants offered here are sold, the dilution per $0.625 share of common stock would be $0.594;
     - If only 50% of the warrants offered here are sold, the dilution per $0.625 share of common stock would be $0.583;
     - If only 75% of the warrants offered here are sold, the dilution per $0.625 share of common stock would be $0.571.


                    THE INVESTMENT AGREEMENTS

     In August of 2000, the Company has raised $761,000 as part of a $5,000,000 Subordinated Convertible Debenture private placement: (1) $311,000 from Excalibur Limited Partnership,
(2) $200,000 from 566768 Ontario Limited and (3) $250,000 from
Corporate Management Services S.A. These debentures will mature on October 15th, 2005, and carry an interest rate of U.S. bank prime plus 1.5%. The first two debentures are convertible at $0.25 for one Common Share and one Common Share Warrant which is exercisable at $0.625 within 18 months of the conversion date. The last debenture mentioned is convertible at $0.50 for one Common Share and one Common Share Warrant which is exercisable at $0.625 within 18 months of the conversion date. Provided the Company is not in default under the terms of the Debenture, the principal sum may be prepaid, without penalty, in whole or in part at any time after July 15, 2003.

     In addition to the above agreements, on February 28, 2001, the Company raised $655,000 through a Convertible Debenture private placement. There are 22 different holders whose names and number of convertible shares are listed in the next section under "Selling Security Holders." These debentures will mature on April 30th, 2002, carry an interest rate of 6% and are convertible at $0.058 for one Common Share.



                     SELLING SECURITY HOLDERS

     We have agreed with the selling shareholders to file a registration statement to register for public sale the shares of Common Stock held by the selling shareholders or the shares issuable upon the conversion of debentures or the exercise of the warrants held by these selling shareholders. The Common Stock registered for resale under this prospectus would constitute approximately 55% of our converted and issued and outstanding Common Shares as of March 31, 2001 .

     We are registering 11,249,737 shares of common stock and an additional 2,044,000 Shares of Common Stock that would result from the exercise of warrants in this offering for future sale by the following selling shareholders:


FIVE PERCENT STOCKHOLDERS:
DIRECTORS AND OFFICERS:

                                Shares of common         Percent
Name and Address of             stock beneficially      of common
beneficial owner                     owned            stock owned



John C. Kleinert (1)              1,969,226              17.91%
48 South Franklin Turnpike
Ramsey, NJ 07446


OTHER SELLING STOCKHOLDERS:

                                Shares which may     Shares which
                                be Acquired upon  may be Acquired
                                Conversion of      upon Exercise
Name of Seller                  Debenture           Of Warrants


Excalibur Limited                1,244,000              1,244,000
Partnership

566768 Ontario Ltd.                800,000                800,000

Evergreen Partnership              858,759                   0

Jaguar(Bahamas)Inc.                257,628                   0

Bond Holdings Inc.                 343,503                   0

Skye(Bahamas)Inc.                  257,628                   0

Neil Lande Family                  687,007                   0
Venture Fund

Gordon Wasserman                   429,379                   0

Robert Alrod                       257,628                   0

Belwest Capital                    429,379                   0
Management Corp.

Gerald Josephson                 1,288,136                   0

Zerminator Holdings Inc.           429,379                   0

Pinglick Holdings Inc.             429,379                   0

Green Pastures Ltd.                429,379                   0

Point Farm Holdings Ltd.           858,759                   0

Linda & Peter Thompson             858,759                   0

Elder Street Limited L.P.          429,379                   0

Edward S. Green                    429,379                   0

Melvin Hoppenheim                  858,759                   0

Neil Lande                         429,379                   0

Allan Rosenberg                    171,752                   0

John Besner                        171,752                   0

Rishon Investments                  85,876                   0

(1) John Kleinert is a director of the Company and has a $50,000 debenture entitling him to 858,759 Common Shares.

     We will not receive any proceeds from the shares sold by the selling stockholders in this offering.



                       PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which includes their transferees, pledgees or donees may sell the common stock directly to one or more purchasers. They may also sell through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock by one or more of the following methods:

        ordinary broker's transactions, which may include long or short sales;

        transactions involving cross or block trades or otherwise on the Nasdaq National Market;

        purchases by brokers, dealers or underwriters as principals and resale by these purchasers for their own accounts under this prospectus;

        "at the market" to or through market makers or into an existing market for the common stock;

        in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

        any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors-in-interest may also enter into option or other transactions with broker-dealers that require delivery by these broker-dealers of the common stock, which may be subsequently resold under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Each selling shareholder and any broker-dealers acting in connection with the sale of the common stock by this prospectus may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit realized by them on the resale of common stock as principals may be underwriting compensation under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the common stock.

     The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling shareholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of distributions subject to specified exceptions or exemptions. The selling shareholders have, before any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase common stock in violation of Regulation M under the Exchange Act. All of the foregoing may affect the marketability of the securities offered by this prospectus.

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



                        LEGAL PROCEEDINGS


     To the best knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors are parties to any material legal proceeding or litigation and they know of no other material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers or directors. None of the officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


             DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                       AND CONTROL PERSONS

     The following table sets forth certain information concerning the current directors and executive officers of the
Company:

     Name                  Age                Position
--------------           -------     --------------------------

Paul Benson                46        President, Chief Executive
                                     Officer, Director

Ron Stamp                  47        Vice President-Marketing,

Maurice Murphy             50        Vice President-Operations

Lewis Stoyles              52        Vice President &  Director
                                     Chief Financial Officer

John Kleinert              42        Director


     These officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There is no family relationship between any executive officer and director of the Company.

PAUL BENSON, 46, President, C.E.O. & Director

     Mr. Benson has served in senior management positions with national and local multi-unit organizations. He founded Newfoundland's first independent retail gasoline operation and co-founded a Newfoundland based advertising and marketing firm. Mr. Benson is a co-founder of the Company, and a founder of Newfoundland's first and largest bottled water operation, Enterprise Atlantic Limited, since amalgamated with the Company. Mr. Benson founded Enterprise Atlantic Limited in 1991, and was President of the Company until its merger with Iceberg in 1998. Mr. Benson is a graduate of Memorial University in St. John's and has served as an officer in the Canadian Navy.

RONALD STAMP, 47, Vice President - Marketing and Sales

     Mr. Stamp is a co-founder of the Company, and has overall responsibility for sales and marketing. From 1994 until his co-founding of the Company in 1996, Mr. Stamp was Managing Director at Canadian Iceberg Vodka Corporation. He has over 20 years of experience in sales, marketing and public relations in the food and beverage industry in Canada, the United States and the Caribbean.

MAURICE MURPHY, 50, P. Eng., Vice President   Operations

     Mr. Murphy is a registered professional engineer and possesses a Third Class Power Certificate of Competency, issued by the Government of Canada. Mr. Murphy has had over 20 years experience in the food and beverage industry in Newfoundland in senior management positions. These positions all involved responsibility for capital and operational budgets for these facilities, as well as overall responsibility for maintenance and engineering departments. Mr. Murphy assumes similar responsibilities in both plant and harvesting operations at Iceberg. Prior to his employment with the Company, Mr. Murphy was President of M.J. Murphy and Associates, Ltd., a designer, supplier and installer of general mechanical and refrigeration systems. Mr. Murphy received his Bachelor of Engineering degree from Memorial University in St. John's, Newfoundland.

LEWIS STOYLES, 52, FCA, CMC, Vice President, C.F.O. & Director

     Mr. Stoyles is a member of the Canadian Institute of Chartered Accountants and a fellow of the Newfoundland Institute of Chartered Accountants. In addition, Mr. Stoyles is a certified management consultant. He brings over 30 years experience in accounting, auditing and financial management to his position. Mr. Stoyles has worked for 20 years in various industries including manufacturing and distribution of food products, trucking and aviation transport operations. Prior to his position at Iceberg, Mr. Stoyles was managing partner of the Coopers and Lybrand, St. John's office for 6 years. Mr. Stoyles is responsible for all financial affairs of the Company.

JOHN KLEINERT, 42, Director

Mr. Kleinert has over 18 years experience in the financial industry. As a General Partner at Goldman Sachs & Co. in New York, Mr. Kleinert worked in the municipal bond department where he managed the firm's Risk Portfolio. Since 1995, Mr. Kleinert has been the Chief Financial Officer of a high technology firm specializing in thermal management. Mr. Kleinert received his Bachelor of Science degree in Chemical Engineering from Princeton University.

     During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

     (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


Compliance with Section 16 of The Securities Exchange Act of 1934

     To our knowledge, based on a review of the materials that are required by the SEC, no officer, director, or beneficial holder of more than five percent of the Company's issued and outstanding shares of common stock has failed to file with the SEC any form or report required to be so filed pursuant to section 16(a) of the Securities Exchange Act of 1934 during the period ended March 31, 2000 or prior thereto. (See Item 11 for a list of the Company's officers, directors and beneficial holders of more than five percent of the Company's issued and outstanding shares of common stock.)

     Based solely on a review of materials that are required by the SEC, the Company is not aware of any transactions that were not reported.


Certain Significant Employees

     Other than the directors and officers listed above, we have no additional employees with significant decision making authority.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT


     The following table sets forth certain information regarding the ownership of Common Stock as of March 31, 2001, by each shareholder known to the Company to own beneficially more than five percent of the outstanding Common Stock, each current director, and all executive officers and directors as a group, based on information provided to the Company by these persons. Except as otherwise stated, each person has sole investment and voting power with respect to the shares set forth in the table:

Name and Address       Amount and Nature of       Percent of
of Beneficial Owner    Beneficial Ownership (1)   Total (2)
-------------------    --------------------       ------------
COMMON

Paul Benson                   815,958 (3)              7.4%
President, Chief
Executive Officer and
Chairman of the Board
10 Grant Place
St. John's, NF A1E 4Y6

Ronald Stamp                  630,860 (4)              5.7%
Vice President
and Director
156 Portugal Cove Road
St. John's, NF A1B 4H9

Maurice Murphy                669,140                  6.1%
Vice President
and Director
Box 50824, SS #3
St. John's, NF A1B 4M2

Lewis Stoyles                 174,018                  1.6%
Vice President,
Chief Financial Officer
and Director
119 Rennies Mill Road
St. John's, NF A1B 2P2

John C. Kleinert            2,119,226 (5)             19.3%
Director
48 South Franklin Turnpike
Ramsey, NJ 07446

All Executive Officers      4,409,202                 40.1%
and Directors as a Group
(5 persons)


SPECIAL COMMON

James J. Smyth              3,909,989                 35.6%
Trustee

-----------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(2) Applicable percentage of ownership is based on 7,072,951 shares of our Common Stock, which were outstanding on March 31, 2001, plus, for each person or group, any securities that person or group has the right to acquire within sixty (60) days pursuant to options, warrants and conversion of 3,909,989 Special Common
Stock.

(3) Includes options to purchase 200,000 shares of our common stock and which has vested and is exercisable.

(4) Does not include 4,194 shares owned by Mr. Ronald Stamp's wife, Beverly Anne Butters. Mr. Stamp disclaims any beneficial ownership as to such securities.

(5) Includes an option to purchase 150,000 shares of our Common
Stock which has vested and is exercisable.

-----------------


                    DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of Special Common Stock, par value $.0001 per share. On March 31, 2001, there were 7,072,951 Common Shares issued and outstanding and 3,909,989 Special Common Shares issued and outstanding, for a total of 10,982,940 issued and outstanding shares of the Company.

All shares of the Company's Common Stock and Special Common
Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders.

The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

The Special Common Stock shares of the Company are convertible, at the option of the respective holders of the shares thereof, at any time, into fully paid, non-assessable Common Stock shares of the Company, at the rate of one Common Stock share for each one Special Common Stock share so surrendered for conversion. The Special Common Stock shares of the Company carry the following additional rights:

Dividend rights: any dividends paid will be equivalent to dividends paid on the common shares of the Company.

Direct Voting Rights:  One vote per Special Common Stock
Share.

Retraction/Redemption Rights:  The Special Common Stock
Shares are redeemable at the option of Icecap Equity Inc. and retractable at the option of the holder upon delivery of one
Share of the Company.

Liquidation Entitlement: Special Common Stock Share holders are entitled to be paid, upon any liquidation of the assets of Icecap Equity Inc. , an amount of money equivalent to the amount that would be received per Company Share on a liquidation of the Company.

Anti-dilution: The Special Common Stock Shares contain anti-dilution provisions to keep such shares pari passu with any changes involving the Company Shares, such as reorganizations or stock splits.

In addition to the foregoing, the Special Common Stock
Shares are subject to certain collateral contractual arrangements as follows:

Voting Rights in the Company: The Company will issue special voting shares to a trustee (the "Iceberg Corporation of America Trust Shares"). The terms of the trust shall be contained in a trust indenture which will provide as follows: (i) the number of Iceberg Corporation of America Trust Shares shall be equal to the number of Special Common Stock Shares; (ii) the voting rights of the Iceberg Corporation of America Trust Shares shall be equal and equivalent to the voting rights attached to the Iceberg Corporation of America Shares; (iii) the trustee shall vote the Iceberg Corporation of America Trust Shares as directed by the holders of the Special Common Stock Shares; and (iv) as each Special Common Stock Share is exchanged for a Company Share, the corresponding equivalent Iceberg Corporation of America Trust Share shall be cancelled.

Put Rights: The holders of Special Common Stock Shares may require those shares to be acquired by the Company in exchange for an equal number of Company Shares.

The Company shall at all times reserve and keep available out of its authorized but non-issued common shares the full number of Common Shares deliverable upon the conversion of all of the then outstanding Special Common Shares, and shall take all action and obtain all permits or orders that may be necessary to enable the Company lawfully to issue common shares upon the conversion of the Special Common Shares.



                          LEGAL MATTERS

     Dieterich & Associates, in Los Angeles, California, will pass upon the validity of the shares of Common Stock offered by this prospectus for us.



                             EXPERTS

     The financial statements as of June 30, 2000 and 1999 and for the year ended June 30, 2000, for the six months ended June 30, 1999, for the year ended December 31, 1998, and for the period from July 22, 1996(inception) to June 30, 2000, included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the report(s) of such firm given upon their authority as experts in accounting and auditing.


              INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named in this prospectus own any of our securities, nor were they hired on a contingent basis. These experts will not receive any direct or indirect interest in our Company and none were promoters, underwriters, voting trustees, directors, officers, or employees.



    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Iceberg Corporation of America has no insurance or other instrument of indemnity against liability under the Securities Act of 1933. We have taken the general position that the United States Securities and Exchange Commission considers such indemnification not to be in the public interest.



               ORGANIZATION WITHIN LAST FIVE YEARS

BACKGROUND

Iceberg Corporation of America (the "Company") was organized under the laws of the State of Nevada on July 3rd, 1989, under the name "D.V. Holdings, Inc." Until June of 1999, the Company conducted no business. On June 25, 1999, the Company consummated a reverse merger whereby it acquired 100% of the issued and outstanding common shares of Iceberg Industries Corporation ("Iceberg Industries") for total consideration of $3,631,848, based upon a share for share exchange at a ratio of 1.7 shares of the Company for each share of Iceberg Industries. As a result of the merger, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada changing its name to "Iceberg Corporation of America".

At the date of combination, the Company was a dormant public shell company with no identifiable assets. As such, the reverse takeover transaction was considered a capital transaction rather than a business combination. The purchase price for the Iceberg Industries shares was satisfied by the issuance of 1,251,762 Common Shares and 4,506,106 Special Common Shares of the Company. The Special Common Shares are held by Icecap Equity, Inc., an entity incorporated under the laws of the Province of Newfoundland, through its trustee James D. Smyth, to allow for the postponement of potential tax implications to Canadian resident shareholders of Iceberg Industries resulting from the reverse takeover transaction. The Special Common Shares have voting rights equal to the Company's Common Shares and may be exchanged at any time for a Common Share of the Company on an equivalent basis. Accordingly, the Special Common Shares are the economic equivalent of the Common Shares, and, in effect, give the Company full ownership and control of Iceberg Industries.

As a result of these transactions, the former shareholders of Iceberg Industries effectively control the Company through their share ownership. Under these circumstances, U.S. GAAP requires that Iceberg Industries be identified as the accounting acquirer. Accordingly, this annual report and the accompanying financial statements reflect, both prior and subsequent to the acquisition, the business of the acquired entity, Iceberg Industries. Historical shareholders' equity of Iceberg Industries has also been retroactively restated for the equivalent number of shares received in the reverse takeover transaction.

Iceberg Industries, a development stage company, was incorporated under the laws of the province of Newfoundland, Canada on July 22, 1996. As a result of its acquisition of Iceberg Industries, the Company's principal activity is the commercial supply of premium beverage products, including iceberg water, beer and vodka, which utilize only water obtained from icebergs as the core ingredient. From its inception through December 31, 2000, Iceberg Industries has generated 29% of its revenue from bottling spring water and 54% from iceberg water with the balance of 17% from sales of vodka and beer. Iceberg Industries has invested $933,442 in the development of technology for the harvesting of icebergs and the production of premium water from icebergs. Iceberg Industries acquired a spring water bottling company on March 31, 1998, which gave it access to an existing water bottling line as well as trained staff who could be used to bottle the iceberg water product. It has subsequently developed substantial new production facilities and has recently focused its energies on product development, packaging, market research and market development. Management continues to commit significant efforts to these development activities, financial planning and raising the required capital to support the ongoing research and development and marketing efforts.

The acquired company, Iceberg Industries, had previously received a Grant from the Canadian government for up to $400,000 in recognition of the Company's attempt to increase employment in the St. John's, Newfoundland area; had secured an improvement loan from Hong Kong Bank in the amount of $165,000 to retrofit a ship for the Company's business venture; and had secured a permit from the United States Food and Drug Administration (the "FDA") to "test market" Borealis Iceberg Water in the U.S. marketplace. This permit, attached as Exhibit 10.4, was obtained when Iceberg Industries applied to the FDA for permission to sell Iceberg water in the United States. The permit allows Iceberg Industries to sell 150,000 cases of Iceberg water over a period of 15 months commencing with the first shipment of Iceberg water products. Subsequently, we applied for permission to sell Iceberg water products in all states and territories of the United States. As a result of this process, and in combination with jurisdictions that don't require permits to sell water, we are now permitted to sell water in forty-eight states and one territory. We expect to receive permission from the remaining two states and one territory over the next few months. We have also submitted a citizens' petition to the FDA asking that Iceberg Water be included in the FDA's standards of identities. If this addition is granted we will no longer have to apply to have our temporary permit renewed on an annual basis.

The Company operates a processing plant in Trepassey, Newfoundland, and has long-term leases on the property upon which the facility is located and, for purposes of office space, at 16
Forest Road, St. John's, Newfoundland.


                    DESCRIPTION OF BUSINESS

General Information on Icebergs.

Almost the entire extent of Greenland is covered by a huge glacial blanket over 700,000 square miles in area and more than 9,000 feet in maximum thickness. Icebergs are created where the glaciers meet the sea. Icebergs spend nearly three years at sea in the freezing Arctic waters of the North Atlantic before they arrive off the coast of Newfoundland and Labrador. This annual migration of thousands of icebergs to the rugged coastline of Newfoundland can pose a serious threat to ships. Countless ships and lives have been lost to these "phantoms of the north". Every year thousands of tourists flock to the rugged shores of Newfoundland and Labrador to witness one of nature's truly magnificent marvels, the migration of ancient icebergs. These massive white giants evoke powerful images and are unique to this geographic region. The continuing interest in the Titanic has helped reinforce consumer awareness and respect for these floating fresh water sanctuaries. Icebergs start their three-year journey to the coastline of Newfoundland from Greenland. Extensive records exist on iceberg prevalence throughout the season, dating back many years. These are compiled by the International Ice Patrol, an organization formed shortly after the sinking of the Titanic in 1912. The data provides a level of comfort that icebergs will be available. The International Ice Patrol reports the number of observed icebergs that drift south of the 48th parallel North, a point that crosses the northernmost tip of the Avalon Peninsula on the Northeast coast of Newfoundland. From 1983 to 1994 an average of 312 icebergs were sighted annually. For the period 1990-1995, iceberg conditions were much more severe, with an average of 876 spotted per year. In some years more than 1,500 have been observed. A single iceberg can weigh millions of metric tones. The Company's targeted harvest represents a very small portion of this amount.

The purity and quality of the iceberg water has been verified by independent laboratory analysis. Iceberg Industries selected water samples from several large volume producers of water products and engaged an independent lab, CANTEST, to compare various components of each water product. The results of this test indicated that Iceberg water was an excellent product and exceeded all of the tested products in 27 out of 28 elements that were measured. In the particular category, "Total Dissolved Solids", which is used by certain companies to promote their products, Iceberg water did not register on the measurement scale whereas a Canadian market leader measured 209 mg/L and a French market leader measured 301 mg/L.

Harvesting Icebergs.

Iceberg Industries was the first holder of a permit to harvest icebergs under the Government of Newfoundland and Labrador's water use policy. The technology for harvesting icebergs is unique to Iceberg Industries. Large icebergs fracture or "calve" into smaller pieces. Once the bergs have calved to a manageable size, the Iceberg Industries' harvesting process can begin. With the use of an ocean-going tug, an ice harvesting vessel fully equipped for harvesting and processing is carefully positioned alongside a suitable iceberg. Using a crane and hydraulic grapple, ice is retrieved, crushed, and deposited into a sterile melting tank. When full, the harvesting vessel is towed to the production facility in Trepassey, Newfoundland and the water is transferred into a land storage system.

Bottling of "Iceberg Water" is conducted at the Company's plant in Trepassey. A 1999 expansion and renovation added an additional 6,400 square feet. In addition, a new bottling line was installed which gives Iceberg Industries the capacity to produce 1,800,000 cases of water on an annual basis. With the addition of a second labeler and extending the work week to seven days this production number can be increased to approximately 2,500,000 cases. Trepassey, Newfoundland is located on the ocean approximately two hours away from St. John's. St. John's is located on the shipping lanes to Europe and as such provides Iceberg Industries with an economical containerized shipping service to major markets. In addition, Newfoundland, which is located on the extreme East Coast of Canada, receives large quantities of goods by transport truck. There is not enough local export business to utilize all of these transport trucks on their return trips and as a result local exporters can receive favorable freight rates for the movement of goods. This provides some assistance to Iceberg Industries in making their products competitive in various markets outside of Newfoundland.

Iceberg Industries bottles its own Spring water and Iceberg water products at its Trepassey plant. Vodka production has been sub-contracted to a highly regarded manufacturing company in Ontario, Canada. A packaging arrangement has been negotiated for the production and bottling of Vodka with Commercial Alcohols Inc ("Commercial Alcohols")at their Brampton, Ontario facility.

Beer production has been sub-contracted to Moosehead
Breweries Ltd ("Moosehead")located in Saint John, New Brunswick,
Canada. No formal contracts have yet been signed with these companies.

Industry Information.

The bottled water industry has experienced tremendous growth over the last decade due to two major trends: rising concern about the safety of tap water and a general shift in the beverage market toward healthier, low calorie, non-alcoholic products. This trend continues. The North American bottled water market is currently a $5 billion market and, with a 1999 annual growth rate of 14%, is the fastest growing segment of the beverage industry. Latest numbers, according to Beverage Marketing Corporation of New York, show bottled water growth in the fourth quarter of 1999 at 35.5%. We believe that the market in North America is still far from saturated, as domestic per capita consumption of bottled water is only a fraction of European consumption. The industry is also extremely fragmented, with the top 10 brands accounting for only 45% of total industry sales. Industry analysts predict that bottled water sales in the United States will reach $5 billion by the year 2000. The United Kingdom and other European Union countries are also major consumers of bottled water, with per capita consumption in such countries as Germany, France and Italy being five to six times higher than that in Canada.
Further market opportunities exist in Japan and other Asian countries. At the same time, the bottled water industry is highly competitive. There are hundreds of water bottlers, many of which operate on a regional basis due to relatively high transport costs. For a major portion of the market, competition on price is important. However, there are products positioned at the high end of the market that successfully receive a price premium. "Iceberg Water" is positioned here, as an ultra premium product, capitalizing on its ability to provide the unique experience of drinking pure water from icebergs hundreds of thousands of years old. It is promoted as an affordable treat.

Our research and development efforts have positioned the Company as the world's first commercial supplier of a family of products, which utilize water, obtained from icebergs as the core ingredient. These "bergs", up to one hundred and fifty thousand years in age, yield a pristine source of natural drinking water. Protected from man and our polluted planet, these icebergs represent a unique category of drinking water. This is what separates Iceberg products from the pack: pre-civilization, pre-pollution, quality water. All Iceberg products are positioned in niche markets at the premium end of the price and quality spectrum. Marketing programs rely upon the powerful, pristine and emotive images of icebergs.

Iceberg water is considered a premium water product and as such the Company generally compares its retail price with Evian, a world leader in bottled water. The suggested retail price for 1 Litre of Iceberg water in the local market is $1.15, although the retailer is at liberty to charge whatever price is appropriate. The price for 1 Liter of Evian water, a world leader, is priced at the same price in this marketplace.

Branding.

We are committed to building brand equity. The product family will initially carry the brand name "BOREALIS." This helps support the cold, northern image and mystique surrounding the Company's products. Application has been made to have the name "Borealis" registered as a trademark in the United States. In Europe, due to prior registrations of the name "Borealis", Iceberg Industries has made application to register the name "White Berg" for all products to be sold in that territory. In Canada,"Borealis"will be used for water products only. The word "ICEBERG" will play prominently in the name used as a descriptive term for all products. Private label production is also possible for selected customers, with a further opportunity to build brand equity. To date, water has been produced for Canadian Pacific Hotels with the "BOREALIS" trade name retained. Product has also been produced for Loblaw's, a large Canadian supermarket chain, and, although this was done under the President's Choice banner, it has helped create awareness of the availability of iceberg water. Our initial family of products is:

*    bottled iceberg water
*    iceberg vodka
*    iceberg beer
*    crushed iceberg ice, and
*    bottled natural spring water

New and exciting additions to the product line are currently in the planning process, including "ice tea" and other products that use water as a foundation.

Borealis Iceberg Water is a unique experience to be enjoyed and savored. Taste tests conducted by prospective distributors have determined that iceberg water has the softest, most natural taste of any bottled water on the market.

Borealis Iceberg Vodka is an ultra-smooth, four-column distilled spirit. Iceberg water is used in both the distillation and blending processes.

Borealis Iceberg Beer is craft brewed in small batches for superior quality and consistency at a highly regarded Atlantic
Canada brewery.

Borealis Iceberg Ice has a number of unique features that create exceptional promotional opportunities. When added to beverages, it fizzles and crackles, releasing ancient, pure air from tiny air pockets trapped under pressure in the ice.

Market Positioning.

We have created a new sector in the beverage industry. All products will be positioned at the premium end of the price and quality spectrums. We believe that the Company's products, being unique and authentic, have many marketing advantages. We believe it is critical to adopt this "premium" positioning strategy given the incremental harvesting, transport and processing costs relative to more conventional beverage producers.

Target Markets and Distribution.

The initial marketing thrust has been in Canada and the United States, with the United Kingdom as an additional key market. Thus far, marketing efforts have utilized established beverage marketing companies within these regions. The intention of the Company is to utilize these companies' expertise as well as take advantage of existing shelf space made available through these companies. Negotiations have been completed with the following key distributors:


     Central Dairies ("Central"): Iceberg Industries has negotiated an arrangement with Central to represent our water products, both Spring water and Iceberg water, in Newfoundland, Nova Scotia, New Brunswick and Prince Edward Island commonly referred to as the Atlantic Provinces of Canada. Central is a division of Farmers Dairy Co-operative Society in Nova Scotia and is the largest dairy producer and distributor in Newfoundland. Our water products are a complimentary addition to their product line. No formal contract has been entered into for this arrangement.

     Loblaw Companies Limited ("Loblaws"): Iceberg Industries has negotiated an arrangement with Loblaws for private label 1 litre and 500ml (12 Pak Box)"President's Choice" Iceberg water products which are being distributed through Loblaws' 450 store supermarket chain . Future plans are to expand distribution to an additional approximately 1,000 supermarket and franchised stores. No formal contract has been entered into for this arrangement.

     Better Beverage Importers Co. ("BBI"): Iceberg Industries has negotiated a contract with BBI to be our importer of record to distribute Iceberg vodka in the United States.

     St. Killian Importing Co. Inc. ("St. Killian"): Iceberg Industries has negotiated a contract with St. Killian to represent Iceberg beer in the United States. The term of the contract is for a period of three years with a one-year renewal at that time.

Promotion.

We have focused on public relations as a major contributor to the awareness of Iceberg products. Press coverage on the Company and its activities has been favorable. It is the intention of the Company to take advantage of this situation as much as possible in order to capitalize on the editorial pieces and free press made available to the Company. This will be supplemented by expenditures on promotional materials as well as participation with distributors in joint promotional activities. Management believes that such activities as being the "official water" of the 1998 Canadian Commonwealth Games Team have tremendous ongoing promotional value.

Raw Material Transport.

Water will be primarily transported to the plant using an ice-harvesting vessel. Some road transport using tanker trucks is also anticipated during the harvesting season and for transportation to producers of beer and vodka. To date, the Company has used a combination of its own tanker and a leased tanker. Raw material for ice production will be transported and stored in insulated containers with plastic liners. These containers each hold approximately 0.5 metric tones. The Company will have to purchase its own containers in order to maintain product integrity and to ensure an adequate supply. When offloaded from the barge or vessel at other than the processing location, these containers can be loaded into transport trailers for transportation to the processing facility.

To date, we have used the services of independent local carriers and national carriers to deliver water to its processing facility. No formal contracts have been negotiated but there are adequate for-hire truckers located in the area to meet any raw material transportation requirements.

Production.

It is not desirable for the Company to make the significant investment required to have all the required production capabilities in-house. The basic philosophy will be to make a series of strategic contractor arrangements for its products, other than water production. The Company's Trepassey plant has been bottling natural spring water since 1992. Trepassey is located 140 km south of the capital city of St. John's, Newfoundland. The plant is also used to bottle Iceberg Water. A 1999 expansion added an additional 6,400 square feet, more than doubling the size of the plant. This is required to meet the demand for Iceberg Water and to accommodate the growing local demand for spring water. Within the limited confines of the existing plant processing area some equipment enhancements were initiated in the Spring of 1998. Additional enhancements were added with the plant expansion in order to meet growth in sales volume, enhance efficiencies, adhere to the rigid quality standards of the International Bottled Water Association and to reduce product costs.

Iceberg Vodka - A packaging arrangement has been negotiated for the production of vodka with Commercial Alcohols at their Brampton, Ontario facility. The Company will transport iceberg water to the distiller for blending with spirits and bottling under the Company's label. No formal contract has been negotiated with Commercial Alcohols at this time. Iceberg Industries supplies all of the water and packaging and the final product is then produced on a per unit fee basis.

Iceberg Beer - Excess capacity exists in the brewing industry. Arrangements have been made with Moosehead in Saint John, New Brunswick to produce an iceberg beer product. The Company will deliver iceberg water to Moosehead for the brewing and bottling of beer for national and international markets. No formal contract has been negotiated with Moosehead at this time. Iceberg Industries supplies all of the water and packaging and the final product is then produced on a per unit fee basis.

Iceberg Ice - There are many dormant and under-utilized seafood processing facilities on the coast of Newfoundland.
These contain a variety of receiving, weighing, conveying, sorting, processing and packaging equipment and cold storage areas. With minimal modification these are well suited to the requirements for processing ice. Because of this, Iceberg Industries has not made any provision to process bagged crushed ice at its facility in Trepassey. The front end of the production set-up is similar to that required for melting. The ice is dumped into a hopper and fed to an ice crusher. From there the crushed ice is automatically "screened" to remove small pieces unsuitable for an ice product. These smaller particles are retrieved for melting. The pieces suitable for an ice product fall onto a flat grading conveyor. Any large or otherwise unsuitable pieces are removed. The balance continues to the end of the belt to an automatic packaging machine. After being filled, the container is appropriately sealed and placed into cold storage.



               MANAGEMENT'S DISCUSSION AND ANALYSIS


     During the past six months, the Company continued its efforts to penetrate various markets in the United States of America and elsewhere in the world. This process has taken much longer than originally anticipated and with limited cash flow from sales the Company will have difficulty meeting its original sales and earnings projections. Recent efforts by management have involved setting up a new Advisory Board in the United States of America. The Advisory Board will be chaired by Mr. Charles L. Jarvie, currently chairman, Host Communications/Streetball International Inc.; former President/CEO of Schenley Industries Inc.; former president Fidelity Investments Marketing Corp.; former President Dr. Pepper Company and former group Vice president of the Procter & Gamble Company. Mr. Jarvie plans to invite members to this Board who have relevant experience in the various industries where our Company will be operating.

     This Advisory Board will assist the Company in the formulation of its marketing strategy to enable it to capture a larger share of the US market for its spirits, water, beer and other potential products. The new board will assist the Board of Directors in its presentations to raise the necessary financing to implement proper marketing plans for each of these beverage segments. In addition, the Company will investigate the distribution channels for these beverages and seek joint-venture partners where appropriate to assist the Company in reaching its sales targets.

     The Company's functional currency is the Canadian dollar as all Company operations have been conducted in Canada and are denominated in the Canadian dollar. Except for share investments in U.S. dollars, there has been minimal activity denominated in foreign currency through December 31, 2000. Therefore, there is no material currency risk or exposure to the Company in the period to December 31, 2000.

     The Company's financial statements are translated into U.S. dollars using the current exchange rate as required by FAS 52. The accumulated currency translation adjustment is reported as other comprehensive income in the statement of shareholders' equity and was $27,244 to December 31, 2000. During the second quarter of fiscal 2001, the Company issued convertible debentures for proceeds of $100,000. In the future, the Company intends to conduct operations in the U.S. and Europe. Currency risks and functional currency will be evaluated as future plans are formulated.

     While the Company is still in its development stage, management has presented the statements of operations in the traditional format.

     In order to finance the investment in accounts receivable and to support ongoing marketing and research and development, the Company raised $100,000 and $761,000 through the issuance of two sets of convertible debentures during the six month period ended December 31,2000. Subsequent to December 31, 2000, the Company has raised an additional $655,000 through the issuance of convertible debentures. The Company is continuing its strategy of funding development through additional equity financing. These funds will be used to manage working capital requirements and to develop new business plans with the related financing for the water, spirits and beer business in the United States of America.

     The Company reported sales of $439,030 and $385,387 for the six months ended December 31, 2000, and the six months ended December 31, 1999, respectively. These sales represent revenue from bottling spring water and iceberg water and minimal revenue from beer sales. Sales have increased by 14% over the same period last year with management's anticipation that the next quarter will see consistent sales volumes for each of these products. Management continues to focus its energies on product development, market research and market development, which includes the formation of alliances in various geographical areas as well as investigating the establishment of new subsidiaries in the US to attract a larger share of the US beverage market.

     General and administration expenses have decreased in the six-month period ended December 31, 2000 to $351,596, as compared with $601,966 for the six-month period ended December 31, 1999. The Company was more active during the recent six-month period but managed to reduce some of its managerial and administration staff for a savings of approximately $87,000. In addition, the reduced need for services in the legal and auditing areas contributed an additional savings of approximately $100,000. Overall costs decreased by 42%.

     Research and development expenses decreased in the six-month period ended December 31, 2000 to $34,283 compared to $94,406 for the six-month period ended December 31, 1999. Our production facility became operational in July 1999. During the first six months of the new production operation, development costs were still being incurred to fine tune our production and harvesting operations. The most recent six-month period had less need for these types of expenditures, and as a result, these expenses were reduced by 64%.

     Sales and Marketing expenses decreased in the six-month period ended December 31, 2000 to $267,307 as compared with $359,618 for the six-month period ended December 31, 1999. This decrease is a result less work being done on label design and related marketing expenses.

     Depreciation and Amortization decreased in the six-month period ended December 31, 2000 to $129,695 compared with $166,417 for the six-month period ended December 31, 1999. This decrease results from the reduced fixed asset additions where depreciation is recorded on the declining balance basis.

     Interest and bank charges increased in the six-month period ended December 31, 2000 to $103,658 compared with $32,116 for the six-month period ended December 31, 1999. The net increase of $71,542 comprised of an increase in short-term interest expense of $394 and an increase in long-term interest expense of $71,148. The increase in long-term interest expense resulted from interest charges on the issuance of convertible debentures in the accumulated amount of $850,000.

     Net loss for the six months ending December 31, 2000 was $761,402 ($0.07 per share) compared to $1,125,504 ($0.12 per share) for the six months ending December 31, 1999. The Company has incurred significant operating losses since its inception and has an accumulated deficit of $6,692,067 at December 31, 2000. The Company expects to incur further development costs to continue its product development and marketing efforts, and the Company's working capital at December 31, 2000, and limited revenue will not be sufficient to meet its development requirements. The Company's management recognizes this "going concern" issue and the need to generate additional revenues and/or resources, and has implemented several solutions to address this problem.

     In addition to the anticipation of increasing sales in the third and fourth quarter, management's plans for solvency in the coming year is the sale of additional equity in the Company. Additional common stock and or convertible debt will be marketed in the third quarter of fiscal year 2001 to sustain the Company's projected ongoing losses. The Company also intends to enter into distribution agreements for its products in Canada and Europe, shifting marketing costs to the distributors, and thereby increasing its delivery of product through existing channels without commensurate increases in overhead.

     In addition, as stated earlier, the Company will consider establishing new marketing subsidiaries in the US to be guided by a new experienced Advisory Board. These subsidiaries will be funded independently which will enable them to enter into supply agreements with the Company. These agreements will enable the Company to increase its activities with a secure destination for the sale of its various products. Notwithstanding the foregoing, there is substantial doubt regarding the Company's ability to continue as a going concern, and as such, the Company is substantially dependent upon its ability to generate sufficient funds to cover its operating costs.

     The Company has issued convertible debentures for proceeds of $100,000 in the second quarter of fiscal 2001. The total debenture was prepared based on raising $5,000,000 under various terms and conditions. However, due to changing market conditions, the original debenture was replaced with a new series of convertible debenture documents to raise a minimum of $550,000 in the third quarter of fiscal 2001. An amount of $655,000 has now been received by the Company and will be used to fund working capital needs and the formulation of the new US business plans described earlier in this document. Capital commitments for the ear ended June 30, 2001, are estimated at $545,000 and these additional funds will be sufficient to meet the Company's obligations until the various sales initiatives described herein are able to create significant cash flow. No additional facilities are needed to enable the Company to produce on a commercial basis.

     We believe that our long-term debt is manageable due to the fact that it is owed primarily to government lenders interested in the viability of the Company (Atlantic Canada Opportunities Agency and the Trepassey Community Development Fund totaling $411,953) or because it is payable to Company "insiders". If the Company experiences shortages, it may be possible to renegotiate terms of repayment with the Government agencies and a complete deferral with officers and directors ($659,749 due to directors and officers).



     FORWARD-LOOKING STATEMENTS AND BUSINESS CONSIDERATIONS

     Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words and phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimates," "projects," "believes," "plans" or similar expressions, are intended to identify "forward-looking statements" including, without limitation, the Company's expectations regarding sales, earnings, or other future financial performance and liquidity, and general statements about future operations and operating results. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include, without limitation: (I) the failure of certain key members of the Company's management to continue to be active in the business of the Company; (ii) the timing and expense associated with, and effects of, the strategic initiatives being implemented by the Company; (iii) risks associated with the receipt, pricing, and timing of customer orders; (iv) general competitive factors and the overall financial condition of the beverage industry and the general economy; (v) a change in consumer acceptance of the Company's products; (vi) the variability of the Company's results in any period due to the seasonal nature of the business, the timing and level of the Company's sales, the timing of launch of new products; (vii) social, political and economic risks to the Company's foreign operations and customers, including changes in foreign investment and trade policies and regulations of the host countries and of the United States; (viii) changes in laws, regulations, and policies, including changes in accounting standards, that affect, or will affect, the Company in the United States and abroad; (ix) foreign currency fluctuations affecting the Company's results of operations and value of its foreign assets, the relative price at which the Company and foreign competitors sell their products in the same markets, and the Company's operating and manufacturing costs outside of the United States; (x) shipment delays, depletion of inventory, and increased production costs resulting from disruption at any of the Company's facilities or other causes; (xi) changes in product mix to ones which are less profitable; (xii) infringements of the Company's trademarks and other proprietary rights, imitations or diversions of the Company's products, or inability to obtain trademark protection outside the United States for one or more of the Company's marks;
(xiii) political or economic instability resulting in the disruption of trade from the countries in which the Company's contractors, suppliers, licensees, or customers are located, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes, and other charges on imports, significant fluctuations of the value of the dollar against foreign currencies, or restriction on transfer of funds;
(xiv) the inability of a contractor to deliver the Company's products in a timely manner; or (xv) the violation of labor or other laws by any independent manufacturer or any licensee. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein or elsewhere whether as a result of new information, future events or otherwise.



                     DESCRIPTION OF PROPERTY

     Iceberg Industries, a wholly-owned subsidiary of the Company, has an 11,200 square foot manufacturing facility at Trepassey, Newfoundland where its water products are processed and bottled. This facility is located on approximately 40 acres of Company-owned land, and the Company owns all of the equipment. Embedded within the 40-acre site is a small piece of real estate owned by the Town of Trepassey, which is specifically the size of and constitutes the site for the bottling plant. This parcel has been leased to the Company for a term of 99 years, with an annual rental or lease rate of $1.00. The Town is surrendering fee title on this parcel to the Company after the next batch of bottle labels are modified to show Trepassey as the source of the spring water. As of the date of this filing, the transfer is in process. The 40-acre parcel is encumbered by a first mortgage to Trepassey Community Development Fund in the amount of $83,168, with monthly payments of $990.00, and a second mortgage to Bank of Nova Scotia, securing an obligation of $13,830, which has amortizing payments of $1667.00 per month. In addition, a $300,000 collateral chattel mortgage has been registered on the bottling equipment in the name of a director and shareholder to secure advances to the Company.

This property is, in our opinion, adequately covered by Insurance on the premises and its contents, under a policy issued by AXA Insurance Company.

The Company also has long-term water rights leases in place with Basil James, an unrelated third-party landowner, for extraction of mineral water from a site directly adjacent to the Trepassey facility. The Company has these water rights for $67 per month for a period of 25 years, commencing January of 1992.

The Company maintains an office at 16 Forest Road, St.
John's, Newfoundland, Canada, which it utilizes as its main corporate business office. This lease is from Commerce Atlantic Limited, on a month-to-month basis, with an annual rental rate of $15,000. The space is approximately 4200 square feet, comprising the second floor of the premises. This property is also covered by insurance through AXA Insurance Company.



          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Icecap Equity Inc. purchased all of the issued and outstanding common shares of Iceberg Industries on the basis of one and seven-tenths Preferred Exchangeable Shares of Icecap Equity Inc. for each one Iceberg Industries Share or, at the option of a holder who was a non-resident of Canada, one and seven-tenths Common Shares of the Company for each Iceberg Industries Share. This purchase was completed on June 25, 1999.

Icecap Equity Inc. was incorporated on May 3rd, 1999, to allow for the postponement of a deemed disposition of shares of Iceberg Industries and consequential tax implications for Canadian resident security holders of Iceberg Industries, until such time as the investor disposes of the Company's shares exchanged for shares of Icecap Equity Inc. Other than for the purposes stated herein, Icecap Equity Inc. has no other business activities, and shares of Icecap Equity Inc. have no value other than the right to be exchanged for shares of the Company. (See "Purchase Offer for Securities of Iceberg Industries" at Exhibit 10.6, which details the terms of the acquisition and the rights of holders of the Company's Special Common Stock; and "Notice of Change in Purchase Offer for Securities of Iceberg Industries" at
Exhibit 10.7)

In addition, the Company has outstanding notes payable due to directors which are unsecured, bear interest at 5% and 10% and are repayable upon demand. As of June 30, 2000, notes payable to directors totaled $588,536.

As of February 28, 2001, the Company issued certain convertible debentures, at a rate of 6%, as listed under the "Selling Security Holders" section of this registration statement and explained under "The Investment Agreements" section. Mr. John C. Kleinert, a director of the Company, has a $50,000 convertible debenture at a rate of 6%, convertible to 858,759 of the Company's Common Shares, at the discretion of the holder, at $0.058 per share.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.



     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

     (a)  Market Price.

The Company's Common Stock is presently quoted on the National Quotation Bureau's OTCBB under the symbol "ICBG".

As of March 31, 2001, the Company had 369 shareholders of record of its common stock and one shareholder of record for the special common stock. See "Certain Relationships and Related
Transactions".

The table below reflects the high and low "bid" and "ask" quotations for our Common Stock for each of the calendar years covered by this report. The prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.




1998                HIGH                LOW
-----------         ------              ------
1st Quarter
2nd Quarter                   N/A
3rd Quarter
4th Quarter

1999                HIGH                LOW
-----------         ------              ------
1st Quarter
2nd Quarter                   N/A
3rd Quarter         3.750               1.000
4th Quarter         2.875               1.250

2000                HIGH                LOW
-----------         ------              ------
1st Quarter         3.250               0.750
2nd Quarter         3.625               0.625
3rd Quarter         3.070               1.812
4th Quarter         2.000               0.625

2001                HIGH                LOW
-----------         ------              ------
1st Quarter         0.781               0.240


(b)  Other.

     The securities of the Company will be considered low-priced or "designated" securities under rules promulgated under the Securities and Exchange Act of 1934. Penny Stock Regulation and Broker-Dealer practices in connection with transactions in "Penny Stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Rule 15g-9 under the Exchange Act establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Therefore, the Company's stock will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

     (c)  Dividends.

The payment of dividends is within the discretion of the Board of Directors of the Company. The Company currently intends to retain all earnings, if any, in the foreseeable future for use in the development of the Company's business. The Company has not paid dividends since inception. We do not anticipate that any dividends will be paid in the foreseeable future and there can be no assurance that dividends can or will ever be paid. The payment of dividends is contingent upon future earnings, if any, the Company's financial condition and capital requirements, general business conditions and other factors.

(d)  Transfer Agent.

The Transfer Agent for the Company's Common Stock is Pacific
Stock Transfer Company, 5844 S. Pecos Road, Suite D, Las Vegas,
Nevada 89120.


     (e)  Reports to Shareholders

     We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we may determine to be appropriate or as may be required by law. We will be required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934.



                      EXECUTIVE COMPENSATION

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following summarizes the aggregate compensation to be paid during fiscal year 2001 to our Executive Officers:

                                          Annual                   Long Term
                                       Compensation                Compensation
                      --------------------------------------------  ------------
                                                                    Securities
Name and                                              Other Annual  Underlying
Principal Position     Year    Salary     Bonus       Compensation  Options
------------------     ----    ------     -----       ------------  ----------

Paul Benson,           2001    $58,092      --              -        150,000 (1)
President, Chief       2000    $51,106      --                       300,000
Executive Officer      1999    $63,102      --              --
and Chairman of the    1998    $69,994      -                -
Board

Ron Stamp,             2001    $ 5,881      --              --          0
Vice President,        2000    $47,080      --              --       100,000
Sales and Marketing    1999    $60,426      --
                       1998    $55,146

Maurice Murphy,        2001    $36,313      --              --          0
Vice President,        2000    $29,517      --                       100,000
Operations             1999    $45,037      --
                       1998    $25,263       -

Lewis Stoyles,         2001    $43,182      --              --        30,000 (1)
Vice President and     2000    $45,424      --                       100,000
Chief Financial        1999    $51,340      --              --
Officer                1998    $ 9,628

(1) Such figure is also reflected in the table below of options granted in the last fiscal year.


                             Options Granted in Last Fiscal Year
                             ----------------------------------

                                          Percent of
                        Number of         Total Options
                        Securities        Granted to     Exercise     Market Price
Name and                Underlying        Employees in   or Base      on Date of     Expiration
Principal Position      Options Granted   Fiscal Year    Price        Grant          Date
------------------      ----------------  -------------  --------     --------       ------------

Paul Benson,
President, Chief
Executive Officer and
Chairman of the Board    150,000           28.3%           $0.24       $36,000         12/31/09


Lewis Stoyles,
Vice President, Chief
Financial Officer        30,000            5.7%            $0.24        $7,200         12/31/09

Gerald Josephson,        65,000           26.4%            $0.625      $40,625         12/31/09
Consultant               75,000                            $0.24       $18,000         12/31/09

Charles Jarvie           65,000           26.4%            $0.625      $40,625         12/31/09
Consultant               75,000                            $0.24       $18,000         12/31/09

Tony Wainwright          70,000           13.2%            $0.28       $19,600         12/31/09
Consultant


      (format change)

Directors' Compensation

     No compensation is payable to directors of the Company in connection with attendance at board meetings, except as to those Directors who also serve as Officers of the Company in capacities other than Director. At this time, no other compensation has been scheduled for any other member of the board of Directors or Officer of the Company.

     Further compensation of Officers will be determined by the Board of Directors based upon the financial condition and performance of the Company, the financial requirements of the Company, and upon individual performance of each Officer. The board of directors intends to ensure that salaries paid to the Company's Officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of individual Officers and employees.

     It is the duty of the Compensation Committee to develop, administer and review our compensation plans, programs, and policies; to monitor the performance and compensation of executive officers; and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

     Our compensation program is intended to motivate, retain and attract management, thus linking incentives to financial performance and creating enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to our success in achieving superior performance objectives.

     We currently anticipate that the compensation program will consist of two components: (1) a base salary, and (2) the potential for an annual cash and/or stock option bonus equal to a percentage of the executive's base salary, depending upon the satisfaction of certain general performance criteria established by the Compensation Committee for each position and evaluated at the end of each fiscal year. The criteria may relate to overall Company performance, the individual executive's performance, or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

      (format change)
                                   FINANCIAL STATEMENTS


                              ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                (a Development Stage Company)

                                 CONSOLIDATED BALANCE SHEETS
                                         (unaudited)
                                          _________
                                (all amounts in U.S. dollars)


                                                            December       December
                                                            31, 2000       31, 1999
ASSETS
Current assets
  Cash and cash equivalents                                 $     -      $   45,784
  Trade accounts receivable, less allowance
    for doubtful accounts of $8,741, and $5,625,
    respectively                                             265,113        276,457
  Inventory                                                  581,205        565,067
  Prepaid expenses                                            47,501         64,895
                                                           ---------      ---------
Total current assets                                         893,819        952,203

Property, plant and equipment, net                         1,453,499      1,727,375
Deferred financing costs                                      35,000              -
Goodwill                                                     171,639        234,161
                                                           ---------      ---------
Total assets                                            $  2,553,957     $2,913,739
                                                           =========      =========

LIABILITIES
Current liabilities
  Short term borrowings                                 $    159,893     $        -
  Accounts payable                                           988,881      1,177,282
  Accrued liabilities                                         60,097         50,000
  Due to shareholders                                        659,749        454,249
  Current portion of long term debt                           61,621         45,789
                                                           ---------      ---------
Total current liabilities                                  1,930,241      1,727,320

Long term debt                                             1,364,924        555,934
                                                           ---------      ---------
Total liabilities                                          3,295,165      2,283,254
                                                           ---------      ---------


SHAREHOLDERS' EQUITY
Common shares, $.0001 par value; 25,000,000 shares
  authorized, 6,514,423 and 4,885,085 shares issued
  and outstanding in 2000 and 1999 respectively                  651            488

Special common shares, $.0001 par value; 5,000,000
  shares authorized, 4,284,517 and 4,506,106 shares
  issued and outstanding in 2000 and 1999 respectively           428            451

Additional paid-in capital                                 5,922,536      5,130,909
Deficit accumulated during the development stage          (6,692,067)    (4,586,287)
Accumulated other comprehensive income                        27,244         84,924
                                                           ---------      ---------
Total shareholders' equity (deficit)                        (741,208)       630,485
                                                           ---------      ---------
Total liabilities and shareholders' equity               $ 2,553,957    $ 2,913,739
                                                           =========      =========



                        ICEBERG CORPORATION OF AMERICA AND
                                     SUBSIDIARIES
                            (a Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                   _________
                           (all amounts in U.S. dollars)


                                   From
                                   July 22, 1996       Six Months    Three Months
                                   (Date of            Ended         Ended
                                   Inception) to       December      December
                                   December 31, 2000   31, 2000      31, 2000


Sales                              $ 1,633,610         $  439,030    $   137,642

Cost of sales                        1,432,844            313,893        106,376
                                   -----------        -----------    -----------
Gross (loss) profit                    200,766            125,137         31,266
                                   -----------        -----------    -----------

Operating expenses
  General and administrative         3,309,643            351,596        174,202
  Research and development             933,442             34,283         13,515
  Sales and marketing                1,638,298            267,307        105,150
  Depreciation and amortization        718,450            129,695         64,150
                                   -----------        -----------    -----------
                                     6,599,833            782,881        357,017
                                   -----------        -----------    -----------
Operating loss                      (6,399,067)          (657,744)      (325,751)
                                   -----------        -----------    -----------
Other expenses
  Interest and bank charges            100,216              8,735          3,459
  Interest on long term debt           192,784             94,923         45,742
                                   -----------        -----------    -----------
                                       293,000            103,658         49,201
                                   -----------        -----------    -----------
Loss before taxes                   (6,692,067)          (761,402)      (374,952)
Income taxes                                 -                  -              -
                                   -----------        -----------    -----------

Net loss                           $(6,692,067)        $ (761,402)   $  (374,952)
                                   ===========        ===========    ===========

Loss per share - basic
     and diluted                   $    (1.52)         $   (0.07)    $    (0.03)
                                   ===========        ===========    ===========

Weighted average common shares -
     basic and diluted               4,416,540         10,898,394     10,897,841
                                   ===========        ===========    ===========


                                ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                 (a Development Stage Company)

                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (unaudited)
                                           _________
                                 (all amounts in U.S. dollars)


                                   From
                                   July 22, 1996       Six Months    Three Months
                                   (Date of            Ended         Ended
                                   Inception) to       December      December
                                   December 31, 2000   31, 1999      31, 1999


Sales                              $ 1,633,610         $  385,387    $   190,829

Cost of sales                        1,432,844            256,368        137,149
                                   -----------        -----------    -----------
Gross (loss) profit                    200,766            129,019         53,680
                                   -----------        -----------    -----------

Operating expenses
  General and administrative         3,309,643            601,966        248,203
  Research and development             933,442             94,406         45,981
  Sales and marketing                1,638,298            359,618        173,557
  Depreciation and amortization        718,450            166,417         83,385
                                   -----------        -----------    -----------
                                     6,599,833          1,222,407        551,126
                                   -----------        -----------    -----------
Operating loss                      (6,399,067)        (1,093,388)      (497,446)
                                   -----------        -----------    -----------
Other expenses
  Interest and bank charges            100,216              8,341          3,758
  Interest on long term debt           192,784             23,775         10,860
                                   -----------        -----------    -----------
                                       293,000             32,116         14,618
                                   -----------        -----------    -----------
Loss before taxes                   (6,692,067)        (1,125,504)      (512,064)
Income taxes                                 -                  -              -
                                   -----------        -----------    -----------

Net loss                           $(6,692,067)       $(1,125,504)   $  (512,064)
                                   ===========        ===========    ===========

Loss per share - basic
     and diluted                   $    (1.52)         $   (0.12)    $    (0.05)
                                   ===========        ===========    ===========

Weighted average common shares -
     basic and diluted               4,416,540          9,156,408      9,323,800
                                   ===========        ===========    ===========


                              ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                 (a Development Stage Company)

                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (unaudited)
                                           _________
                                 (all amounts in U.S. dollars)



                                   From
                                   July 22, 1996       Six Months    Six Months
                                   (Date of            Ended         Ended
                                   Inception) to       December      December
                                   December 31, 2000   31, 2000      31, 1999


Operating activities
  Net loss                         $(6,692,067)        $ (761,402)   $(1,125,504)
  Items not requiring cash:
    Depreciation and amortization      718,450            129,695        166,417
    Gain on sale of property,
    plant and equipment                (29,195)                -             -
                                   -----------        -----------    -----------
                                    (6,002,812)          (631,707)      (959,087)

Changes in current assets
  and liabilities
  Increase in accounts receivable     (175,842)           (90,824)       (60,192)
  Increase in inventory               (398,091)            (8,362)      (251,951)
  Increase in prepaid expenses         (18,923)              (632)       (10,618)
  Increase (decrease) in
    accounts payable                   577,190            (44,020)       (39,921)
  Increase (decrease) in
    accrued liabilities                 60,514             (1,619)        20,933
                                   -----------        -----------    -----------

Cash used by operating activities   (5,957,964)          (777,164)    (1,300,836)
                                   -----------        -----------    -----------

Investing activities
  Purchase of property, plant
   and equipment                    (1,769,442)           (20,399)      (142,600)
  Proceeds from sale of property,
   plant and equipment                  78,007                 -             -
  Acquisition of subsidiary                 (1)                -             -
                                   -----------        -----------    -----------

                                    (1,691,436)           (20,399)      (142,600)
                                   -----------        -----------    -----------

Financing activities
  Proceeds from short term
   borrowings                          177,226             23,592            -
  Advances from third parties          259,870                 -             -
  Repayment of advances from
   third parties                      (521,762)            (5,732)           -
  Advances from shareholders - net     660,314             49,306       (283,760)
  Proceeds from issuance of
   long term debt                    1,718,694            850,000         36,419
  Repayment of long term debt         (530,188)           (32,665)       (33,124)
  Deferred financing costs             (35,000)           (35,000)           -
  Net proceeds from issuance
   of shares                         5,923,615            (82,344)     1,500,000
                                   -----------        -----------    -----------

Cash provided by financing
 activities                          7,652,769            767,157      1,219,535
                                   -----------        -----------    -----------
Effect of exchange rate
 changes on cash                        (3,369)               (11)        (4,302)
                                   -----------        -----------    -----------

Decrease in cash and cash
 equivalents during the period             -              (30,417)      (228,203)

Cash and cash equivalents,
 beginning of period                       -               30,417        273,987
                                   -----------        -----------    -----------

Cash and cash equivalents,
 end of period                     $       -           $       -     $    45,784
                                   ===========        ===========    ===========

Supplemental disclosures of
 cash flow information:

Cash paid for interest             $   293,000         $  103,658    $    32,116
                                   ===========        ===========    ===========

Cash paid for income taxes         $       -           $       -     $       -
                                   ===========        ===========    ===========


--format change--

         ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

                CONSOLIDATED FINANCIAL STATEMENTS

                 QUARTER ENDED DECEMBER 31, 2000

            NOTES TO THE INTERIM FINANCIAL STATEMENTS



1. Basis of Presentation

The accompanying interim financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission for interim reporting. Accounting policies utilized in the preparation of financial information herein presented are the same as set forth in the Company's annual financial statements. Certain disclosures and information normally included in financial statements have been condensed or omitted. In the opinion of the management of the Company, these financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim financial statements. Interim results of operations are not necessarily indicative of the results of operations for the full year.


2.   Inventories

Inventories consist of the following:

                              December       December
                              31, 2000       31, 1999
                             ---------       ---------

Raw materials                 $284,670        $287,214
Finished goods                 311,705         289,706
                             ---------       ---------
                               596,375         576,920
Less reserve                   (15,170)        (11,853)
                             ---------       ---------
                              $581,205        $565,067
                             =========       =========


3.   Property, Plant and Equipment

Property, plant and equipment consist of the following:

                                   December       December
                                   31, 2000       31, 1999
                                  ---------      ---------

Plant                              $445,036       $460,009
Land                                 46,195         47,924
Tank farm                           213,601        221,918
Furniture and equipment           1,221,027      1,272,889
Vehicles                             41,260         26,400
                                  ---------      ---------
                                  1,967,119      2,029,140
Less accumulated depreciation      (513,620)      (301,765)
                                  ---------      ---------
                                 $1,453,499     $1,727,375
                                  =========      =========


4.   Long term debt

During the period the Company raised $100,000 through a convertible debenture private placement. These debentures will mature on November 12, 2005, carry an interest rate of 6.0% and are convertible at $0.50 for one common share and one share warrant which is exercisable at $0.625.


5. Share capital

During the period, 100,000 shares were cancelled and returned to Treasury.


6.   Subsequent events

Subsequent to December 31, 2000, the Company raised $490,000 as part of a $550,000 subordinated convertible debenture private placement. These debentures will mature on April 30, 2002, carry an interest rate of 6% and are convertible at $0.058 for one common share. Provided the Company is not in default under the terms of the Debenture, the principal sum may be repaid, without penalty, in whole or in part at any time after January 31, 2002.

Subsequent to December 31, 2000, the authorized share capital of the Company was increased from 25,000,000 common shares to 100,000,000 common shares.

Subsequent to December 31, 2000, the Company restated the unit price on certain previously-issued convertible debentures under the $5,000,000 subordinate debenture from $0.50 to $0.25. A unit represents one common share and one share warrant.

         ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

                INDEPENDENT AUDITORS' REPORT AND

                CONSOLIDATED FINANCIAL STATEMENTS



                   INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders,
Iceberg Corporation of America

We have audited the accompanying consolidated balance sheets of Iceberg Corporation of America (a development stage company) and subsidiaries as of June 30, 2000 and June 30, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000, for the six months ended June 30, 1999 and the year ended December 31, 1998, and for the period from July 22, 1996 (inception) to June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Iceberg Corporation of America and subsidiaries as of June 30, 2000 and June 30, 1999, and the results of their operations and their cash flows for the year ended June 30, 2000, for the six months ended June 30, 1999, for the year ended December 31, 1998, and for the period from July 22, 1996 (inception) to June 30, 2000, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. Iceberg Corporation of America is a development stage company engaged in the development, production and commercial marketing of premium beverage products, which utilize iceberg water as a core ingredient. As discussed in Note 1 to the consolidated financial statements, the deficiency in working capital at June 30, 2000 and the operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


St. John's, Newfoundland, Canada        Deloitte & Touche LLP
September 8, 2000.                      Chartered Accountants

       (format change)

                                 ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                    (a Development Stage Company)

                                     CONSOLIDATED BALANCE SHEETS

                                              _________
                                    (all amounts in U.S. dollars)


                                                            June          June
                                                            30,2000       30, 1999
ASSETS
Current assets
  Cash and cash equivalents                             $    30,417     $  273,987
  Trade accounts receivable, less allowance
    for doubtful accounts of $10,500, and $5,374,
     respectively                                           155,135        193,936
  Inventory                                                 581,624        302,901
  Prepaid expenses                                           47,587         53,322
                                                           ---------      ---------
Total current assets                                        814,763        824,146

Property, plant and equipment, net                        1,567,778      1,693,831
Goodwill                                                    193,641        266,733
                                                          ---------      ---------
Total assets                                            $ 2,576,182     $2,784,710
                                                          =========      =========

LIABILITIES
Current liabilities
  Short term borrowings                                 $   138,331     $        -
  Accounts payable                                        1,048,088      1,202,633
  Accrued liabilities                                        62,243         29,412
  Due to shareholders                                       610,847        425,974
  Current portion of long term debt                          96,831         44,058
                                                          ---------      ---------
Total current liabilities                                 1,956,340      1,702,077

Long term debt                                              521,840        882,369
                                                          ---------      ---------
Total liabilities                                         2,478,180      2,584,446
                                                          ---------      ---------

Commitments and contingencies

SHAREHOLDERS' EQUITY

Common shares, $.0001 par value; 25,000,000 shares
  authorized, 6,444,250 and 4,285,085 shares issued
  and outstanding in 2000 and 1999 respectively                 644            428

Special common shares, $.0001 par value; 5,000,000
  shares authorized, 4,454,690 and 4,506,106 shares
  issued and outstanding in 2000 and 1999 respectively          445            451

Additional paid-in capital                                6,004,870      3,630,969
Deficit accumulated during the development stage         (5,930,665)    (3,460,783)
Accumulated other comprehensive income                       22,708         29,199
                                                          ---------      ---------
Total shareholders' equity                                   98,002        200,264
                                                          ---------      ---------
Total liabilities and shareholders' equity               $2,576,182    $ 2,784,710
                                                          =========      =========


        The accompanying notes are an integral part of these consolidated financial statements.

                            ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                  (a Development Stage Company)

                         CONSOLIDATED STATEMENTS OF OPERATIONS

                                               _________
                                     (all amounts in U.S. dollars)


                                   From
                                   July 22, 1996       Year          Six Months     Year
                                   (Date of            Ended         Ended          Ended
                                   Inception) to       June          June           December
                                   June 30, 2000       30, 2000      30, 1999       31, 1998


Sales                              $ 1,194,580         $  737,300    $   209,188    $   248,092

Cost of sales                        1,118,951            610,863        287,470        220,618
                                   -----------        -----------    -----------    -----------
Gross (loss) profit                     75,629            126,437        (78,282)        27,474
                                   -----------        -----------    -----------    -----------

Operating expenses
  General and administrative         2,958,047          1,205,936      1,059,010        507,167
  Research and development             899,159            200,895        217,058        361,850
  Sales and marketing                1,370,991            779,433        236,230        198,250
  Depreciation and amortization        588,755            338,413        111,259        130,881
                                   -----------        -----------    -----------    -----------
                                     5,816,952          2,524,677      1,623,557      1,198,148
                                   -----------        -----------    -----------    -----------
Operating loss                      (5,741,323)        (2,398,240)    (1,701,839)    (1,170,674)
                                   -----------        -----------    -----------    -----------
Other expenses
  Interest and bank charges             91,481             28,337         28,135         22,858
  Interest on long term debt            97,861             43,305         13,778         37,110
                                   -----------        -----------    -----------    -----------
                                       189,342             71,642         41,913         59,968
                                   -----------        -----------    -----------    -----------
Loss before taxes                   (5,930,665)        (2,469,882)    (1,743,752)    (1,230,642)
Income taxes                                 -                  -              -              -
                                   -----------        -----------    -----------    -----------

Net loss                           $(5,930,665)       $(2,469,882)   $(1,743,752)   $(1,230,642)
                                   ===========        ===========    ===========    ===========

Loss per share  -
   basic and diluted               $    (1.65)         $   (0.26)    $    (0.27)    $     (0.52)
                                   ===========        ===========    ===========    ===========

Weighted average common shares
 - basic and diluted                 3,591,084          9,441,735      6,480,860      2,364,155
                                   ===========        ===========    ===========    ===========


         The accompanying notes are an integral part of these consolidated financial statements.

                             ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                  (a Development Stage Company)

                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                _________
                                 (all amounts in U.S. dollars)


                                   From
                                   July 22, 1996       Year          Six Months     Year
                                   (Date of            Ended         Ended          Ended
                                   Inception) to       June          June           December
                                   June 30, 2000       30, 2000      30, 1999       31, 1998

Operating activities
  Net loss                         $(5,930,665)       $(2,496,882)   $(1,743,752)   $(1,230,642)
  Items not affecting cash:
Depreciation and amortization          588,755            338,413        111,259        130,881
    Gain on sale of property,
    plant and equipment                (29,195)            (6,976)         4,127        (26,346)
                                   -----------        -----------    -----------    -----------
                                    (5,371,105)        (2,138,445)    (1,628,366)    (1,126,107)

Changes in current assets
  and liabilities
  (Increase) decrease in
    accounts receivable                (85,018)            36,954       (139,132)       (11,875)
  (Increase) decrease in
    inventory                         (389,729)          (282,535)         3,962         88,721
  (Increase) decrease in
    prepaid expenses                   (18,291)             5,213        (34,328)        10,824
  Increase (decrease) in
    accounts payable                   621,903           (143,006)       618,587        (85,683)
  Increase in accrued liabilities       62,133             33,146         10,195          2,132
  Increase (decrease)in deferred
   government grants                      (693)                -         (46,599)        45,905
                                   -----------        -----------    -----------    -----------

Cash used by operating activities   (5,180,800)        (2,488,673)    (1,215,681)    (1,076,083)
                                   -----------        -----------    -----------    -----------

Investing activities
  Purchase of property, plant
   and equipment                    (1,749,043)          (121,366)      (985,794)      (413,712)
  Proceeds from sale of property,
   plant and equipment                  78,007             32,381          5,866         39,760
  Acquisition of subsidiary                 (1)                -             -               (1)
                                   -----------        -----------    -----------    -----------

Cash used by investing activities   (1,671,037)           (88,985)      (979,928)      (373,953)
                                   -----------        -----------    -----------    -----------

Financing activities
  Proceeds from (payments of)
   short term borrowings               153,634            138,678            -         (152,985)
  Advances from third parties          259,870                 -             -              -
  Repayment of advances from
   third parties                      (516,030)                -             -         (506,716)
  Advances from shareholders, net      611,008            185,034        425,974            -
  Proceeds from issuance of
   long term debt                      868,694             33,942        161,033        659,064
  Repayment of long term debt         (497,523)          (395,609)       (55,482)       (43,188)
  Net proceeds from issuance
   of shares                         6,005,959          2,374,111      1,878,149      1,554,984
                                   -----------        -----------    -----------    -----------

Cash provided by financing
 activities                          6,885,612          2,336,156      2,409,674      1,511,159
                                   -----------        -----------    -----------    -----------
Effect of exchange rate
 changes on cash                        (3,358)            (2,068)          (429)          (847)
                                   -----------        -----------    -----------    -----------

Increase (decrease) in cash and cash
 equivalents during the period          30,417           (243,570)       213,636         60,276

Cash and cash equivalents,
 beginning of period                       -              273,987         60,351             75
                                   -----------        -----------    -----------    -----------

Cash and cash equivalents,
 end of period                     $    30,417         $   30,417    $   273,987    $    60,351
                                   ===========        ===========    ===========    ===========

Supplemental disclosures of
 cash flow information:

Cash paid for interest             $   189,342         $   71,642    $    41,913    $    59,968
                                   ===========        ===========    ===========    ===========

Cash paid for income taxes         $       -           $       -     $       -      $       -
                                   ===========        ===========    ===========    ===========


         The accompanying notes are an integral part of these consolidated financial statements.


                            ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES
                                (a Development Stage Company)

                     CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                          __________
                                (all amounts in U. S. dollars)

                           Common and                         Deficit
                         Special Common                       Accumulated  Accumulated     Total
                             Shares            Additional     During the   Other           Share-
                            Par Value          Paid in        Development  Comprehensive   holders'
                         Number    Amount      Capital        Stage        Income          Equity

Balance at July 22, 1996
 (Inception)                       $   -       $   -           $  -        $   -           $   -
Components of comprehensive
 income (loss)
  Net loss                  -          -           -             (52,892)      -            (52,892)
  Foreign currency
   translation adjustment   -          -           -              -               270           270
                                                                                          ----------
Total comprehensive
   income (loss)                                                                            (52,622)
                                                                                          ----------
Issuance of shares        10,000         1           72                                          73
                         -------   -------     --------       ----------    ---------     ----------

Balance at December 31,
 1996                     10,000         1           72          (52,892)         270       (52,549)
Components of
 comprehensive
 income (loss)
  Net loss                  -          -           -            (433,497)      -           (433,497)
  Foreign currency
   translation adjustment   -          -           -              -            16,210        16,210
                                                                                          ----------
  Total comprehensive
   income (loss)                                                                           (417,287)
                                                                                          ----------
Issuance of shares       481,006        48      198,594           -            -            198,642
                         -------   -------     --------        ----------    ---------    ----------

Balance at December 31,
 1997                    491,006        49      198,666         (486,389)      16,480      (271,194)
Components of
 comprehensive
 income (loss)
  Net loss                  -          -           -        (1,230,642)          -       (1,230,642)
  Foreign currency
   translation adjustment   -          -           -              -             6,979         6,979
                                                                                         ----------
Total comprehensive
   income (loss)                                                                         (1,223,663)
                                                                                         ----------
Issuance of shares     3,753,967       375    1,554,609                                   1,554,984
                         -------   -------     --------       ----------    ---------    ----------

Balance at
  December 31, 1998    4,244,973       424    1,753,275     (1,717,031)        23,459        60,127
Components of
 comprehensive
 income (loss)
  Net loss                  -          -           -        (1,743,752)          -       (1,743,752)
  Foreign currency
   translation adjustment   -          -           -              -             5,740         5,740
                                                                                         ----------
  Total comprehensive
   income (loss)                                                                         (1,738,012)
                                                                                         ----------
Issuance of shares     4,546,218       455    1,877,694           -              -        1,878,149
                         -------   -------     --------       ----------     ---------   ----------

Balance at June 30,
 1999                  8,791,191   $   879   $3,630,969    $(3,460,783)    $   29,199     $ 200,264

Components of
 comprehensive
 income (loss)
  Net loss                  -          -           -        (2,469,882)         -        (2,469,882)
  Foreign currency
   translation adjustment   -          -           -              -            (6,491)       (6,491)
                                                                                         ----------
  Total comprehensive
   income (loss)                                                                         (2,476,373)
                                                                                         ----------
Issuance of shares     2,107,749       210    2,373,901           -            -          2,374,111
                         -------   -------   ----------       -----------    --------    ----------


Balance at June 30,
 2000                 10,898,940   $ 1,089   $6,004,870    $(5,930,665)     $  22,708    $   98,002



The accompanying notes are an integral part of these consolidated financial statements.


--format change--

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)


1.   Description of business and basis of presentation

     Description of business

     Iceberg Industries Corporation ("Iceberg Industries"), a development stage company, was incorporated under the laws of the province of Newfoundland, Canada on July 22, 1996. As more fully described in Note 3(a), Iceberg Corporation of America ("the Corporation"), a dormant public shell company, acquired Iceberg Industries effective June 25, 1999. The acquisition by the Corporation resulted in the former shareholders of Iceberg Industries acquiring control of the Corporation and, accordingly, this transaction has been treated as a reverse takeover and is deemed in substance a capital transaction, rather than a business combination. Under this basis of accounting in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), Iceberg Industries has been identified as the accounting acquirer. The financial statements prior to the aforementioned acquisition are those of Iceberg Industries since, under a reverse takeover transaction, comparative figures become those of the accounting acquirer.

     The Corporation's principal activity is intended to be the commercial supply of premium beverage products, including iceberg water, beer and vodka, which primarily utilize water obtained from icebergs as the core ingredient. To date, however, the Corporation has only generated minimal revenue from bottling spring water and some iceberg water, beer and vodka. The Corporation has invested heavily in the development of technology for the harvesting of icebergs and the production of premium water from icebergs. It has developed substantial production facilities and has recently focused its energies on product development, packaging, market research and market development. Management continues to commit significant efforts to these development activities, financial planning and raising the required capital to support the ongoing research and development.


     Basis of presentation

     These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Corporation has incurred significant operating losses since inception and has an accumulated deficit of $5,930,665 at June 30, 2000. The Corporation expects to incur further development costs to continue its product development and marketing initiatives. The Corporations' working capital deficiency at June 30, 2000 and limited revenue will not be sufficient to meet its development requirements. Management recognizes that the Corporation must generate additional resources. Management's plans include the sale of additional debt and equity securities, the pursuit of business alliances for the production and marketing of product and the ongoing development of markets for its products.

     No assurances can be given that the Corporation will be successful in raising sufficient additional capital or entering into business alliances, which will enable it to achieve profitability or positive cash flow.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)



2.   Significant accounting policies

     Basis of consolidation

     These consolidated financial statements include the accounts of the Corporation and its subsidiaries. All significant intercompany balances and transactions have been eliminated upon consolidation. Such consolidated financial statements include, as appropriate, the financial position and results of operations of acquired businesses since the date of such respective acquisitions.

     Change in fiscal year

     The Corporation changed its financial reporting year end from December 31 to June 30 effective January 1, 1999 to more closely align its fiscal reporting to its business cycle.

     Reporting currency and foreign currency translation

     The Corporation reports its consolidated financial statements in U.S. dollars. The functional currency of the Corporation's major operations to date conducted by Iceberg Industries is the Canadian dollar. Canadian dollar denominated amounts have been translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses and gains and losses. Translation adjustments are recorded as a separate component of other comprehensive income. Gains and losses resulting from foreign currency transactions are included in the results of operations.

     Use of estimates

     The preparation of the Corporation's consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less when purchased.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                  (all amounts in U.S. dollars)



2.   Significant accounting policies (Continued)

     Inventory

     Inventory is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis. Inventory balances include the following:

                                        June 30,       June 30,
                                        2000           1999
                                        ---------      ---------

     Raw materials                      $ 255,154      $ 243,230
     Finished goods                       326,470         59,671
                                        ---------      ---------
                                        $ 581,624      $ 302,901
                                        =========      =========



     Government grants

     The Corporation applies government grants received related to the purchase of property, plant and equipment to the cost of those assets. Grants received in advance of the acquisition of the related property, plant and equipment are deferred until the asset has been acquired.

     Property, plant and equipment

     Property, plant and equipment are recorded at historical cost less government grants received.
     Property, plant and equipment are depreciated over their useful lives using the declining balance method at the following annual rates:

               Plant                         4%
               Tank farm                     10%
               Furniture and equipment       20% - 30%
               Vehicles                      30%

     Repairs and maintenance are expensed as incurred.
     Expenditures that result in the enhancement of the value of the facilities involved are treated as additions to property, plant and equipment. Cost of property, plant and equipment disposed of and the related accumulated depreciation are removed from the related accounts, and a gain or loss, if any, is recognized.

     Goodwill

     Goodwill is the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the periods benefitted.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                  (all amounts in U.S. dollars)




2.   Significant accounting policies (Continued)

     Impairment of long-lived assets

     The Corporation evaluates its long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     Fair value of financial instruments

     The Corporation has evaluated fair values of its financial instruments based on the current interest rate environment, related market values and current pricing of financial instruments with comparable terms. The carrying values of financial instruments are considered to approximate fair value, except as otherwise indicated in Note 7.

     Revenue recognition

     Revenue associated with the sale of goods has been recognized upon shipment at which time the benefits of ownership and the risk of loss passes to the customer.

     Income taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

     Research and development

     Research and development costs are expensed as incurred.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                  (all amounts in U.S. dollars)


2.   Significant accounting policies (Continued)

     Recent accounting pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS 133: Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Corporation does not currently hold any derivative instruments and does not engage in hedging activities, the Corporation expects that the adoption of SFAS 133 will not have a material impact on its financial position, results of operations or cash flows. The Corporation will be required to adopt SFAS 133 in fiscal 2001.

     During the year ended June 30, 2000, the Corporation adopted Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. The SAB provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC.
     Although SAB No. 101 does not change any of the accounting profession's existing rules on revenue recognition, it draws upon existing rules and explains how the SEC staff applies those rules, by analogy, to other transactions that existing rules do not specifically address. The adoption of SAB 101 did not have a material effect on the Corporation's financial position, results of operations or cash flows.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (an interpretation of the Accounting Principles Board Opinion No. 25) (the "interpretation"). Among other issues, this interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or reward, and (d) the accounting for an exchange of stock compensation awards in a business compensation. This interpretation became effective July 1, 2000, but certain conclusions in the Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. The Corporation is in the process of evaluating the effects of this new statement.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)



3.   Acquisitions

     (a) Business Combination of Iceberg Corporation of America with Iceberg Industries Corporation

          Effective June 25, 1999, the Corporation acquired 100% of Iceberg Industries for total consideration of $3,631,848 based upon a share for share exchange at a ratio of 1.7 shares of the Corporation for each share of Iceberg Industries. At the date of combination, the Corporation was a dormant public shell company with no identifiable assets other than cash. As such, the reverse takeover transaction was considered a capital transaction rather than a business combination. The purchase price for the Iceberg Industries' shares was satisfied by the issuance of 1,251,753 common shares and 4,506,106 special common shares of the Corporation. The special common shares have voting rights equal to the Corporation's common shares and may be exchanged at any time for a common share of the Corporation on an equivalent basis. Accordingly, they are the economic equivalent of the common shares.

          As a result of these transactions, the former shareholders of Iceberg Industries effectively control the Corporation through their share ownership. Under these circumstances, U.S. GAAP requires that Iceberg Industries be identified as the accounting acquirer. Accordingly, the financial statements prior to the acquisition are those of Iceberg Industries. Historical shareholder's equity of the Corporation has also been retroactively restated for the equivalent number of shares received in the reverse takeover transaction.


     (b) Business Combination of Iceberg Industries Corporation and Enterprise Atlantic Limited

          Iceberg Industries acquired a 100% interest in Enterprise Atlantic Limited ("Enterprise") on March 31, 1998 for $1 and has accounted for the acquisition using the purchase method of accounting. Accordingly, the results of operations of Enterprise subsequent to March 31, 1998 are included in the accompanying consolidated financial statements.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)




3.   Acquisitions (Continued)

     (b) Business Combination of Iceberg Industries Corporation and Enterprise Atlantic Limited (continued)

          The following summarizes the net assets acquired:


          Property, plant and equipment           $238,340
          Goodwill                                 355,646
                                                  ---------
                                                   593,986
          Less: Liabilities assumed               (593,985)
                                                  ---------
          Net assets acquired for cash            $      1
                                                  =========


          The goodwill is being amortized on a straight-line basis over five years.

          The following unaudited pro forma information presents the results of operations of the Corporation as if the acquisition of Enterprise had occurred on January 1:

                                                  1998
                                             -------------
          Sales                              $    320,285
          Net loss                           $ (1,313,804)
          Basic and diluted loss per share   $      (0.56)



          The unaudited pro forma amounts include certain adjustments, such as additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the dates indicated, or which may result in the future.


                               ICEBERG CORPORATION OF AMERICA AND
                                            SUBSIDIARIES

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                         _________
                              (all amounts in U.S. dollars)


4.   Property, plant and equipment

     Property, plant and equipment is comprised of the following:
                              2000                                   1999
                    --------------------------------------- -----------------------------
                              Accumulated    Net Book              Accumulated   Net Book
                    Cost      Depreciation   Value       Cost      Depreciation    Value
                    ----      ------------   --------    ----      ------------  --------


     Plant     $   451,876    $ (24,563)   $  427,313  $  437,374  $ (7,224)   $  430,150
     Land           46,837         -           46,837      43,984       -          43,984
     Tank farm     216,884      (19,915)      196,969     183,246       -         183,246
     Furniture
      and
      equipment  1,219,089     (339,269)      879,820   1,152,031  (139,881)    1,012,150
     Vehicles       41,894      (25,055)       16,839      42,318   (18,017)       24,301
               ------------   ----------     --------  ----------  ----------  ----------
               $1,976,580     $(408,802)   $1,567,778  $1,858,953 $(165,122)   $1,693,831


     The tank farm was not depreciated during the six months ended June 30, 1999 as it was placed in operation at the end of the fiscal period.


5.   Short term borrowings

     The Corporation has a credit facility arrangement with its commercial bankers with an operating line of credit of $102,000, bearing interest at the Bank's prime rate plus 2%. Prior approval is obtained from the commercial banker when this credit facility is exceeded. Short term borrowings are secured by a general assignment of book debts and a charge over inventory.



6.   Due to shareholders

     Demand notes payable to shareholders have no set terms of repayment and bear interest at rates which range between 5% and 10%. A $300,000 demand loan from one of the shareholders is secured by an assignment of equipment. The balance of the notes is unsecured.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)




7.   Long term debt                     2000           1999
                                        ------         -------

     Notes payable to directors,
     $156,000 was used to purchase
     shares under the Corporation's
     Stock Option Plan, with the
     remaining being reclassified
     as due to shareholders         $        -       $ 346,150

     Atlantic Canada Opportunities
     Agency, non-interest bearing,
     unsecured debt, repayable in
     monthly installments
     commencing December 2000 and
     maturing 2005                      338,570        307,800

     Hongkong Bank of Canada, term loan
     bearing interest at prime plus
     3%, repayable in blended monthly
     installments, maturing 2004,
     secured by certain assets of the
     Corporation, and limited
     guarantees of certain
     shareholders                       126,080        149,813

     Trepassey Community Development
     Fund, term loan bearing interest
     at 5%, repayable in blended
     monthly installments, maturing
     2015, secured by certain assets
     of the Corporation                  83,168         88,021

     Bank of Nova Scotia, term loan
     bearing interest at prime
     plus 2%, repayable in monthly
     installments plus interest,
     maturing 2001, secured by certain
     assets of the Corporation           13,830         27,461

     John Deere Credit, capital lease
     bearing interest at 10.2%,
     repayable in blended monthly
     instalments of $2,124, maturing
     2004, secured by equipment          55,526             -

     Other                                1,497          7,182
                                   ------------      -----------
                                        618,671        926,427
     Current portion                     96,831         44,058
                                   ------------      -----------
                                   $    521,840      $ 882,369
                                   ============      ===========

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)




7.   Long term debt (Continued)

     Principal repayments over the next five years as of June 30, 2000 are as follows:


               Fiscal Year         Amount
               -----------         --------
               2001                $  96,800
               2002                  113,100
               2003                  117,100
               2004                  118,500
               2005                   87,300
                                   ---------
               Total               $ 532,800


     As noted above, the Corporation received governmental assistance in the form of non-interest bearing notes. In addition, the Corporation's long term debt is not subject to any significant restrictive debt covenants.

     The fair value of long term debt has been estimated to be $551,800 and $794,800 at June 30, 2000 and June 30, 1999,
     respectively.



8.   Income taxes

     The Corporation has reported its income tax expense in the statement of operations to include the following components:


                         Year           Six Months     Year
                         Ended          Ended          Ended
                         June           June           December
                         30, 2000       30,1999        31, 1998
                         -----------    ----------     ----------

     Current tax expense  $   -         $    -         $    -
     Deferred tax benefit   729,159      649,497         599,421
     Valuation allowance   (729,159)    (649,497)       (599,421)
                         -----------    ----------     ----------
                          $   -         $    -         $    -
                         ===========    ==========     ==========

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)




8.   Income taxes (Continued)

     Deferred tax assets are summarized as follows:


                                   June 30,            June 30,
                                   2000                1999
                                   -----------         ----------

     Non-capital losses            $1,840,944         $1,195,594
     Share issue costs                 38,869             53,034
     Property, plant and
      equipment                       128,362             28,931
     Eligible capital
      expenditures                    143,768            145,225
                                   -----------         ----------
                                    2,151,943          1,422,784
     Valuation allowance           (2,151,943)        (1,422,784)
                                   -----------         ----------
                                   $    -              $    -
                                   ===========         ==========


     The Corporation has recorded a full valuation allowance against its deferred tax assets because it believes it is more likely than not that sufficient taxable income will not be realized during the carry forward period to utilize the deferred tax assets. Realization of the future tax benefits related to the deferred tax assets is dependent upon many factors, including the Corporation's ability to generate taxable income in Canada within the loss carryforward periods.

     For Canadian federal and Newfoundland provincial tax purposes, the Corporation's net operating loss carryforwards are subject to certain limitations on utilization in the event of changes in ownership.

     At June 30, 2000, the Corporation had accumulated income tax losses of $4,974,200 available in Canada for carryforward to reduce taxable income of future years. The loss carryforwards expire as follows:


               Fiscal Year              Amount
               -----------         -----------------
               2001                $    143,800
               2002                     301,300
               2003                     487,300
               2004                     164,700
               2005                     988,800
               2006                   1,113,000
               2007                   1,775,300
                                   -----------------
               Total               $  4,974,200

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)



8.   Income taxes (Continued)

     The principal items accounting for the difference between income taxes computed at the Canadian statutory rate and the provision for income taxes are as follows:

                                        June 30,       June 30,
                                        2000           1999
                                        -----------    ----------

          Canadian statutory rate        37.0%          37.0%
          Amounts not deductible for
            tax purposes                 (1.4)%         (7.9)%
          Eligible capital
            expenditures                 (0.0)%         (7.3)%
          Depreciation                   (4.3)%         (1.4)%
          Operating losses not
            benefitted                  (31.3)%        (20.4)%
                                        -----------    ----------
                                             -              -
                                        ===========    ==========


9.   Commitments and contingencies

     As of June 30, 2000, the future minimum lease payments under non-cancelable operating leases with initial terms of one or more years are as follows:

                                   Amount
                              ----------------
               2001           $    48,100
               2002                23,300
               2003                 5,500
               2004                 1,400
               2005                 1,000
                              ----------------
               Total          $    79,300




     Rental expense on office space operating leases was $32,000, $15,900 and $18,550 during the year ended June 30, 2000, for the six months ended June 30, 1999 and the year ended
     December 31, 1998 respectively.

     The Corporation is involved in various routine legal proceedings incidental to the ordinary course of its business. The Corporation believes the outcome of all pending legal proceedings in the aggregate will not have a material adverse effect on its financial condition, results of operations, or cash flows.

        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           _________
                 (all amounts in U.S. dollars)



10.  Loss per share

     Basic loss per share is computed by dividing net loss by the weighted-average number of shares outstanding during each period. The weighted-average number of shares prior to the June 25, 1999 reverse takeover transaction disclosed in Note 3(a) has been retroactively restated for the equivalent number of shares of common stock of the Corporation. The special common shares are included in the calculation as common shares as they are the economic equivalent of common shares. Diluted loss per share is equivalent to basic loss per share as the inclusion of outstanding options and warrants would be anti-dilutive.


11.  Stock options

     Employee stock options

     On April 26, 2000, the Corporation introduced its Stock Option Plan (the "Plan"), under which, options to purchase common shares of the Corporation may be granted to key employees, including officers and directors. Options granted are exercisable within the times determined by the Board of Directors as specified in each option agreement. The Corporation is authorized to issue 930,000 shares under the Plan. A summary of the activity under the Plan is set forth below:


                                                  Weighed
                                                  Average
                                   Number         Exercise
                                   of Shares      Price
                                   ----------     ----------

     Balance June 30, 1999
          Granted                     850,000     $  0.625
          Exercised                   250,000     $  0.625
                                   ----------     ----------
     Balance, June 30, 2000          600,000      $  0.625



     As of June 30, 2000 there were 300,000 options exercisable at the exercise price of $0.625. The 600,000 options have a remaining contractual life of 9.75 years.

     Share purchase warrants

     In June 2000, the Corporation completed a private placement of 1,000,000 restricted shares of the Corporation's common stock in exchange for $500,000. As part of the offering, the investors received 1,000,000 share purchase warrants convertible into an equivalent number of shares of the Corporation's common stock from the date of the private placement agreement to April 30, 2001, an amount of money per share equal to 125% of the closing bid for the Corporation's stock on the last trading day preceding the date of execution of the agreement; and, from May 1, 2001 to April 30, 2002, an amount of money per share equal to 140% of the closing bid for the Corporation's stock on the last trading day preceding the date of execution of the agreement.


12.  Subsequent events

     In August, 2000, the Corporation entered into a joint venture agreement to harvest glacial water in Greenland. As part of the agreement, the Corporation agreed to fund the construction of docking facilities in an amount not to exceed $2 million.

     The Corporation has raised $750,000 since year end as part of a $5,000,000 Subordinated Convertible Debenture private placement. The Corporation is continuing its efforts to raise the remainder of the $5,000,000. These debentures will mature on October 15, 2005, carry an interest rate of U.S. bank prime plus 1.5% and are convertible at $0.50 for one common share and one share warrant which is exercisable at $0.625.

           Unaudited Consolidated Financial Statements
                       as of June 30, 1999

         ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES
                  (a Development Stage Company)

              CONSOLIDATED STATEMENTS OF OPERATIONS
                            UNAUDITED
                            _________
                  (all amounts in U.S. dollars)

                                             Year
                                             Ended
                                             June
                                             30, 1999
                                             -----------

Sales                                        $   399,399

Cost of sales                                    465,212
                                             -----------
Gross (loss) profit                              (65,813)
                                             -----------

Operating expenses
     General and administrative                1,345,293
     Research and development                    426,377
     Sales and marketing                         365,038
     Depreciation and amortization               202,822
                                             -----------
                                               2,339,530
                                             -----------
Operating loss                                (2,405,343)
                                             -----------

Other expenses
     Interest and bank charges                    36,797
     Interest on long term debt                   32,826
                                             -----------
                                                  69,623
                                             -----------
Loss before taxes                             (2,474,966)
Income taxes                                         -
                                             -----------
Net loss                                     $(2,474,966)
                                             ===========
Loss per share - basic
     and diluted                             $     (0.46)
                                             ===========
Weighted average common shares -
     basic and diluted                         5,378,414
                                             ===========



        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES
                 (a Development Stage Company)

             CONSOLIDATED STATEMENTS OF CASH FLOWS
                           UNAUDITED
                           _________
                 (all amounts in U.S. dollars)

                                             Year
                                             Ended
                                             June
                                             30, 1999
                                             ------------

Operating activities
  Net loss                                   $ (2,474,966)
  Items not requiring cash:
     Depreciation and amortization                202,822
     Gain on sale of property, plant
      and equipment                                 4,127
                                             ------------
                                               (2,268,017)

Changes in current assets and liabilities
     Increase in accounts receivable              (51,774)
     Increase in inventory                        (55,599)
     Increase in prepaid expenses                 (37,749)
     Increase in accounts payable                 729,277
     Increase in accrued liabilities               17,895
     Decrease in deferred government grants        (5,341)
                                             ------------
Cash used by operating activities              (1,671,308)
                                             ------------

Investing activities
     Purchase of property, plant
      and equipment                            (1,077,350)
     Proceeds from sale of property,
      plant and equipment                           5,866
                                             ------------
                                               (1,071,484)
                                             ------------

Financing activities
     Advances from shareholders                   425,974
     Repayment of advances from shareholders      (24,435)
     Proceeds from issuance of long term debt     532,740
     Repayment of long term debt                  (55,482)
     Net proceeds from issuance of shares       2,137,789
                                             ------------
Cash provided by financing activities           3,016,586
                                             ------------
Effect of exchange rate changes on cash            (1,789)
                                             ------------

Increase (decrease) in cash and cash
     equivalents during the period                272,005

Cash and cash equivalents,
 beginning of period                                1,982
                                             ------------
Cash and cash equivalents,
 end of period                               $    273,987
                                             ============

Supplemental disclosures of cash flow information:

Cash paid for interest                       $     56,531
                                             ============
Cash paid for income taxes                   $        -
                                             ============


                  NOTES TO FINANCIAL STATEMENTS



1.   Basis of Presentation

     The accompanying financial statements presented for comparative purposes have been prepared by the Corporation in accordance with the rules and regulations of the Securities and Exchange Commission. Accounting policies utilized in the preparation of financial information herein presented are the same as set forth in the Corporation's annual financial statements. Certain disclosures and information normally included in financial statements have been condensed or omitted. In the opinion of the management of the Corporation, these financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements.

           Unaudited Consolidated Financial Statements
                       as of June 30, 1998


        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES
                 (a Development Stage Company)

                  CONSOLIDATED BALANCE SHEETS
                          (unaudited)
                           _________
                 (all amounts in U.S. dollars)


                                                            June
                                                            30, 1998
                                                            --------
ASSETS
Current assets
  Cash and cash equivalents                             $     1,982
  Trade accounts receivable, less allowance
    for doubtful accounts of $3,300                         142,015
  Inventory                                                 244,422
  Prepaid expenses                                           14,787
                                                           ---------
Total current assets                                        403,206

Property, plant and equipment, net                          739,785
Goodwill                                                    336,526
                                                           ---------
Total assets                                            $ 1,479,517
                                                           =========

LIABILITIES
Current liabilities
  Accounts payable                                      $   519,522
  Accrued liabilities                                        11,833
  Deferred government grant                                   4,783
  Due to shareholders                                        25,147
  Current portion of long term debt                          53,525
                                                           ---------
Total current liabilities                                   614,810

Long term debt                                              379,685
                                                           ---------
Total liabilities                                           994,495
                                                           ---------


SHAREHOLDERS' EQUITY

Common shares, $.0001 par value; 25,000,000 shares
  authorized, 1,762,785 shares issued and outstanding           176
Special common shares, $.0001 par value; 5,000,000
  shares authorized, 1,853,708 shares issued and outstanding    185
Additional paid-in capital                                1,493,698
Deficit accumulated during the development stage         (1,010,714)
Accumulated other comprehensive income                        1,677
                                                           ---------
Total shareholders' equity                                  485,022
                                                           ---------
Total liabilities and shareholders' equity               $1,479,517
                                                           =========



        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES
                 (a Development Stage Company)

             CONSOLIDATED STATEMENTS OF OPERATIONS
                          (unaudited)
                           _________
                 (all amounts in U.S. dollars)


                                        Six Months
                                        Ended
                                        June 30, 1998
                                        -------------

Sales                                   $   113,640

Cost of sales                                45,013
                                        -----------
Gross profit                                 68,627
                                        -----------

Operating expenses
  General and administrative                267,543
  Research and development                  169,335
  Sales and marketing                        74,354
  Depreciation and amortization              47,855
                                        -----------
                                            559,087
                                        -----------
Operating loss                             (490,460)
                                        -----------
Other expenses
  Interest and bank charges                  14,904
  Interest on long term debt                 18,962
                                        -----------
                                             33,866
                                        -----------
Loss before income taxes                   (524,326)
Income taxes                                    -
                                        -----------

Net loss                                $  (524,326)
                                        ===========

Loss per share - basic and diluted      $    (0.73)
                                        ===========

Weighted average common shares -
     basic and diluted                      715,397
                                        ===========


        ICEBERG CORPORATION OF AMERICA AND SUBSIDIARIES
                 (a Development Stage Company)

             CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (unaudited)
                           _________
                 (all amounts in U.S. dollars)


                                        Six Months
                                        Ended
                                        June 30, 1998
                                        -------------

Operating activities
  Net loss                              $  (524,326)
  Items not requiring cash:
    Depreciation and amortization            47,855
    Gain on sale of property,
    plant and equipment                     (26,346)
                                        -----------
                                           (502,817)

Changes in current assets and liabilities
  Increase in accounts receivable           (82,872)
  Decrease in inventory                     148,282
  Decrease in prepaid expenses               14,245
  Decrease in accounts payable             (134,666)
  Decrease in accrued liabilities            (5,568)
  Increase in deferred government grants      4,647
                                        -----------
Cash used by operating activities          (558,749)
                                        -----------

Investing activities
  Purchase of property, plant
   and equipment                           (322,156)
  Proceeds from sale of property,
   plant and equipment                       39,760
  Acquisition of subsidiary                      (1)
                                        -----------

                                           (282,397)
                                        -----------

Financing activities
  Proceeds from (payments of)
   short term borrowings                   (152,985)
  Advances from third parties                   -
  Repayment of advances from
   third parties                           (506,716)
  Advances from shareholders                    -
  Repayment of advances from shareholders    24,435
  Proceeds from issuance of
   long term debt                           287,357
  Repayment of long term debt               (43,188)
  Net proceeds from issuance of shares    1,233,637
                                        -----------

Cash provided by financing
 activities                                 842,540
                                        -----------
Effect of exchange rate
 changes on cash                                513
                                        -----------

Increase (decrease) in cash and cash

 equivalents during the period                1,907

Cash and cash equivalents,
 beginning of period                             75
                                        -----------

Cash and cash equivalents,
 end of period                          $     1,982
                                        ===========

Supplemental disclosures of
 cash flow information:

Cash paid for interest                  $    33,866
                                        ===========

Cash paid for income taxes              $       -
                                        ===========



NOTES TO THE INTERIM FINANCIAL STATEMENTS


1.   Basis of Presentation

The accompanying interim financial statements presented for comparative purposes have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission for interim reporting. Accounting policies utilized in the preparation of financial information herein presented are the same as set forth in the Company's annual financial statements. Certain disclosures and information normally included in financial statements have been condensed or omitted. In the opinion of the management of the Company, these financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim financial statements. Interim results of operations are not necessarily indicative of the results of operations for the full year.


2.   Inventories

Inventories consist of the following:

                              June
                              30, 1998
                              ----------

Raw materials                 $ 135,905
Finished goods                  111,923
                              ---------

                                247,828
Less reserve                     (3,406)
                              ---------

                              $ 244,422
                              =========


3.   Property, Plant and Equipment

Property, plant and equipment consist of the following:

                              June
                              30, 1998
                              ----------

Plant                         $  140,298
Furniture and equipment          599,694
Vehicles                          32,246
                              ----------

                                 772,238
Less accumulated depreciation    (32,453)
                              ----------
                              $  739,785
                              ==========





          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.



               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read our SEC filings over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy documents at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     Our common stock is listed on the NASD's Over-The-Counter
Bulletin Board and reports and proxy statements and other information concerning us also can be inspected at the offices of The Nasdaq-Amex Stock Market, Inc. at 1735 K Street, N.W.,
Washington, D.C. 20006-1500.



              INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the Commission.

     We incorporate by reference into this prospectus the following documents that we have filed with the Commission. You should consider each document incorporated by reference an important part of this prospectus:


SEC FILING (FILE NO. 000-28051)  PERIOD COVERED OR DATE OF FILING
-------------------------------  --------------------------------

Annual Report on Form 10-K.............. Year ended June 30, 2000
Quarterly Report on Form 10-Q....Quarter ended September 30, 2000
Quarterly Report on Form 10-Q.....Quarter ended December 31, 2000


     We are delivering along with this prospectus a copy of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may request a copy of the other filings that we are incorporating by reference in this prospectus, but are not delivering with this prospectus, at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

                  Iceberg Corporation of America
                    16 Forest Road, Suite 300
             St. John's, Newfoundland, Canada A1C 2B9
                      Phone: (709) 739-5731
                       Fax:  (709) 739-6494
                Attention: Paul Benson, President

     We will not provide exhibits to a document unless they are specifically incorporated by reference in that document.



                             PART II


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law or for the payment of dividends in violation of Nevada Revised Statutes, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought determined that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Indemnification of Directors, Officers, Employees and Agents

So far as permitted by the Nevada Business Corporation Act, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.
Section 78.751(1) of the Nevada Revised Statutes (NRS) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation due to his or her corporate role.
Section 78.751(1) extends this protection against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his of her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751(4) of the NRS limits indemnification under
Section 78.751(1) and 78.751(2) to situations in which either (i) the stockholders; (ii) the majority of a disinterested quorum of directors; or (iii) independent legal counsel determine that indemnification is proper under the circumstances.

Pursuant to Section 78.175(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We will incur no expenses in connection with any sale or other distribution by the selling shareholders of the common stock being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement, which are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


SEC registration fee...................                   $ 1,416
Legal fees and expenses................                   $20,000
Accounting fees and expenses...........                   $10,000
Miscellaneous expenses.................                   $ 5,000
                                                          -------
         Total.........................                   $36,416



             RECENT SALES OF UNREGISTERED SECURITIES

     During June 1999, and closing on June 25, 1999, the Company consummated a reverse merger transaction whereby it acquired 100% of the issued and outstanding stock of Iceberg Industries for total consideration of $3,631,848, which was satisfied by the issuance of 5,757,859 shares of the Company's stock, consisting of 1,251,753 Common Shares and 4,506,106 Special Common Shares. This transaction was completed pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Internal Revenue Code section 368. As a result of these transactions, the former shareholders of Iceberg Industries effectively control the Company through their share ownership.

     In September 1999, the Company completed a private placement under Rule 506 of Regulation D whereby it issued an aggregate of 600,000 restricted shares of the Company's Common Stock in exchange for $1,500,000, or $2.50 per share, which proceeds were intended to fund the Company's immediate working capital needs. As part of the offering price, the accredited investor received 150,000 stock options under the Company's employee stock option plan, which expire on December 31, 2009. The Term Sheet for the Private Placement is included herewith as Exhibit 10.11. The 1,200,000 outstanding Warrants which are referenced in the term sheet were cancelled subsequent to the financing transaction.

     In June 2000, the Company completed a private placement under Rule 506 of Regulation D whereby it issued an aggregate of 1,000,000 restricted shares of the Company's Common Stock in exchange for $500,000, or $0.50 per share, which proceeds were intended to fund the Company's immediate working capital needs. As part of the offering price, the accredited investors also received 1,000,000 Share Purchase Warrants convertible into an equivalent number of shares of the Company's Common Stock from the date of the private placement Agreement to April 30, 2001, an amount of money per share equal to 125% of the closing bid for the Company's stock on the last trading day preceding the date of execution of the Agreement; and, from May 1, 2001 to April 30, 2002, an amount of money per share equal to 140% of the closing bid for the Company's stock on the last trading day preceding the date of execution of the Agreement.

     In August 2000, the Company raised $761,000 as part of a $5,000,000 Subordinated Convertible Debenture private placement, $311,000 from Excalibur Limited Partnership, $200,000 from 566768 Ontario Limited and $250,000 from Corporate Management Services S.A. These debentures will mature on October 15th, 2005, carry an interest rate of U.S. bank prime plus 1.5%. The first two debentures are convertible at $0.25 for one Common Share and one Common Share Warrant which is exercisable at $0.625 within 18 months of the conversion date. The last debenture mentioned is convertible at $0.50 for one Common Share and one Common Share Warrant which is exercisable at $0.625 within 18 months of the conversion date. Provided the Company is not in default under the terms of the Debenture, the principal sum may be prepaid, without penalty, in whole or in part at any time after July 15,
2003.   A commission of 4% was paid in connection with the
issuance of the convertible debenture.

     In addition to the above agreement, on February 28, 2001, the Company raised $655,000 through a Convertible Debenture private placement. There are 22 different holders whose names and number of convertible shares are listed earlier in this registration statement under the section titled "Selling Security Holders." These debentures will mature on April 30th, 2002, carry an interest rate of 6% and are convertible at $0.058 for one Common Share.

     Except as noted herein, no compensation or commissions were paid to any person in connection with the issuance of the shares, and no underwriter, broker or dealer participated in such a sale. Each issuee in the transactions described above made a written representation to the Company that he was acquiring the Company's stock for investment purposes and not with a view to the resale or redistribution thereof. Each stock certificate issued contains a restrictive legend. Each of the above transactions was deemed by the Company to be exempt from registration under
Section 4(2) of the Securities Act of 1933, and Rule 145 (17 CFR
Section 230.145) as a transaction not involving any public offering.

     As of the date of this report, 9,921,200 of the issued and outstanding shares of the Company's Common Stock and Special Common Stock could potentially be eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in the Rule:

     In summary, Rule 144 applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in non-public transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or non-restricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(a)(11), if six conditions are met:

     (1) Current public information must be available about the issuer unless sales are limited to those made by non-affiliates after two years.

     (2) When restricted securities are sold, generally there must be a one-year holding period.

     (3) When either restricted or non restricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold (144(e)); when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates (144(k)).

     (4) Except for sales of restricted securities made by non-affiliates after two years, all sales must be made in brokers' transactions as defined in Section 4(4) of the Securities Act of 1933, as amended, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the 1934 Act.

     (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

     (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

     Furthermore, Rule 145, which applies when a merger, share exchange or similar reorganization of a company takes place, would limit the ability of holders of restricted securities to sell their shares through the public market. All securities received as a result of a transaction subject to Rule 145 would be restricted for a minimum of one year from the date on which the consideration for these shares was exchanged, which would be June 25, 1999 for a large majority of the shareholders of the Company. Once the one-year period has elapsed, the holders are subject to the normal restrictions and exemptions set forth in Rule 144.

     Based upon the Company's knowledge of the dates of acquisition of the various securities of the Company, there are currently 9,921,200 shares of the 10,982,940 potentially tradable restricted shares, which could be immediately sold, after all Icecap Equity Inc. shares are converted to shares of the Company, under Rule 144 of the Securities Act.

     The proceeds are mainly used for operating capital. Approximately 75% of the proceeds are used for this purpose. The remaining 25% of the proceeds are used for payments on loans, attorney's fees, and interest payments on our debentures. We will receive cash infusions of capital if and when the selling shareholders exercise their warrants, as described below. We intend to use the proceeds from the exercise of warrants for operating capital, and general corporate purposes including operating expenses and marketing expenses necessary for the expansion of our market.



                             EXHIBITS


     The following is a list of exhibits filed and/or incorporated by reference as part of this Registration Statement:


Exhibit Number                      Exhibit Description
--------------                      -------------------


     3.1       Articles of Incorporation, filed July 3, 1989.(1)

     3.2       Amendment to Articles of Incorporation, filed
               November 9, 1998. (1)

     3.3       Amendment to Articles of Incorporation, filed
               June 24, 1999. (1)

     3.4       Bylaws. (1)

     3.5       Amendment to Articles of Incorporation (4)

     5.1 Opinion of Dieterich & Associates regarding the validity of the common stock.

     10.1 Land Lease for Company Facility at Trepassey, commencing July 16, 1992 and extending for 99 years. (1)

     10.2      Business Development Agreement between Company and
               ATLANTIC CANADA OPPORTUNITY AGENCY, dated
               April 9, 1998. (1)

     10.3      Grant for $600,000 from Human Resources
               Development of Canada, dated June 23, 1998. (1)

     10.4 US Food and Drug Administration Permit to test market product in United States, issued
               November 6, 1998. (1)

     10.5      Office Lease for facilities at 16 Forest Road, St.
               Johns, Newfoundland, commencing December 1, 1998.
               (1)

     10.6      Purchase Offer for Securities of Iceberg
               Industries, initiated May 3, 1999. (1)

     10.7 Notice of Change in Purchase Offer for Securities of Iceberg Industries, dated May 28, 1999. (1)

     10.8      Hong Kong Bank Loan Agreement for $249,900, dated
               May 8, 1998, with guarantees. (1)

     10.9 Permit to Harvest Icebergs, granted by government of Newfoundland and Labrador, effective June 17,
               1999. (1)

     10.10     Distribution Agreement with Transtrade
               International, effective August 16, 1999. (1)

     10.11     Private Placement Contract under Rule 144A for
               $1,500,000, executed July 9, 1999. (1)

     10.12     Registration Rights Agreement with 566768 Ontario
               Limited dated January 31, 2001.

     10.13     Convertible Debenture Agreement with 566768
               Ontario Limited dated January 31, 2001.

     10.14     Convertible Debenture Agreement with Excalibur
               Limited Excalibur dated January 31,2001.

     10.15 Registration Rights Agreement on new investors, dated January 31, 2001.

     10.16 Convertible Debenture Agreement with new investors dated January 31, 2001.

     23        Consent of Deloitte & Touche LLP

     27        Financial Data Schedule. (1)

     (1)       Incorporated by reference to the Company's Form
               10-KSB Dated June 30, 2000
     (2)       Incorporated by reference to the Company's Form
               10-QSB Dated December 31, 2000
     (3)       Incorporated by reference to the Company's Form
               10-SB Dated September 30, 1999
     (4)       Incorporated by reference to the Company's
               Schedule 14C (Information Statement) Dated January
               25, 2001



                           UNDERTAKINGS

A.   Rule 415 Offering

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (I)  To include any prospectus required by Section
               10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Request for Indemnification

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of St. John's, Newfoundland, on April 16, 2001.


                                Iceberg Corporation of America

                                /s/ Paul Benson
                                Paul Benson,
                                President, CEO and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:  April 16, 2001           /s/ Paul Benson
                                Paul Benson,
                                President, CEO and Director

Date:  April 16, 2001           /s/ Lewis Stoyles,
                                Lewis Stoyles,
                                Vice President, CFO and Director

Date:  April 16, 2001           /s/ John C. Kleinert
                                John C. Kleinert,
                                Director




                          Exhibit 10.12

ICEBERG CORPORATION OF AMERICA

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 2001, by and among Iceberg Corporation of America, a Nevada corporation (the "Company"), and 566768 Ontario Limited, a body corporate organized and existing under the laws of the Province of Ontario, Canada ("Buyer").

WHEREAS:

A. In connection with the Subordinated Convertible Debenture by and among the Company, Buyer, ICOA International Inc. and Iceberg Industries Corporation dated as of August 11, 2000 (as amended and restated by the Amended and Restated Subordinated Convertible Debenture of even date herewith, the "Debenture"), the Company has, upon the terms and subject to the conditions of the Debenture, issued and sold to Buyer a convertible debenture convertible into (i) shares of the Company's common stock, $0.001 par value per share (the "Common Stock") (as issued upon conversion of the Debenture, the "Debenture Shares"), and (ii) warrants ("Warrants") to purchase shares of Common Stock (as issued upon exercise of the Warrants, the "Warrant Shares");

B. To induce Buyer to execute and deliver the Debenture, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1.   DEFINITIONS.

Terms that are used herein with initial capital letters and are not otherwise defined herein will have the meanings given to them in the Debenture. As used in this Agreement, the following terms shall have the following meanings:

a. "Investor" means Buyer, any transferee or assignee thereof to whom Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means (i) the Common Stock issued or issuable pursuant to the Debenture, including the Debenture Shares and the Warrant Shares issued or issuable on conversion of the Debenture and exercise of the Warrants, (ii) any Common Stock issuable as interest on the Debenture and (iii) any shares of capital stock issued or issuable with respect to Registrable Securities, the Debenture or Warrants as a result of any stock split, stock dividend, recapitalization, anti-dilution adjustment, exchange or similar event or otherwise, without regard to any limitation on conversion of the Debenture or exercise of Warrants.

e. "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act.

2.   REGISTRATION.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the earlier of
(i) forty-five (45) days after the date hereof or (ii) the filing of another Registration Statement (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (the "Scheduled Filing Date"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2.e. The initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the number of Registrable Securities (issued and issuable) as of the date immediately preceding the date the Registration Statement is initially filed with the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than one hundred (100) days after the date hereof (the "Scheduled Effective Date"). The Company represents and covenants that no Person other than an Investor has or will have the right to include any securities of the Company in the Registration Statement to be filed in accordance with this Section 2.a. The Company will not include any selling stockholder other than Buyer in any Registration Statement it files pursuant to this Section 2.a without Buyer's written consent.
In the event that the number of shares of Common Stock so registered and not yet issued to the Investors as Debenture Shares or Warrant Shares shall be less than the number of shares which would be issuable at any time upon the conversion of the remaining unconverted principal amount of the Debenture and exercise of the Warrants, then the Company shall be obligated to file, within fifteen (15) days of notice from any Investor of such occurrence, a further Registration Statement registering such remaining shares and shall use diligent best efforts to prosecute such additional Registration Statement to effectiveness within sixty (60) days of such notice.

b. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2.b and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in this Section 2.b below. No right to registration of Registrable Securities under this Section 2.b shall be construed to limit any registration required under Section 2.a. The obligations of the Company under this Section 2.b may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2.b is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this
Section 2.b is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration:

(1) first, all securities the Company proposes to sell for its own account;

(2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights; and

(3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors.

d. Legal Counsel. Subject to Section 5 hereof, the Investors holding a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee as their counsel any offering pursuant to this Section 2 ("Legal Counsel"), which shall be Wyrick Robbins Yates & Ponton LLP or such other counsel as thereafter designated by the Investors holding a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

e. Ineligibility for Form S-3. In the event that Form S-3 is unavailable for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

f. Sufficient Number of Shares Registered. If the number of shares available under a Registration Statement filed pursuant to
Section 2.a is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover or an Investor's allocated portion of the Registrable Securities pursuant to Section 2.c, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to comply with the third sentence of Section 2.a, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (each such date, an "Additional Scheduled Filing Date"). The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than sixty (60) days after the Additional Scheduled Filing Date (each such date, an "Additional Scheduled Effective Date"). For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities covered by such Registration Statement is less than the amount required to comply with the third sentence
of Section 2.a.   For purposes of the calculation set forth in
the foregoing sentence, any restrictions on the conversion or exercisability of the Debenture or the Warrants shall be disregarded and such calculation shall assume that the Debenture is convertible at the then prevailing conversion price (as provided for in Section 2.01.c.i. of the Debenture and subject to adjustment as provided for therein) and the Warrants are exercisable at the then prevailing Warrant Price (as defined in the Debenture and subject to adjustment as provided for therein).

3.   RELATED OBLIGATIONS.

Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2.b or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.a or 2.f, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the thirtieth (30th) day the date hereof) for the registration of Registrable Securities pursuant to Section 2.a and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but, in no event later than ninety (90) days after the date hereof). The Company shall not file any other Registration Statement with respect to any of its securities between the date hereof and ninety (90) days after the effective date of such Registration Statement (other than a Registration Statement on Form S-8 (or its equivalent at such time)). The Company shall keep the Registration Statement required to be filed hereunder effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or
(ii) the date on which (A) the Investors shall have sold all the Registrable Securities covered by such Registration Statement and
(B) neither the Debenture nor any Warrants is outstanding (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.b by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall (a) permit Legal Counsel to review and comment upon (i) the Registration Statement at least seven (7) days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements within a reasonable number of days prior to their filing with the SEC and (b) not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.e, (y) subject itself to general taxation in any such jurisdiction, or
(z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

f. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering; provided, however, that the Company shall have the right to consent to the selection of such underwriter, which consent shall not be unreasonably withheld.

g. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

h. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

i. At the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of any Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) if required by an underwriter, a letter, dated such date, from the Company's independent chartered accountants in form and substance as is customarily given by independent chartered accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

j. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel, (iii) any underwriter participating in any disposition pursuant to a Registration Statement, (iv) one firm of accountants or other agents retained by the Investors and
(v) one firm of attorneys retained by such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or market, or (ii) secure the inclusion for quotation on the over-the-counter market on the electronic bulletin board for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.l.

m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

n. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

o. If requested by the managing underwriters or an Investor, the Company shall: (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if requested by an Investor or any underwriter of such Registrable Securities.

p. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

q. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

s. Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation, in the form attached hereto as Exhibit A, that such Registration Statement has been declared effective by the SEC.

t. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

u. Notwithstanding anything to the contrary in Section 3.g, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be only one Grace Period, such Grace Period not to exceed twenty (20) days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the date the Investors receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3.g with respect to the information giving rise thereto. Notwithstanding anything to the contrary contained herein, the Investors may convert the Debenture and exercise Warrants during a Grace Period.

v. Each of the following events shall constitute a "Registration Default" for purposes of this Agreement:

(i) the Company's failure to file a Registration Statement by the Scheduled Filing Date or Additional Scheduled Filing Date thereof, as appropriate;

(ii) the SEC's failure to declare a Registration Statement effective on or before the Scheduled Effective Date or Additional
Scheduled Effective Date thereof, as appropriate, except where the failure to meet such deadline is the result solely of actions by the holders of Registrable Securities or Legal Counsel;

(iii) the Company's failure to request acceleration of the effectiveness of a Registration Statement within two (2) business days after the SEC has notified the Company that it may file such an acceleration request as required by Section 3.a hereof, except where the failure to meet such deadline is a result solely of actions by the holders of Registrable Securities or Legal Counsel;

(iv) the Investors' inability to sell all Registrable Securities pursuant to an effective Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise); or

(v)  the aggregate days of Grace Period exceed the Allowable
Grace Period.

The occurrence of a Registration Default shall constitute an event of default under the Debenture and, in accordance with
Section 5.01 of the Debenture, the Principal Sum, all interest and all other amounts secured by the Debenture shall become immediately due and payable. In addition, upon the occurrence of a Registration Default, the Company shall pay each Investor an amount determined in accordance with the following formula for each 30-day period of such Registration Default:

2% x P x N for the first thirty (30) days of the first
Registration Default, and 3% x P x N for all continuing subsequent Registration Defaults where

P = the average of the closing bid prices of the Company's Common Stock (on the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board) for the applicable thirty (30) days; and

N = the number of Registrable Securities that such Investor holds or may acquire pursuant to conversion of the Debenture and exercise of Warrants on the last day of the applicable 30-day period (without giving effect to any limitations on exercise).

If a Registration Default is cured before the end of a 30-day period, the applicable formula shall be pro-rated. The Company shall pay such amount in cash on demand by an Investor made at any time during the continuance or after termination of such Registration Default. If the Company does not remit payment of the amount due to such Investor, the Company will pay the Investor's reasonable costs of collection, including attorneys' fees. An Investor's right to demand such payment shall be in addition to any other rights it may have under this Agreement, the Debenture or otherwise.

4.   OBLIGATIONS OF THE INVESTORS.

a. At least seven (7) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2.b, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.h or the first sentence of Section 3.g, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.h or the first sentence of Section 3.g.

e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

f. Each Investor agrees not to take any action to cause such Investor to become a registered broker-dealer as defined under the 1934 Act or to effect any change to such Investor's status that would preclude the Company from using Form S-3 for the Registration Statement.

5.   EXPENSES OF REGISTRATION.

All reasonable expenses, other than expenses incurred pursuant to
Section 3.j(iv) and (v) and underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees and disbursements of Legal Counsel, shall be paid by the Company.

6.   INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement or the Debenture (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations").

The Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or reasonable other expenses incurred by them in connection with investigating or defending any such Claim.

Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.a: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.d; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3.d, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 3.d; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.a, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6.d, such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.b and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6.b for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6.b with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus and such prospectus was provided to Investors as required, as then amended or supplemented.

c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority of the issued or issuable Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.   REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), during the Registration Period, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.   ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Debenture.

10.  AMENDMENT OF REGISTRATION RIGHTS.
Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold or have the right to acquire two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Iceberg Corporation of America
Suite 200, 16 Forest Road
St. John's, Newfoundland, Canada
Telephone: (___) ___-____
Facsimile: (___) ___-_____
Attention:

With a copy to:



Telephone:
Facsimile:
Attention:

If to Buyer, to its address and facsimile number on the signature page hereto (with copies to such Buyer's representatives as designated by Buyer) or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in Delaware by persons domiciled in Wilmington and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in Wilmington, Delaware, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Wilmington, Delaware, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Delaware unless the matter at issue is the corporation law of the Company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available.

e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Registration
Rights Agreement to be duly executed as of day and year first above written.


COMPANY:       BUYER:

Iceberg Corporation of America          566768 Ontario Limited



By:            By:
Name:               Name:
Its:                Its:

                    Address: c/o Hechter & Associates
                    Barristers & Solicitors
                    33 Prince Arthur Avenue
                    Toronto, Ontario
                    M5R 1B2
                    Attn: Mr. William S. Hechter

     Exhibit A



     FORM OF NOTICE OF EFFECTIVENESS
     OF REGISTRATION STATEMENT



Attn:

Re:  Iceberg Corporation of America

Ladies and Gentlemen:

We are counsel to Iceberg Corporation of America, a Nevada corporation (the "Company"), which has entered into that certain Amended and Restated Subordinated Convertible Debenture (the "Debenture") by and among the Company, ICOA International Inc. and 566768 Ontario Limited (the "Holder") pursuant to which the Company issued to the Holder a debenture convertible into shares of its common stock, $0.001 par value per share (the "Common Stock") and warrants to purchase Common Stock. Pursuant to the Debenture, the Company also has entered into a Registration Rights Agreement with the Holder (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2001, the Company filed a Registration Statement on Form S-___ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER'S COUNSEL]


By:

cc:  [LIST NAMES OF HOLDERS]


                          Exhibit 10.13


THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED
SUBORDINATED CONVERTIBLE DEBENTURE HAVE NOT BEEN
REGISTERED UNDER
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").
SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE
OF
SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


THIS AMENDED AND RESTATED SUBORDINATED CONVERTIBLE
DEBENTURE made
in the City of St. John's in the Province of Newfoundland on this _____ day of _______, 2001.


BETWEEN:

          ICEBERG CORPORATION OF AMERICA, a public company duly organized and existing under the laws of the State of Nevada, U.S.A.

          (hereinafter referred to as the "Issuer")

                        PARTY OF THE FIRST PART

AND:      566768 ONTARIO LIMITED, a body corporate organized and
exiting under the laws of the Province of Ontario

          (hereinafter referred to as the "Holders")

               PARTY OF THE SECOND PART

AND:
ICOA INTERNATIONAL INC., a body corporate organized and existing under the laws of the Province of Newfoundland, Canada and ICEBERG INDUSTRIES CORPORATION, a body corporate organized and existing under the laws of the Province of Newfoundland, Canada

(hereinafter referred to as the "Guarantors")

     PARTIES OF THE THIRD PART


     RECITALS

     WHEREAS:

The Issuer issued to the Holders that certain Subordinated
Convertible Debenture dated August 11, 2000 in the original principal amount of $200,000 (the "Original Debenture");


The Issuer and the Holders desire herein to amend and restate the Original Debenture, and in connection therewith certain founding shareholders have agreed to pledge 900,000 Preferred Exchangeable Shares of Icecap Equity Inc. (which are exchangeable into a like number of shares of Issuer common stock) held by such shareholders to the Holders to secure the obligations of the Issuer hereunder pursuant to a Stock Pledge and Security Agreement entered into by and among the Issuer, the Holders, the aforementioned founding shareholders and the collateral agent pursuant thereto (the "Pledge Agreement");

The Guarantors are wholly owned subsidiaries of the Issuer and carry on the business operations of the Issuer.

     NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:


     ARTICLE ONE - INTERPRETATION

Section 1.01   Definitions

     In this Amended and Restated Subordinated Convertible
Debenture, unless there is something inconsistent in the subject matter or context:

     a.   "Debenture" means this Amended and Restated
Subordinated Convertible Debenture in the amount of $200,000.00 and all annexed schedules and all amendments made by written agreement in accordance with the provisions of this Debenture;

     b.   "Principal Sum" means the sum of $200,000.00.

     c.   "Event of Default" means any of the events described in
Section 5.01;

     e. "Floating Charge" means the floating charge contained in sub-section 3.01;

     f. "Undertaking" means the Issuer's undertaking, property and assets, both present and future, of every nature and kind and wherever situate (other than the Realty and Chattels) including without limitation, its uncalled capital;

     g. "Realty" means all lands and premises now owned by the Issuer including all appurtenances, buildings, and fixtures, now or hereafter situate thereon, and all other lands and premises, including buildings and fixtures, hereafter acquired by the Issuer;

     h. "Chattels" means all machinery, equipment, plant, vehicles, goods and chattels now owned by the Issuer, including without limitation the items set forth in the Schedule annexed hereto marked "A", and all other machinery, equipment, plant, vehicles, goods and chattels, hereafter acquired by the Issuer;

     i. "Assets" means any or all of the Realty, Chattels and Undertaking;

     j.   "Protective Disbursements" has the meaning set out in
section 6.02 of this Debenture; and

     h. "U.S. Dollars" or "US$" means the lawful and freely convertible currency of the United States of America from time to time.

Section 1.01   Headings

     The division of this Debenture into Articles and Sections and headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Debenture", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular Article, Section or other portion and include any supplement agreement. Unless there is something inconsistent in the subject matter or context, references to Articles and Section are to Articles and Sections of this Debenture.

Section 1.02   Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

Section 1.03   Binding Effect

     This Debenture shall be for the benefit of the Holders, their respective heirs, administrators, executors, successors and assigns and shall bind the Issuer, its successors and assigns, and the Guarantors, its successors and assigns.


     ARTICLE TWO - REPAYMENT

Section 2.01   Repayment

     In consideration of the sum of the Principal Sum advanced from time to time by the Holders to the Issuer (the receipt of which by the Issuer is hereby acknowledged) and in consideration of, among other things, the Holders' limited consent pursuant to
Section 4.01(g) hereof of certain proposed share issuances by the Issuer (such consent to be evidenced by a side letter signed by the Holders on the date hereof and reasonably satisfactory to the Issuer), the receipt and sufficiency of which are hereby acknowledged and agreed by the Issuer, the Issuer promises to pay as follows:




Principal Sum

To pay to the Holders the Principal Sum then outstanding on the 30th day of June 2002 (hereinafter referred to as the "Maturity
Date").

Interest

To pay to the Holders interest at a floating rate equal to the US Bank Rate (Chase Bank Reference Rate) from time to time plus 1.5% (which interest rate as of the date hereof is US Bank Rate 10% plus 1.5% for a total of 11.5%) which interest shall be calculated monthly and paid semi-annually commencing from August 11, 2000 (the commencement date of the Original Debenture) with the first installment of interest to be made on the 1st day of February 2001 and continuing until payment in full of the principal sum has been made or duly provided for. Accrual of interest shall commence on the date hereof until payment in full of the Principal Sum has been made or duly provided for. All accrued and unpaid interest shall be at the same rate as the interest rate of the Principal Sum and shall be paid on the Maturity Date.

     Provided however as follows:

Conversion Rights of Holders

At the sole option of the Holders, the Principal Sum and any accrued and unpaid interest may be converted in whole or in part into units, each unit consisting of one (1) Common Share and one
(1) Common Share Purchase Warrant of the Issuer ("Units"). Such conversion is at the sole discretion of the Holders at any time during the term of the Debenture. The conversion price for each Unit shall be $0.25 per Unit which will entitle the Holder upon conversion to one Common Share and one Common Share Purchase Warrant. Upon exercise of each Common Share Purchase Warrant, the Holder shall pay $0.625 (the "Warrant Price") and shall thereupon receive one Common Share of the Issuer. Each Common Share Purchase Warrant shall expire eighteen (18) months from the date of conversion of all or any part of the corresponding Principal Sum to Units as defined above (the "Warrant Period").

Any certificates issued under this subsection will be issued under the exemption available to the Issuer set forth in Rule 506 of Regulation D of the Act.

The Common Share Purchase Warrants do not entitle the Holders to any voting rights or other rights as a shareholder of the Issuer, nor to any other rights whatsoever except the rights herein set forth, and no dividends shall be payable or accrue by reason of the Common Share Purchase Warrants or the interest represented thereby, or the shares purchasable thereunder, until or unless, and except to the extent that the Common Share Purchase Warrants are exercised.

In case the Issuer shall (a) pay a dividend in the form of Common Shares or make a distribution in the form of Common Shares, (b) subdivide its outstanding Common Shares into a greater number of Common Shares, (c) combine its outstanding Common Shares into a smaller number of Common Shares, or (d) issue by reclassification of its Common Shares other securities of the Issuer, the number of Common Shares purchasable upon exercise of the Common Share Purchase Warrants immediately prior thereto shall be adjusted so that the Holders of the Common Share Purchase Warrants shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer that the said Holders would have owned or have been entitled to receive after the happening of any of the events described above, had such Common Share Purchase Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection 2.01(c)(iv) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Whenever the number of Common Shares purchasable upon the exercise of the Common Share Purchase Warrants is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of the Common Share Purchase Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares so purchasable immediately thereafter.

For the purpose of this subsection 2.01, the term "Common Shares" shall mean (a) the class of shares designated as common shares of the Issuer at the date of the Common Share Purchase Warrants, or
(b) any other class of shares resulting from successive changes of par value to no par value, or from no par value to par value.

If during the Warrant Period the Issuer consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holders shall thereafter be entitled upon exercise of the Common Share Purchase Warrant to purchase, with respect to each Common Share purchasable immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of Common Shares is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Issuer shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Common Share Purchase Warrant shall thereafter be applicable, as nearly as reasonable may be, in relation to any securities or property thereafter deliverable upon the exercise of this Common Share Purchase Warrant.

Irrespective of any adjustments pursuant to this subsection 2.01(c) to the Warrant Price or to the number of Common Shares or other securities or other property obtainable upon exercise of the Common Share Purchase Warrant, the said Common Share Purchase Warrant may continue to state the Warrant Price and the number of Common Shares obtainable upon exercise, as the same price and number of Common Shares stated therein.

The Holders hereby agree that the resale of the Common Shares issuable upon exercise of the Common Share Purchase Warrants may be subject to a "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the Issuer undertakes a secondary offering.

The Issuer may cause the following legend or one similar thereto to be set forth on each certificate representing Common Shares or any other security issued or issuable upon exercise of the conversion rights or Common Share Purchase Warrants unless counsel for the Issuer is of the opinion as to any such certificate that such legend is unnecessary:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Interest Conversion

At their sole option, the Holders may elect to receive any or all interest payments in the form of Common Shares of the Issuer issued from the Treasury of the Issuer and calculated at the conversion rate of $0.25 per Common Share of the Issuer.

Conversion Obligation of Issuer

The Issuer agrees to register all shares of its Common Stock issued or issuable under this Debenture pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit A
(the "Registration Rights Agreement").



Prepayment

Prepayment of any or all of the Principal Sum prior to maturity shall require the written consent of the Holders.


     ARTICLE THREE - SECURITY

Section 3.01   Floating Charge

     As security for the due payment of all monies payable hereunder, the Issuer as beneficial owner hereby grants a security interest in and assigns, conveys, hypothecates, pledges and charges as and by way of a floating charge to and in favor of the Holders, the Assets of the Issuer (the "Floating Charge").

Section 3.02   Proviso

     The Floating Charge shall in no way hinder or prevent the Issuer, at any time and from time to time, until the security hereby constituted shall have become enforceable and the Holders shall have determined to enforce the same, from selling, alienating, leasing or otherwise disposing of or dealing with the Assets in the ordinary course of business and for the purpose of carrying on the same.

Section 3.03   Habendum

     To have and to hold the Assets and all rights hereby conferred unto the Holders, provided however that the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor now held or hereafter acquired by the Issuer is hereby and shall be excepted out of the Floating Charge hereby created and does not and shall not form part of the Assets but the Issuer shall stand possessed of the reversion remaining in the Issuer of any leasehold interest forming part of the Assets upon trust to assign and dispose thereof as the purchaser of such leasehold interest shall direct.

Section 3.04   Redemption

     This Debenture shall be void, and the Holders shall at the request and expense of the Issuer and within reasonable time thereafter discharge this Debenture and execute and deliver to the Issuer such deeds or other instruments as shall be required to satisfy the charges hereof and to effect the cancellation of the registration hereof and to reconvey to the Issuer the Assets free and clear of the charges of this Debenture if the Issuer shall have first satisfied the Holders that it has paid or made due provision satisfactory to the Holders for the payment of all the principal moneys and interest secured by the Debenture, or as otherwise stipulated under the terms and conditions of the Promissory Note, or shall surrender or cause to be surrendered the Debenture to the Holders for cancellation and, in either case, shall have paid or made arrangements satisfactory to the Holders for the payment of all other moneys secured hereunder.

Section 3.05   Priority

     This Debenture shall be a subordinated floating charge debenture subordinated and subsequent in priority to all funded debt obligations of the Issuer as of the date of the Original Debenture, excepting therefrom any debt obligations expressly agreed in writing by the Parties to such debt obligations to be subordinated to this Debenture, and will rank subsequent in priority as well to any short term borrowing obligations of the Issuer provided at any time by a recognized commercial lending institution.


     ARTICLE FOUR - COVENANTS

Section 4.01   Covenants of the Issuer

     The Issuer covenants and agrees:

     a.   Title

     It owns the Assets and has good and marketable title thereto, free from encumbrances (except as has been disclosed to and accepted by the Holders) and has the right and authority to hypothecate, pledge, charge, cede and transfer the same as herein provided, and that it will warrant and defend its title to the Assets against the claims and demands of all persons whatsoever.

     b.   Maintain, Operate and Protect

     It will diligently maintain, preserve, protect, use and operate the Assets and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect its Assets and the earnings, incomes, rents and fruits thereof.

     c.   Insurance

     It will cause all the Assets which are of a character usually insured by companies operating assets of a similar nature to be properly insured and kept insured with reputable insurers against loss or damage by fire or other similar hazards of the nature and to the extent that such assets are usually insured by companies operating assets of a similar nature in the same or similar localities and shall maintain such insurance with loss if any payable to the Holders as their interest may appear and shall deliver to the Holders evidence of such insurance satisfactory to the Holders.

     d.   Taxes

     It will pay all taxes, rates, assessments, insurance premiums, charges, and expenses assessed or imposed on the Assets or required therefor as and when the same shall have become due and payable and will exhibit to the Holders when required, receipts and vouchers establishing such payment.

     e.   Observe Laws

     It will duly observe and conform to all valid requirements of any governmental authority relative to any of the Assets and all covenants, terms and conditions upon or under which the Assets are held.

     f.   Borrowings

     Except as otherwise provided herein, it shall not undertake any borrowing without the consent of the majority of the Holders, which consent shall not be unreasonably withheld.

Treasury Share Issuances

     It will not issue any common shares from the Treasury of the Issuer for a period of eighteen (18) months from the date hereof without the consent of the majority of the Holders which consent shall not be unreasonably withheld if the issuance price is at least $1.00 and the issuance is a Regulation "D" issuance and not a Regulation "S" issuance. Provided however that nothing contained in this subparagraph shall be deemed to prevent or restrict the conversion of Icecap Equity Inc. common shares to common shares of the Issuer, and further provided that nothing contained in this subsection shall be deemed to prevent or restrict the issuance of shares pursuant to share purchase warrants outstanding as of the date of the original Debenture or stock options issued pursuant to the Issuer's Stock Option Plan.

Further Encumbrances

Except as provided for in section 3.02 hereof, it will not assign, convey, hypothecate, pledge or charge any of its Assets or Undertakings without the consent of the majority of the Holders which consent shall not be unreasonably withheld.

     i.   Information

     It will furnish to the Holders such information with respect to the Assets and the insurance thereon as the Holders may from time to time require.


     ARTICLE FIVE - EVENTS OF DEFAULT

Section 5.01   Events of Default

     The occurrence of any one or more of the following events
(each such event called an "Event of Default") shall constitute a default under this Debenture, namely:

a. Should the Principal Sum or any instalment of interest or any Protective Disbursement due hereunder not be paid when the same is due;

b. Should any other amount owing to the Holders hereunder not be paid when due;

c. Should any charges, dues, duties, taxes, levies, assessments and rates imposed upon the Assets not be paid and the receipts establishing the payment thereof not be exhibited when requested by the Holders;

d. Should the insurance premiums not be paid or the required insurance be not taken or kept, or should evidence of the renewal or replacement of the requisite insurance not be delivered in the manner hereinbefore stipulated;

e. Should the Issuer fail to maintain their corporate existence or status or cease its operations or be declared bankrupt or insolvent, or commit any act of insolvency, or otherwise acknowledge its insolvency, or make any general assignment for the benefit of its creditors, or do or fail to do any other act which has or might have an effect on its status or solvency;

f. Should a distress or execution be levied or enforced upon or against any of the Assets and shall not have been removed or discharged within thirty (30) days;

g. Should the Assets be sold, mortgaged or otherwise alienated except in accordance with the terms hereof;

h. Should the Issuer commit any default of its duties, obligations, or liabilities under this Debenture or the Registration Rights Agreement;

i. Should any adverse material change occur in the business, assets or financial condition of the Issuer and such adverse material change could, in the opinion of the Holders, affect the Issuer's ability to perform its obligations hereunder;

j. If any licence, consent, permission, approval or the interpretation or application thereof required in connection with the implementation, maintenance and performance of this Debenture is withdrawn, revoked, cancelled or modified in a manner found unacceptable to the Holders; or

If any other indebtedness of the Issuer shall not be paid when due or shall become prematurely payable or capable of being prematurely declared payable or if steps are taken to enforce any security for such indebtedness.

If the Issuer fails to timely file any report or statement required to be filed with the Securities and Exchange Commission or fails to timely file any registration statement required by the Registration Rights Agreement.



     Upon the occurrence of an Event of Default (i) the Floating Charge shall become fixed and crystallized, (ii) the Principal Sum, all interest and other amounts secured hereby shall become immediately due and payable, (iii) the Floating Charge shall become enforceable, (iv) the Holders shall have all rights and remedies pursuant to the Pledge Agreement and (v) the Holders shall have all rights and remedies available to a secured party under applicable law. Provided however that the Issuer shall have a period of thirty (30) days following receipt of Notice of Default to cure any such default.

     ARTICLE SIX - REMEDIES IN CASE OF DEFAULT

Section 6.01   Acceleration and Remedies in Case of Default

     Subject to the terms and conditions herein set forth, upon an event of default or if the security hereby constituted shall have become enforceable, the Holders:

     a. May in their discretion by written notice declare the Principal Sum and interest together with all other ancillary sums then owing to them pursuant to this Debenture, intended to be hereby secured, to be due and payable, and the same shall become immediately due and payable to the Holders on demand, anything therein or herein contained to the contrary notwithstanding,

     b. May in their discretion bring an action at law or suit in equity or other proceeding for the specific performance of any term contained herein or for any injunction against a violation of any such term or in aid of any right, power or remedy granted herein or therein or by law, in equity, or otherwise, or to recover judgment for all amounts due or declared due hereunder.

     c.   In their discretion may:

          i. enter into and take possession of the Assets wherever they may be, without legal process and without being responsible for loss and damage and hold, lease, or operate the Assets for such times and upon such terms as they may determine including but not limited to carrying on the business of the Issuer, accounting only for the net earnings, if any arising from such use of the Assets and charging upon all receipts from such use of the Assets, or from the sale thereof all costs, expenses, charges, damages or losses by reason of such use, the Issuer or any other person in possession of the Assets being obligated forthwith upon demand of the Holders to surrender possession of the Assets to the Holders;

          ii. sell the Assets or part thereof upon such terms and conditions as the Holders may determine, free from any claim of or by the Issuer at public or private sale, by sealed bids or otherwise; such sale may be held and at such place and at such time as the Holders may determine, and the Holders may become the purchaser at any public sale and shall have the right to credit on the purchase price any and all sums of money secured by the Debenture, including any disbursement made by the Holders on behalf of the Issuer or for the protection of the Assets. A person purchasing the Assets or any of them shall not be bound to inquire into the legality, regularity or propriety of any such sale and no such sale shall be invalidated by lack of default, want of notice or any other irregularity or impropriety.

     d. The Issuer will receive credit for the actual net amount of monies received by the Holders (after deducting all costs, charges and expenses to obtain such monies) and the Issuer shall pay any deficiency or balance that may at any time remain unpaid hereunder or under the security therefor after having been given credit for all monies received as aforesaid.

     e. May appoint, by instrument in writing, a receiver or a receiver-manager of the Assets and remove any receiver or receiver-manager so appointed and appoint another in his or their stead;

     f. Any receiver or receiver-manager appointed hereunder, shall, so far as concerns responsibility for his acts, be deemed the agent of the Issuer;

     g. Any receiver or receiver-manager appointed hereunder will have the power:

          i. to take possession of the Assets and exclude the Issuer, its agents and servants therefrom wherever the Assets may be located;

          ii. to sell all or any part of the Assets upon such terms and conditions as the receiver may determine;

          iii. to make any arrangement or compromise which he shall think expedient; and

          iv. to the extent permitted by law or to such lesser extent as may be permitted by the terms of his appointment, he shall have power:

               (1)  to carry on the business of the Issuer;

               (2) for the purpose of the business, to employ such agents, managers, solicitors, accountants, contractors, employees and other persons as he sees fit; and

               (3) for the above purposes, to raise money on the Assets and to charge the same and at such rate of interest and on such terms as he sees fit.

     h. Any receiver or receiver-manager appointed under this Debenture shall:

          i.   act honestly and in good faith; and

          ii. deal with any property of the Issuer in his possession or control in a commercially reasonable manner.

     i. Once a receiver or receiver-manager has been appointed under this Debenture and possession of the Assets taken, all powers, functions, rights and privileges of each of the directors of the Issuer with respect to the Assets and the related business and Undertaking of the Issuer shall cease unless specifically continued with the written consent of the Holders.

Section 6.02   Protective Disbursements

     The Holders may, at their option, from time to time pay off in whole or in part any mortgages, privileges, liens, assessments, taxes, fees, fines, rent, wages or other liabilities to employees, insurance premiums, legal fees and disbursements, or any other charges or potential liens against the Assets or the Issuer, and all such payments shall be Protective Disbursements and the amount thereof shall be added to the Principal Sum and be secured to the same extent as if the same were originally part of the Principal Sum and shall be secured by and have the security and the benefit of the Floating Charge.


ARTICLE SEVEN - GUARANTEE

Section 7.01   Guarantee

     The Guarantors hereby jointly, severally, irrevocably and unconditionally guarantee payment to the Holders of all of the Principal Sum, all interest and other amounts together with all other obligations at any time secured by this Debenture and further guarantee that the Issuer will duly perform and observe all covenants, agreements and provisos in this Debenture contained; and further, that the liability of the Guarantors pursuant to this guarantee clause shall not be released nor affected by any variation or alteration in any of the terms or provisions of this Debenture, nor by the Holders granting time, taking or giving up securities, accepting proposals, granting releases or discharges, or otherwise dealing with the Assets and Undertakings, or the parties hereto or any of them or with any other person or persons nor by any other thing whatsoever and the Holders shall not be bound to exhaust its remedies against the Issuer or against any other person or persons before enforcing their rights against the Guarantors. The Guarantors further agree to execute any and all further documents as may be required by the Holders from time to time to secure the obligations of the Guarantors created herein and to give full force and effect to this guarantee.


     ARTICLE EIGHT - NEGOTIABILITY

Section 8.01   Negotiability

     This Debenture is not assignable.


     ARTICLE NINE - GENERAL

Section 9.01   Remedies Cumulative

     Each and every right, power and remedy given herein to the Holders now or hereafter existing by statute or at law or in equity or otherwise shall be cumulative and shall be in addition to every other right, power and remedy herein or therein so given or now or hereafter existing by Statute or at law or in equity, or otherwise, and each and every right, power and remedy so existing may be exercised from time to time and as often and in such order as may be determined by the Holders any law or equity to the contrary notwithstanding.

Section 9.02   Waiver

     The Holders may by notice to the Issuer waive any default of the Issuer on such terms and conditions as the Holders may determine, but no such waiver shall be taken to affect any subsequent default or the rights arising therefrom.

Section 9.03   Notices

     Any notice, demand, request or consent required to and contemplated by any provision of this Debenture, to be given or made shall be delivered by hand to the registered head office of the Issuer or the Holders as the case may be or sent by mail. If sent by mail they shall be addressed as follows unless and until otherwise advised:

          ISSUER:        Iceberg Corporation of America
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

          HOLDERS:       566768 Ontario Limited
                         c/o Hechter & Associates
                         Barristers & Solicitors
                         33 Prince Arthur Avenue
                         Toronto, Ontario
                         M5R 1B2

                         Attention:  Mr. William S. Hechter


          GUARANTORS:         Iceberg Industries Corporation
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9


                         ICOA International Inc.
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

Any such notice, demand or consent, shall be conclusively deemed to have been received upon delivery or if sent by mail within five (5) business days of mailing.

Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder.

Section 9.04   Time

          Time shall be of the essence hereof in all respects.

          IN WITNESS WHEREOF the Issuer and the Guarantors have caused this Amended and Restated Debenture to be signed by their proper and duly authorized officers, have caused their respective seals to be affixed and have done so on the day and year stated on the first page.


                                        ICEBERG CORPORATION OF
AMERICA


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance


                                    ICEBERG INDUSTRIES
CORPORATION


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance




                         ICOA INTERNATIONAL INC.


                                             Per:

                                President

CANADA

PROVINCE OF NEWFOUNDLAND

CITY OF ST. JOHN'S


TO WIT:


     I, PAUL BENSON, MAKE OATH AND SAY AS FOLLOWS:


1. I am an officer holding the office of President of Iceberg Corporation of America named in the annexed Debenture, and I am aware of the circumstances connected with the transaction and have a personal knowledge of the facts herein deposed to.

2. The Debenture was executed in good faith and for the purpose of securing payment of the Principal Sum referred to therein and not for the mere purpose of protecting the chattels or book debts therein mentioned against the creditors of Iceberg Corporation of America or preventing such creditors from obtaining payment of any claim against Iceberg Corporation of America.


SWORN to before me at
the City of St. John's,
Newfoundland, Canada,
this          day of                                ,
2001





                                   PAUL BENSON
Schedule "A"


The entire common shareholdings of Iceberg Industries Corporation and the entire common shareholdings of ICOA International Inc.

Exhibit A

Registration Rights Agreement


                          Exhibit 10.14

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED
SUBORDINATED CONVERTIBLE DEBENTURE HAVE NOT BEEN
REGISTERED UNDER
THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").
SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE
OF
SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


THIS AMENDED AND RESTATED SUBORDINATED CONVERTIBLE
DEBENTURE made
in the City of St. John's in the Province of Newfoundland on this _____ day of _______, 2001.


BETWEEN:

          ICEBERG CORPORATION OF AMERICA, a public company duly organized and existing under the laws of the State of Nevada, U.S.A.

          (hereinafter referred to as the "Issuer")

                        PARTY OF THE FIRST PART

AND:      EXCALIBUR LIMITED PARTNERSHIP, a limited partnership
duly organized and existing under the laws of the Province of Ontario.

          (hereinafter referred to as the "Holders")

               PARTY OF THE SECOND PART

AND:
ICOA INTERNATIONAL INC., a body corporate organized and existing under the laws of the Province of Newfoundland, Canada and ICEBERG INDUSTRIES CORPORATION, a body corporate organized and existing under the laws of the Province of Newfoundland, Canada

(hereinafter referred to as the "Guarantors")

     PARTIES OF THE THIRD PART


     RECITALS

     WHEREAS:

The Issuer issued to the Holders that certain Subordinated
Convertible Debenture dated October 4, 2000 in the original principal amount of $311,000 (the "Original Debenture");


The Issuer and the Holders desire herein to amend and restate the Original Debenture, and in connection therewith certain founding shareholders have agreed to pledge 900,000 Preferred Exchangeable Shares of Icecap Equity Inc. (which are exchangeable into a like number of shares of Issuer common stock) held by such shareholders to the Holders to secure the obligations of the Issuer hereunder pursuant to a Stock Pledge and Security Agreement entered into by and among the Issuer, the Holders, the aforementioned founding shareholders and the collateral agent pursuant thereto (the "Pledge Agreement");

The Guarantors are wholly owned subsidiaries of the Issuer and carry on the business operations of the Issuer.

     NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:


     ARTICLE ONE - INTERPRETATION

Section 1.01   Definitions

     In this Amended and Restated Subordinated Convertible
Debenture, unless there is something inconsistent in the subject matter or context:

     a.   "Debenture" means this Amended and Restated
Subordinated Convertible Debenture in the amount of $311,000.00 and all annexed schedules and all amendments made by written agreement in accordance with the provisions of this Debenture;

     b.   "Principal Sum" means the sum of $311,000.00.

     c.   "Event of Default" means any of the events described in
Section 5.01;

     e. "Floating Charge" means the floating charge contained in sub-section 3.01;

     f. "Undertaking" means the Issuer's undertaking, property and assets, both present and future, of every nature and kind and wherever situate (other than the Realty and Chattels) including without limitation, its uncalled capital;

     g. "Realty" means all lands and premises now owned by the Issuer including all appurtenances, buildings, and fixtures, now or hereafter situate thereon, and all other lands and premises, including buildings and fixtures, hereafter acquired by the Issuer;

     h. "Chattels" means all machinery, equipment, plant, vehicles, goods and chattels now owned by the Issuer, including without limitation the items set forth in the Schedule annexed hereto marked "A", and all other machinery, equipment, plant, vehicles, goods and chattels, hereafter acquired by the Issuer;

     i. "Assets" means any or all of the Realty, Chattels and Undertaking;

     j.   "Protective Disbursements" has the meaning set out in
section 6.02 of this Debenture; and

     h. "U.S. Dollars" or "US$" means the lawful and freely convertible currency of the United States of America from time to time.

Section 1.01   Headings

     The division of this Debenture into Articles and Sections and headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Debenture", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular Article, Section or other portion and include any supplement agreement. Unless there is something inconsistent in the subject matter or context, references to Articles and Section are to Articles and Sections of this Debenture.

Section 1.02   Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

Section 1.03   Binding Effect

     This Debenture shall be for the benefit of the Holders, their respective heirs, administrators, executors, successors and assigns and shall bind the Issuer, its successors and assigns, and the Guarantors, its successors and assigns.


     ARTICLE TWO - REPAYMENT

Section 2.01   Repayment

     In consideration of the sum of the Principal Sum advanced from time to time by the Holders to the Issuer (the receipt of which by the Issuer is hereby acknowledged) and in consideration of, among other things, the Holders' limited consent pursuant to
Section 4.01(g) hereof of certain proposed share issuances by the Issuer (such consent to be evidenced by a side letter signed by the Holders on the date hereof and reasonably satisfactory to the Issuer), the receipt and sufficiency of which are hereby acknowledged and agreed by the Issuer, the Issuer promises to pay as follows:

Principal Sum

To pay to the Holders the Principal Sum then outstanding on the 30th day of June 2002 (hereinafter referred to as the "Maturity
Date").

Interest

To pay to the Holders interest at a floating rate equal to the US Bank Rate (Chase Bank Reference Rate) from time to time plus 1.5% (which interest rate as of the date hereof is US Bank Rate 10% plus 1.5% for a total of 11.5%) which interest shall be calculated monthly and paid semi-annually commencing from October 4, 2000 (the commencement date of the Original Debenture) with the first installment of interest to be made on the 1st day of February 2001 and continuing until payment in full of the principal sum has been made or duly provided for. Accrual of interest shall commence on the date hereof until payment in full of the Principal Sum has been made or duly provided for. All accrued and unpaid interest shall be at the same rate as the interest rate of the Principal Sum and shall be paid on the Maturity Date.

     Provided however as follows:

Conversion Rights of Holders

At the sole option of the Holders, the Principal Sum and any accrued and unpaid interest may be converted in whole or in part into units, each unit consisting of one (1) Common Share and one
(1) Common Share Purchase Warrant of the Issuer ("Units"). Such conversion is at the sole discretion of the Holders at any time during the term of the Debenture. The conversion price for each Unit shall be $0.25 per Unit which will entitle the Holder upon conversion to one Common Share and one Common Share Purchase Warrant. Upon exercise of each Common Share Purchase Warrant, the Holder shall pay $0.625 (the "Warrant Price") and shall thereupon receive one Common Share of the Issuer. Each Common Share Purchase Warrant shall expire eighteen (18) months from the date of conversion of all or any part of the corresponding Principal Sum to Units as defined above (the "Warrant Period").

Any certificates issued under this subsection will be issued under the exemption available to the Issuer set forth in Rule 506 of Regulation D of the Act.

The Common Share Purchase Warrants do not entitle the Holders to any voting rights or other rights as a shareholder of the Issuer, nor to any other rights whatsoever except the rights herein set forth, and no dividends shall be payable or accrue by reason of the Common Share Purchase Warrants or the interest represented thereby, or the shares purchasable thereunder, until or unless, and except to the extent that the Common Share Purchase Warrants are exercised.

In case the Issuer shall (a) pay a dividend in the form of Common Shares or make a distribution in the form of Common Shares, (b) subdivide its outstanding Common Shares into a greater number of Common Shares, (c) combine its outstanding Common Shares into a smaller number of Common Shares, or (d) issue by reclassification of its Common Shares other securities of the Issuer, the number of Common Shares purchasable upon exercise of the Common Share Purchase Warrants immediately prior thereto shall be adjusted so that the Holders of the Common Share Purchase Warrants shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer that the said Holders would have owned or have been entitled to receive after the happening of any of the events described above, had such Common Share Purchase Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection 2.01(c)(iv) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Whenever the number of Common Shares purchasable upon the exercise of the Common Share Purchase Warrants is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of the Common Share Purchase Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares so purchasable immediately thereafter.

For the purpose of this subsection 2.01, the term "Common Shares" shall mean (a) the class of shares designated as common shares of the Issuer at the date of the Common Share Purchase Warrants, or
(b) any other class of shares resulting from successive changes of par value to no par value, or from no par value to par value.

If during the Warrant Period the Issuer consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holders shall thereafter be entitled upon exercise of the Common Share Purchase Warrant to purchase, with respect to each Common Share purchasable immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of Common Shares is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Issuer shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Common Share Purchase Warrant shall thereafter be applicable, as nearly as reasonable may be, in relation to any securities or property thereafter deliverable upon the exercise of this Common Share Purchase Warrant.

Irrespective of any adjustments pursuant to this subsection 2.01(c) to the Warrant Price or to the number of Common Shares or other securities or other property obtainable upon exercise of the Common Share Purchase Warrant, the said Common Share Purchase Warrant may continue to state the Warrant Price and the number of Common Shares obtainable upon exercise, as the same price and number of Common Shares stated therein.

The Holders hereby agree that the resale of the Common Shares issuable upon exercise of the Common Share Purchase Warrants may be subject to a "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the Issuer undertakes a secondary offering.

The Issuer may cause the following legend or one similar thereto to be set forth on each certificate representing Common Shares or any other security issued or issuable upon exercise of the conversion rights or Common Share Purchase Warrants unless counsel for the Issuer is of the opinion as to any such certificate that such legend is unnecessary:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Interest Conversion

At their sole option, the Holders may elect to receive any or all interest payments in the form of Common Shares of the Issuer issued from the Treasury of the Issuer and calculated at the conversion rate of $0.25 per Common Share of the Issuer.

Conversion Obligation of Issuer

The Issuer agrees to register all shares of its Common Stock issued or issuable under this Debenture pursuant to the terms of the Registration Rights Agreement attached hereto and Exhibit A
(the "Registration Rights Agreement").

Prepayment

Prepayment of any or all of the Principal Sum prior to maturity shall require the written consent of the Holders.



     ARTICLE THREE - SECURITY

Section 3.01   Floating Charge

     As security for the due payment of all monies payable hereunder, the Issuer as beneficial owner hereby grants a security interest in and assigns, conveys, hypothecates, pledges and charges as and by way of a floating charge to and in favor of the Holders, the Assets of the Issuer (the "Floating Charge").

Section 3.02   Proviso

     The Floating Charge shall in no way hinder or prevent the Issuer, at any time and from time to time, until the security hereby constituted shall have become enforceable and the Holders shall have determined to enforce the same, from selling, alienating, leasing or otherwise disposing of or dealing with the Assets in the ordinary course of business and for the purpose of carrying on the same.

Section 3.03   Habendum

     To have and to hold the Assets and all rights hereby conferred unto the Holders, provided however that the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor now held or hereafter acquired by the Issuer is hereby and shall be excepted out of the Floating Charge hereby created and does not and shall not form part of the Assets but the Issuer shall stand possessed of the reversion remaining in the Issuer of any leasehold interest forming part of the Assets upon trust to assign and dispose thereof as the purchaser of such leasehold interest shall direct.

Section 3.04   Redemption

     This Debenture shall be void, and the Holders shall at the request and expense of the Issuer and within reasonable time thereafter discharge this Debenture and execute and deliver to the Issuer such deeds or other instruments as shall be required to satisfy the charges hereof and to effect the cancellation of the registration hereof and to reconvey to the Issuer the Assets free and clear of the charges of this Debenture if the Issuer shall have first satisfied the Holders that it has paid or made due provision satisfactory to the Holders for the payment of all the principal moneys and interest secured by the Debenture, or as otherwise stipulated under the terms and conditions of the Promissory Note, or shall surrender or cause to be surrendered the Debenture to the Holders for cancellation and, in either case, shall have paid or made arrangements satisfactory to the Holders for the payment of all other moneys secured hereunder.

Section 3.05   Priority

     This Debenture shall be a subordinated floating charge debenture subordinated and subsequent in priority to all funded debt obligations of the Issuer as of the date of the Original Debenture, excepting therefrom any debt obligations expressly agreed in writing by the Parties to such debt obligations to be subordinated to this Debenture, and will rank subsequent in priority as well to any short term borrowing obligations of the Issuer provided at any time by a recognized commercial lending institution.


     ARTICLE FOUR - COVENANTS

Section 4.01   Covenants of the Issuer

     The Issuer covenants and agrees:

     a.   Title

     It owns the Assets and has good and marketable title thereto, free from encumbrances (except as has been disclosed to and accepted by the Holders) and has the right and authority to hypothecate, pledge, charge, cede and transfer the same as herein provided, and that it will warrant and defend its title to the Assets against the claims and demands of all persons whatsoever.

     b.   Maintain, Operate and Protect

     It will diligently maintain, preserve, protect, use and operate the Assets and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect its Assets and the earnings, incomes, rents and fruits thereof.

     c.   Insurance

     It will cause all the Assets which are of a character usually insured by companies operating assets of a similar nature to be properly insured and kept insured with reputable insurers against loss or damage by fire or other similar hazards of the nature and to the extent that such assets are usually insured by companies operating assets of a similar nature in the same or similar localities and shall maintain such insurance with loss if any payable to the Holders as their interest may appear and shall deliver to the Holders evidence of such insurance satisfactory to the Holders.

     d.   Taxes

     It will pay all taxes, rates, assessments, insurance premiums, charges, and expenses assessed or imposed on the Assets or required therefor as and when the same shall have become due and payable and will exhibit to the Holders when required, receipts and vouchers establishing such payment.

     e.   Observe Laws

     It will duly observe and conform to all valid requirements of any governmental authority relative to any of the Assets and all covenants, terms and conditions upon or under which the Assets are held.

     f.   Borrowings

     Except as otherwise provided herein, it shall not undertake any borrowing without the consent of the majority of the Holders, which consent shall not be unreasonably withheld.

Treasury Share Issuances

     It will not issue any common shares from the Treasury of the Issuer for a period of eighteen (18) months from the date hereof without the consent of the majority of the Holders which consent shall not be unreasonably withheld if the issuance price is at least $1.00 and the issuance is a Regulation "D" issuance and not a Regulation "S" issuance. Provided however that nothing contained in this subparagraph shall be deemed to prevent or restrict the conversion of Icecap Equity Inc. common shares to common shares of the Issuer, and further provided that nothing contained in this subsection shall be deemed to prevent or restrict the issuance of shares pursuant to share purchase warrants outstanding as of the date of the original Debenture or stock options issued pursuant to the Issuer's Stock Option Plan.

Further Encumbrances

Except as provided for in section 3.02 hereof, it will not assign, convey, hypothecate, pledge or charge any of its Assets or Undertakings without the consent of the majority of the Holders which consent shall not be unreasonably withheld.

     i.   Information

     It will furnish to the Holders such information with respect to the Assets and the insurance thereon as the Holders may from time to time require.


     ARTICLE FIVE - EVENTS OF DEFAULT

Section 5.01   Events of Default

     The occurrence of any one or more of the following events
(each such event called an "Event of Default") shall constitute a default under this Debenture, namely:

a. Should the Principal Sum or any instalment of interest or any Protective Disbursement due hereunder not be paid when the same is due;

b. Should any other amount owing to the Holders hereunder not be paid when due;

c. Should any charges, dues, duties, taxes, levies, assessments and rates imposed upon the Assets not be paid and the receipts establishing the payment thereof not be exhibited when requested by the Holders;

d. Should the insurance premiums not be paid or the required insurance be not taken or kept, or should evidence of the renewal or replacement of the requisite insurance not be delivered in the manner hereinbefore stipulated;

e. Should the Issuer fail to maintain their corporate existence or status or cease its operations or be declared bankrupt or insolvent, or commit any act of insolvency, or otherwise acknowledge its insolvency, or make any general assignment for the benefit of its creditors, or do or fail to do any other act which has or might have an effect on its status or solvency;

f. Should a distress or execution be levied or enforced upon or against any of the Assets and shall not have been removed or discharged within thirty (30) days;

g. Should the Assets be sold, mortgaged or otherwise alienated except in accordance with the terms hereof;

h. Should the Issuer commit any default of its duties, obligations, or liabilities under this Debenture or the Registration Rights Agreement;

i. Should any adverse material change occur in the business, assets or financial condition of the Issuer and such adverse material change could, in the opinion of the Holders, affect the Issuer's ability to perform its obligations hereunder;

j. If any licence, consent, permission, approval or the interpretation or application thereof required in connection with the implementation, maintenance and performance of this Debenture is withdrawn, revoked, cancelled or modified in a manner found unacceptable to the Holders; or

If any other indebtedness of the Issuer shall not be paid when due or shall become prematurely payable or capable of being prematurely declared payable or if steps are taken to enforce any security for such indebtedness.

If the Issuer fails to timely file any report or statement required to be filed with the Securities and Exchange Commission or fails to timely file any registration statement required by the Registration Rights Agreement.


     Upon the occurrence of an Event of Default (i) the Floating Charge shall become fixed and crystallized, (ii) the Principal Sum, all interest and other amounts secured hereby shall become immediately due and payable, (iii) the Floating Charge shall become enforceable, (iv) the Holders shall have all rights and remedies pursuant to the Pledge Agreement and (v) the Holders shall have all rights and remedies available to a secured party under applicable law. Provided however that the Issuer shall have a period of fifteen (15) days following receipt of Notice of Default to cure any such default.

     ARTICLE SIX - REMEDIES IN CASE OF DEFAULT

Section 6.01   Acceleration and Remedies in Case of Default

     Subject to the terms and conditions herein set forth, upon an event of default or if the security hereby constituted shall have become enforceable, the Holders:

     a. May in their discretion by written notice declare the Principal Sum and interest together with all other ancillary sums then owing to them pursuant to this Debenture, intended to be hereby secured, to be due and payable, and the same shall become immediately due and payable to the Holders on demand, anything therein or herein contained to the contrary notwithstanding,

     b. May in their discretion bring an action at law or suit in equity or other proceeding for the specific performance of any term contained herein or for any injunction against a violation of any such term or in aid of any right, power or remedy granted herein or therein or by law, in equity, or otherwise, or to recover judgment for all amounts due or declared due hereunder.

     c.   In their discretion may:

          i. enter into and take possession of the Assets wherever they may be, without legal process and without being responsible for loss and damage and hold, lease, or operate the Assets for such times and upon such terms as they may determine including but not limited to carrying on the business of the Issuer, accounting only for the net earnings, if any arising from such use of the Assets and charging upon all receipts from such use of the Assets, or from the sale thereof all costs, expenses, charges, damages or losses by reason of such use, the Issuer or any other person in possession of the Assets being obligated forthwith upon demand of the Holders to surrender possession of the Assets to the Holders;

          ii. sell the Assets or part thereof upon such terms and conditions as the Holders may determine, free from any claim of or by the Issuer at public or private sale, by sealed bids or otherwise; such sale may be held and at such place and at such time as the Holders may determine, and the Holders may become the purchaser at any public sale and shall have the right to credit on the purchase price any and all sums of money secured by the Debenture, including any disbursement made by the Holders on behalf of the Issuer or for the protection of the Assets. A person purchasing the Assets or any of them shall not be bound to inquire into the legality, regularity or propriety of any such sale and no such sale shall be invalidated by lack of default, want of notice or any other irregularity or impropriety.

     d. The Issuer will receive credit for the actual net amount of monies received by the Holders (after deducting all costs, charges and expenses to obtain such monies) and the Issuer shall pay any deficiency or balance that may at any time remain unpaid hereunder or under the security therefor after having been given credit for all monies received as aforesaid.

     e. May appoint, by instrument in writing, a receiver or a receiver-manager of the Assets and remove any receiver or receiver-manager so appointed and appoint another in his or their stead;

     f. Any receiver or receiver-manager appointed hereunder, shall, so far as concerns responsibility for his acts, be deemed the agent of the Issuer;

     g. Any receiver or receiver-manager appointed hereunder will have the power:

          i. to take possession of the Assets and exclude the Issuer, its agents and servants therefrom wherever the Assets may be located;

          ii. to sell all or any part of the Assets upon such terms and conditions as the receiver may determine;

          iii. to make any arrangement or compromise which he shall think expedient; and

          iv. to the extent permitted by law or to such lesser extent as may be permitted by the terms of his appointment, he shall have power:

               (1)  to carry on the business of the Issuer;

               (2) for the purpose of the business, to employ such agents, managers, solicitors, accountants, contractors, employees and other persons as he sees fit; and

               (3) for the above purposes, to raise money on the Assets and to charge the same and at such rate of interest and on such terms as he sees fit.

     h. Any receiver or receiver-manager appointed under this Debenture shall:

          i.   act honestly and in good faith; and

          ii. deal with any property of the Issuer in his possession or control in a commercially reasonable manner.

     i. Once a receiver or receiver-manager has been appointed under this Debenture and possession of the Assets taken, all powers, functions, rights and privileges of each of the directors of the Issuer with respect to the Assets and the related business and Undertaking of the Issuer shall cease unless specifically continued with the written consent of the Holders.

Section 6.02   Protective Disbursements

     The Holders may, at their option, from time to time pay off in whole or in part any mortgages, privileges, liens, assessments, taxes, fees, fines, rent, wages or other liabilities to employees, insurance premiums, legal fees and disbursements, or any other charges or potential liens against the Assets or the Issuer, and all such payments shall be Protective Disbursements and the amount thereof shall be added to the Principal Sum and be secured to the same extent as if the same were originally part of the Principal Sum and shall be secured by and have the security and the benefit of the Floating Charge.


ARTICLE SEVEN - GUARANTEE

Section 7.01   Guarantee

     The Guarantors hereby jointly, severally, irrevocably and unconditionally guarantee payment to the Holders of all of the Principal Sum, all interest and other amounts together with all other obligations at any time secured by this Debenture and further guarantee that the Issuer will duly perform and observe all covenants, agreements and provisos in this Debenture contained; and further, that the liability of the Guarantors pursuant to this guarantee clause shall not be released nor affected by any variation or alteration in any of the terms or provisions of this Debenture, nor by the Holders granting time, taking or giving up securities, accepting proposals, granting releases or discharges, or otherwise dealing with the Assets and Undertakings, or the parties hereto or any of them or with any other person or persons nor by any other thing whatsoever and the Holders shall not be bound to exhaust its remedies against the Issuer or against any other person or persons before enforcing their rights against the Guarantors. The Guarantors further agree to execute any and all further documents as may be required by the Holders from time to time to secure the obligations of the Guarantors created herein and to give full force and effect to this guarantee.


     ARTICLE EIGHT - NEGOTIABILITY

Section 8.01   Negotiability

     This Debenture is not assignable.


     ARTICLE NINE - GENERAL

Section 9.01   Remedies Cumulative

     Each and every right, power and remedy given herein to the Holders now or hereafter existing by statute or at law or in equity or otherwise shall be cumulative and shall be in addition to every other right, power and remedy herein or therein so given or now or hereafter existing by Statute or at law or in equity, or otherwise, and each and every right, power and remedy so existing may be exercised from time to time and as often and in such order as may be determined by the Holders any law or equity to the contrary notwithstanding.

Section 9.02   Waiver

     The Holders may by notice to the Issuer waive any default of the Issuer on such terms and conditions as the Holders may determine, but no such waiver shall be taken to affect any subsequent default or the rights arising therefrom.

Section 9.03   Notices

     Any notice, demand, request or consent required to and contemplated by any provision of this Debenture, to be given or made shall be delivered by hand to the registered head office of the Issuer or the Holders as the case may be or sent by mail. If sent by mail they shall be addressed as follows unless and until otherwise advised:

          ISSUER:        Iceberg Corporation of America
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

          HOLDERS:       Excalibur Limited Partnership
                         c/o Hechter & Associates
                         Barristers & Solicitors
                         33 Prince Arthur Avenue
                         Toronto, Ontario
                         M5R 1B2

                         Attention:  Mr. William S. Hechter


          GUARANTORS:    Iceberg Industries Corporation
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

                         ICOA International Inc.
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

Any such notice, demand or consent, shall be conclusively deemed to have been received upon delivery or if sent by mail within five (5) business days of mailing.

Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder.

Section 9.04   Time

          Time shall be of the essence hereof in all respects.

          IN WITNESS WHEREOF the Issuer and the Guarantors have caused this Amended and Restated Debenture to be signed by their proper and duly authorized officers, have caused their respective seals to be affixed and have done so on the day and year stated on the first page.


                                        ICEBERG CORPORATION OF
AMERICA


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance


                                    ICEBERG INDUSTRIES
CORPORATION


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance



                         ICOA INTERNATIONAL INC.


                                             Per:

                                President

CANADA

PROVINCE OF NEWFOUNDLAND

CITY OF ST. JOHN'S


TO WIT:


     I, PAUL BENSON, MAKE OATH AND SAY AS FOLLOWS:


1. I am an officer holding the office of President of Iceberg Corporation of America named in the annexed Debenture, and I am aware of the circumstances connected with the transaction and have a personal knowledge of the facts herein deposed to.

2. The Debenture was executed in good faith and for the purpose of securing payment of the Principal Sum referred to therein and not for the mere purpose of protecting the chattels or book debts therein mentioned against the creditors of Iceberg Corporation of America or preventing such creditors from obtaining payment of any claim against Iceberg Corporation of America.


SWORN to before me at
the City of St. John's,
Newfoundland, Canada,
this          day of                                ,
2001





                                   PAUL BENSON
Schedule "A"


The entire common shareholdings of Iceberg Industries Corporation and the entire common shareholdings of ICOA International Inc.

Exhibit A

Registration Rights Agreement


                          Exhibit 10.15


REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 2001, by and among Iceberg Corporation of America, a Nevada corporation (the "Company"), and Green Pastures Ltd., a body corporate organized and existing under the laws of Nassau, the Bahamas, (the "Buyer").

WHEREAS:

A. In connection with the Convertible Debenture by and among the Company, Buyer, ICOA International Inc. and Iceberg Industries Corporation dated as of January 31, 2001 (the "Debenture"), the Company has, upon the terms and subject to the conditions of the Debenture, issued and sold to Buyer a convertible debenture convertible into shares of the Company's common stock, (the "Common Stock") as issued upon conversion of the Debenture, (the "Debenture Shares");

B. The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1.   DEFINITIONS.

Terms that are used herein with initial capital letters and are not otherwise defined herein will have the meanings given to them in the Debenture. As used in this Agreement, the following terms shall have the following meanings:

a. "Investor" means Buyer, any transferee or assignee thereof to whom Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means (i) the Common Stock issued or issuable pursuant to the Debenture, including the Debenture Shares, (ii) any Common Stock issuable as interest on the Debenture and (iii) any shares of capital stock issued or issuable with respect to Registrable Securities or the Debenture as a result of any stock split, stock dividend, recapitalization, anti-dilution adjustment, exchange or similar event or otherwise, without regard to any limitation on conversion of the Debenture.


e. "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act.

2.   REGISTRATION.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the earlier of
(i) forty-five (45) days after the date hereof or (ii) the filing of another Registration Statement (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (the "Scheduled Filing Date"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2.e. The initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the number of Registrable Securities (issued and issuable) as of the date immediately preceding the date the Registration Statement is initially filed with the SEC. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than one hundred thirty (130) days after the date hereof (the "Scheduled Effective Date"). The Company represents and covenants that no Person other than an Investor has or will have the right to include any securities of the Company in the Registration Statement to be filed in accordance with this Section 2.a.

In the event that the number of shares of Common Stock so registered and not yet issued to the Investors as Debenture Shares shall be less than the number of shares which would be issuable at any time upon the conversion of the remaining unconverted principal amount of the Debenture, then the Company shall be obligated to file, within fifteen (15) days of notice from any Investor of such occurrence, a further Registration Statement registering such remaining shares and shall use diligent best efforts to prosecute such additional Registration Statement to effectiveness within sixty (60) days of such notice.

Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this
Section 2.b and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in this Section 2.b below. No right to registration of Registrable Securities under this Section 2.b shall be construed to limit any registration required under Section 2.a. The obligations of the Company under this Section 2.b may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2.b is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this
Section 2.b is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration:

first, all securities the Company proposes to sell for its own account;

second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights; and

third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors.

d. Legal Counsel. Subject to Section 5 hereof, the Investors holding a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee as their counsel any offering pursuant to this Section 2 ("Legal Counsel"). The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

e. Ineligibility for Form S-3. In the event that Form S-3 is unavailable for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

f. Sufficient Number of Shares Registered. If the number of shares available under a Registration Statement filed pursuant to
Section 2.a is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover or an Investor's allocated portion of the Registrable Securities pursuant to Section 2.c, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to comply with the third sentence of Section 2.a, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (each such date, an "Additional Scheduled Filing Date"). The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than sixty (60) days after the Additional Scheduled Filing Date (each such date, an "Additional Scheduled Effective Date"). For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities covered by such Registration Statement is less than the amount required to comply with the third sentence
of Section 2.a.   For purposes of the calculation set forth in
the foregoing sentence, any restrictions on the conversion or exercisability of the Debenture shall be disregarded and such calculation shall assume that the Debenture is convertible at the then prevailing conversion price (as provided for in Section 2.01.c.i. of the Debenture and subject to adjustment as provided for therein).


3.   RELATED OBLIGATIONS.

Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2.b or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.a or 2.f, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the thirtieth (30th) day the date hereof) for the registration of Registrable Securities pursuant to Section 2.a and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but, in no event later than ninety (90) days after the date hereof). The Company shall not file any other Registration Statement with respect to any of its securities between the date hereof and ninety (90) days after the effective date of such Registration Statement (other than a Registration Statement on Form S-8 (or its equivalent at such time)). The Company shall keep the Registration Statement required to be filed hereunder effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or
(ii) the date on which (A) the Investors shall have sold all the Registrable Securities covered by such Registration Statement and
(B) the Debenture is not outstanding (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.b by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

c. The Company shall (a) permit Legal Counsel to review and comment upon (i) the Registration Statement at least seven (7) days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements within a reasonable number of days prior to their filing with the SEC and (b) not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.e, (y) subject itself to general taxation in any such jurisdiction, or
(z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

f. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering; provided, however, that the Company shall have the right to consent to the selection of such underwriter, which consent shall not be unreasonably withheld.

g. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

h. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

i. At the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of any Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) if required by an underwriter, a letter, dated such date, from the Company's independent chartered accountants in form and substance as is customarily given by independent chartered accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

j. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel, (iii) any underwriter participating in any disposition pursuant to a Registration Statement, (iv) one firm of accountants or other agents retained by the Investors and
(v) one firm of attorneys retained by such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or market, or (ii) secure the inclusion for quotation on the over-the-counter market on the electronic bulletin board for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.l.

m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

n. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

o. If requested by the managing underwriters or an Investor, the Company shall: (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if requested by an Investor or any underwriter of such Registrable Securities.

p. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

q. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

s. Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation, in the form attached hereto as Exhibit A, that such Registration Statement has been declared effective by the SEC.

t. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

u. Notwithstanding anything to the contrary in Section 3.g, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be only one Grace Period, such Grace Period not to exceed twenty (20) days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the date the Investors receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3.g with respect to the information giving rise thereto. Notwithstanding anything to the contrary contained herein, the Investors may convert the Debenture and exercise Warrants during a Grace Period.

v. Each of the following events shall constitute a "Registration Default" for purposes of this Agreement:

(i) the Company's failure to file a Registration Statement by the Scheduled Filing Date or Additional Scheduled Filing Date thereof, as appropriate;

(ii) the SEC's failure to declare a Registration Statement effective on or before the Scheduled Effective Date or Additional
Scheduled Effective Date thereof, as appropriate, except where the failure to meet such deadline is the result solely of actions by the holders of Registrable Securities or Legal Counsel;

(iii) the Company's failure to request acceleration of the effectiveness of a Registration Statement within two (2) business days after the SEC has notified the Company that it may file such an acceleration request as required by Section 3.a hereof, except where the failure to meet such deadline is a result solely of actions by the holders of Registrable Securities or Legal Counsel;

(iv) the Investors' inability to sell all Registrable Securities pursuant to an effective Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise); or

(v)  the aggregate days of Grace Period exceed the Allowable
Grace Period.

The occurrence of a Registration Default shall constitute an event of default under the Debenture and, in accordance with
Section 5.01 of the Debenture, the Principal Sum, all interest and all other amounts secured by the Debenture shall become immediately due and payable. In addition, upon the occurrence of a Registration Default, the Company shall pay each Investor an amount determined in accordance with the following formula for each 30-day period of such Registration Default:

1.5% x P x N for the first thirty (30) days of the first
Registration Default, and
2% x P x N for all continuing subsequent Registration Defaults where

P = the average of the closing bid prices of the Company's Common Stock (on the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or market, the OTC Bulletin Board) for the applicable thirty (30) days; and

N = the number of Registrable Securities that such Investor holds or may acquire pursuant to conversion of the Debenture and exercise of Warrants on the last day of the applicable 30-day period (without giving effect to any limitations on exercise).

If a Registration Default is cured before the end of a 30-day period, the applicable formula shall be pro-rated. The Company shall pay such amount in cash on demand by an Investor made at any time during the continuance or after termination of such Registration Default. If the Company does not remit payment of the amount due to such Investor, the Company will pay the Investor's reasonable costs of collection, including attorneys' fees. An Investor's right to demand such payment shall be in addition to any other rights it may have under this Agreement, the Debenture or otherwise.

4.   OBLIGATIONS OF THE INVESTORS.

a. At least seven (7) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2.b, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.h or the first sentence of Section 3.g, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.h or the first sentence of Section 3.g.

e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

f. Each Investor agrees not to take any action to cause such Investor to become a registered broker-dealer as defined under the 1934 Act or to effect any change to such Investor's status that would preclude the Company from using Form S-3 for the Registration Statement.

5.   EXPENSES OF REGISTRATION.

All reasonable expenses, other than expenses incurred pursuant to
Section 3.j(iv) and (v) and underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees and disbursements of Legal Counsel, shall be paid by the Company.

6.   INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act, and any underwriter (as defined in the 1933
Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement or the Debenture (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations").

The Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or reasonable other expenses incurred by them in connection with investigating or defending any such Claim.

Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.a: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.d; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3.d, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 3.d; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.a, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6.d, such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.b and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6.b for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6.b with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus and such prospectus was provided to Investors as required, as then amended or supplemented.

c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority of the issued or issuable Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.   REPORTS UNDER THE 1934 ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), during the Registration Period, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.   ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Debenture.

10.  AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold or have the right to acquire two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Iceberg Corporation of America
Suite 200, 16 Forest Road
St. John's, Newfoundland, Canada
Telephone: (709) 739-5731
Facsimile: (709) 739-6494
a)   Attention: Paul Benson, President


If to Buyer, to its address and facsimile number on the signature page hereto (with copies to such Buyer's representatives as designated by Buyer) or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in Delaware by persons domiciled in Wilmington and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in Wilmington, Delaware, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Delaware unless the matter at issue is the corporation law of the Company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available.

e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Registration
Rights Agreement to be duly executed as of day and year first above written.


COMPANY:

Iceberg Corporation of America


By:
Name:
Its:


(a)  Exhibit A

     FORM OF NOTICE OF EFFECTIVENESS
     OF REGISTRATION STATEMENT



Attn:

Re:  Iceberg Corporation of America

Ladies and Gentlemen:

We are counsel to Iceberg Corporation of America, a Nevada corporation (the "Company"), which has entered into that certain Convertible Debenture (the "Debenture") by and among the Company, ICOA International Inc. and Green Pastures Ltd. (the "Holder") pursuant to which the Company issued to the Holder a debenture convertible into shares of its common stock, (the "Common Stock"). Pursuant to the Debenture, the Company also has entered into a Registration Rights Agreement with the Holder (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act").
In connection with the Company's obligations under the Registration Rights Agreement, on January 31, 2001, the Company filed a Registration Statement on Form S-___ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER'S COUNSEL]


By:

cc:  [LIST NAMES OF HOLDERS]


                          Exhibit 10.16

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED
ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO
THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT
REQUIRED.

6% CONVERTIBLE Debenture Due April 30th, 2002.  Amount -
$25,000.00, (the "Principal Sum")

This Debenture is Number 12 of a series of duly authorized issues of Debentures of Iceberg Corporation of America, a Nevada corporation designated as its 6% Convertible Debenture due April
30, 2002.



THIS CONVERTIBLE DEBENTURE made in the City of St. John's in the Province of Newfoundland on this 31st day of January, 2001.


BETWEEN:

          ICEBERG CORPORATION OF AMERICA, a public company duly organized and existing under the laws of the State of Nevada, U.S.A.

          (hereinafter referred to as the "Issuer")

                        PARTY OF THE FIRST PART

AND:      GREEN PASTURES LTD., a body corporate organized and
exiting under the laws of the Bahamas

          (hereinafter referred to as the "Holder")

               PARTY OF THE SECOND PART

AND:
ICOA INTERNATIONAL INC., a body corporate organized and existing under the laws of the Province of Newfoundland, Canada and ICEBERG INDUSTRIES CORPORATION, a body corporate organized and existing under the laws of the Province of Newfoundland, Canada

(hereinafter referred to as the "Guarantors")

     PARTIES OF THE THIRD PART



     RECITALS

     WHEREAS:

The Issuer and the Holder have agreed to enter into this financing agreement; and,

The Guarantors are wholly owned subsidiaries of the Issuer and carry on the business operations of the Issuer.


     NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:


     ARTICLE ONE - INTERPRETATION

Section 1.01   Definitions

     In this Convertible Debenture, unless there is something inconsistent in the subject matter or context:

     a. "Debenture" means this Convertible Debenture in the amount of $25,000.00 and all annexed schedules and all amendments made by written agreement in accordance with the provisions of this Debenture;

     b.   "Principal Sum" means the sum of $25,000.00.

     c.   "Event of Default" means any of the events described in
Section 5.01;

     e. "Floating Charge" means the floating charge contained in sub-section 3.01;

     f. "Undertaking" means the Issuer's undertaking, property and assets, both present and future, of every nature and kind and wherever situate (other than the Realty and Chattels) including without limitation, its uncalled capital;

     g. "Realty" means all lands and premises now owned by the Issuer including all appurtenances, buildings, and fixtures, now or hereafter situate thereon, and all other lands and premises, including buildings and fixtures, hereafter acquired by the Issuer;

     h. "Chattels" means all machinery, equipment, plant, vehicles, goods and chattels now owned by the Issuer, including without limitation the items set forth in the Exhibit annexed hereto marked "A", and all other machinery, equipment, plant, vehicles, goods and chattels, hereafter acquired by the Issuer;

     i. "Assets" means any or all of the Realty, Chattels and Undertaking;

     j.   "Protective Disbursements" has the meaning set out in
section 6.02 of this Debenture; and

     h. "U.S. Dollars" or "US$" means the lawful and freely convertible currency of the United States of America from time to time.

Section 1.01   Headings

     The division of this Debenture into Articles and Sections and headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Debenture", "hereof", "hereunder" and similar expressions refer to this Debenture and not to any particular Article, Section or other portion and include any supplement agreement. Unless there is something inconsistent in the subject matter or context, references to Articles and Section are to Articles and Sections of this Debenture.

Section 1.02   Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

Section 1.03   Binding Effect

     This Debenture shall be for the benefit of the Holder, its respective heirs, administrators, executors, successors and assigns and shall bind the Issuer, its successors and assigns, and the Guarantors, its successors and assigns.


     ARTICLE TWO - REPAYMENT

Section 2.01   Repayment

     In consideration of the Principal Sum advanced from time to time by the Holder to the Issuer, the receipt and sufficiency of which are hereby acknowledged and agreed by the Issuer, the Issuer promises to pay as follows:

Principal Sum

To pay to the Holder the Principal Sum then outstanding on the 30th day of April, 2002 (hereinafter referred to as the "Maturity
Date").

Interest

To pay to the Holder interest at the rate of 6% per annum accruing from the date of initial issuance and continuing until payment in full of the Principal Sum has been made or duly provided for. All accrued and unpaid interest shall be at the same rate as the interest rate of the Principal Sum and shall be paid on the Maturity Date.

     Provided however as follows:

Conversion Rights of Holder

i.   The  Holder is  entitled,  at  its  option,  at  any  time
after  the  closing  date  until   maturity  hereof   to  convert
the  Principal Sum into 429,379 Common Shares of the Issuer.
Such conversion is at the sole discretion of the Holder at any time during the term of this Debenture. Such conversion shall be effectuated by surrendering the Debenture to be converted to the Issuer, with the form of conversion notice attached to this Debenture as Exhibit "B", executed by the Holder evidencing the Holder's intention to convert this Debenture. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Issuer, or if earlier, the date set forth in such notice of conversion if the Debenture is received by the Issuer within five business days thereafter.

Any certificates issued under this subsection will be issued under the exemption available to the Issuer set forth in Rule 506 of Regulation D of the Act.

In case the Issuer shall (a) pay a dividend in the form of Common Shares or make a distribution in the form of Common Shares, (b) subdivide its outstanding Common Shares into a greater number of Common Shares, (c) combine its outstanding Common Shares into a smaller number of Common Shares, or (d) issue by reclassification of its Common Shares other securities of the Issuer, the number of Common Shares purchasable upon exercise of conversion immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer that the said Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such conversion been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection 2.01(c)(iii) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

For the purpose of this subsection 2.01, the term "Common Shares" shall mean (a) the class of shares designated as common shares of the Issuer at the date hereof, or (b) any other class of shares resulting from successive changes of par value to no par value, or from no par value to par value.

If prior to the Maturity Date the Issuer consolidates with or merges into another corporation or transfers all or substantially all of its assets, the Holder shall thereafter be entitled upon conversion to purchase, with respect to each Common Share convertible immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of Common Shares is entitled upon such consolidation or merger, without any change in, or payment of consideration in addition to the conversion rate in effect immediately prior to such merger or consolidation, and the Issuer shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Debenture shall thereafter be applicable, as nearly as reasonable may be, in relation to any securities or property thereafter deliverable upon the exercise of the conversion rights.

The Issuer may cause the following legend or one similar thereto to be set forth on each certificate representing Common Shares or any other security issued or issuable upon exercise of the conversion rights unless counsel for the Issuer is of the opinion as to any such certificate that such legend is unnecessary:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Interest Conversion

At its sole option, the Holder may elect to receive any or all interest payments in the form of Common Shares of the Issuer issued from the Treasury of the Issuer at the conversion rate set forth in subparagraph 2.01(c)(i) herein on a pro rata basis.

Conversion Obligation of Issuer

The Issuer agrees to register all shares of its Common Stock issued or issuable under this Debenture pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit "C"
(the "Registration Rights Agreement").

Prepayment

     Provided the Issuer is not in default under the terms of this Debenture, the Principal Sum may be prepaid, without penalty, in whole or in part at any time after January 31, 2002 upon the Issuer providing three (3) months written notice to the Holder of the Issuer's intention so to do, provided however that the Holder shall retain the rights of conversion hereinbefore set forth in sub-section 2.01(c) at any time prior to the actual payments.

Section 2.02   Withholdings

The Issuer shall be entitled to withhold from all payments of principal and interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.


     ARTICLE THREE - SECURITY

Section 3.01   Floating Charge

     As security for the due payment of all monies payable hereunder, the Issuer as beneficial owner hereby grants a security interest in and assigns, conveys, hypothecates, pledges and charges as and by way of a floating charge to and in favor of the Holder, the Assets of the Issuer (the "Floating Charge").

Section 3.02   Proviso

     The Floating Charge shall in no way hinder or prevent the Issuer, at any time and from time to time, until the security hereby constituted shall have become enforceable and the Holder shall have determined to enforce the same, from selling, alienating, leasing or otherwise disposing of or dealing with the Assets in the ordinary course of business and for the purpose of carrying on the same.

Section 3.03   Habendum

     To have and to hold the Assets and all rights hereby conferred unto the Holder, provided however that the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor now held or hereafter acquired by the Issuer is hereby and shall be excepted out of the Floating Charge hereby created and does not and shall not form part of the Assets but the Issuer shall stand possessed of the reversion remaining in the Issuer of any leasehold interest forming part of the Assets upon trust to assign and dispose thereof as the purchaser of such leasehold interest shall direct.

Section 3.04   Redemption

     This Debenture shall be void, and the Holder shall at the request and expense of the Issuer and within reasonable time thereafter discharge this Debenture and execute and deliver to the Issuer such deeds or other instruments as shall be required to satisfy the charges hereof and to effect the cancellation of the registration hereof and to reconvey to the Issuer the Assets free and clear of the charges of this Debenture if the Issuer shall have first satisfied the Holder that it has paid or made due provision satisfactory to the Holder for the payment of all the principal moneys and interest secured by the Debenture, or as otherwise stipulated under the terms and conditions of the Promissory Note, or shall surrender or cause to be surrendered the Debenture to the Holder for cancellation and, in either case, shall have paid or made arrangements satisfactory to the Holder for the payment of all other moneys secured hereunder.

Section 3.05   Priority

This Debenture shall be a subordinated floating charge debenture subordinated and subsequent in priority to all funded debt obligations of the Issuer as of the date hereof, excepting therefrom any debt obligations expressly agreed in writing by the Parties to such debt obligations to be subordinated to this Debenture, and will rank subsequent in priority as well to any short term borrowing obligations of the Issuer provided at any time by a recognized commercial lending institution, and in particular, this Debenture shall rank in priority to the debentures granted to Excalibur Limited Partnership and 566768 Ontario Limited.

This Debenture ranks equally with all other debentures now or hereafter issued under the same terms as set forth herein.


     ARTICLE FOUR - COVENANTS

Section 4.01   Covenants of the Issuer

     The Issuer covenants and agrees:

     a.   Title

     It owns the Assets and has good and marketable title thereto, free from encumbrances (except as has been disclosed to and accepted by the Holder) and has the right and authority to hypothecate, pledge, charge, cede and transfer the same as herein provided, and that it will warrant and defend its title to the Assets against the claims and demands of all persons whatsoever.

     b.   Maintain, Operate and Protect

     It will diligently maintain, preserve, protect, use and operate the Assets and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect its Assets and the earnings, incomes, rents and fruits thereof.

     c.   Insurance

     It will cause all the Assets which are of a character usually insured by companies operating assets of a similar nature to be properly insured and kept insured with reputable insurers against loss or damage by fire or other similar hazards of the nature and to the extent that such assets are usually insured by companies operating assets of a similar nature in the same or similar localities and shall maintain such insurance with loss if any payable to the Holder as its interest may appear and shall deliver to the Holder evidence of such insurance satisfactory to the Holder.

     d.   Taxes

     It will pay all taxes, rates, assessments, insurance premiums, charges, and expenses assessed or imposed on the Assets or required therefor as and when the same shall have become due and payable and will exhibit to the Holder when required, receipts and vouchers establishing such payment.

Reservation of Shares

At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Debenture.

Further Encumbrances

Except as provided for in section 3.02 hereof, it will not assign, convey, hypothecate, pledge or charge any of its Assets or Undertakings without the consent of the majority of the Holder which consent shall not be unreasonably withheld.

     g.   Information

     It will furnish to the Holder such information with respect to the Assets and the insurance thereon as the Holder may from time to time require.

     h.   Observe Laws

     It will duly observe and conform to all valid requirements of any governmental authority relative to any of the Assets and all covenants, terms and conditions upon or under which the Assets are held.

     i.   Information

     It will furnish to the Holder such information with respect to the Assets and the insurance thereon as the Holder may from time to time require.


     ARTICLE FIVE - EVENTS OF DEFAULT

Section 5.01   Events of Default

     The occurrence of any one or more of the following events
(each such event called an "Event of Default") shall constitute a default under this Debenture, namely:

a. Should the Principal Sum or any instalment of interest or any Protective Disbursement due hereunder not be paid when the same is due;

b. Should any other amount owing to the Holder hereunder not be paid when due;

          c. Should the Issuer fail to honor its obligations under any other debenture issued by the Issuer;

d. Should any charges, dues, duties, taxes, levies, assessments and rates imposed upon the Assets not be paid and the receipts establishing the payment thereof not be exhibited when requested by the Holder;

e. Should the insurance premiums not be paid or the required insurance be not taken or kept, or should evidence of the renewal or replacement of the requisite insurance not be delivered in the manner hereinbefore stipulated;

f. Should the Issuer fail to maintain their corporate existence or status or cease its operations or be declared bankrupt or insolvent, or commit any act of insolvency, or otherwise acknowledge its insolvency, or make any general assignment for the benefit of its creditors, or do or fail to do any other act which has or might have an effect on its status or solvency;

g. Should a distress or execution be levied or enforced upon or against any of the Assets and shall not have been removed or discharged within thirty (30) days;

h. Should the Assets be sold, mortgaged or otherwise alienated except in accordance with the terms hereof;

i. Should the Issuer commit any default of its duties, obligations, or liabilities under this Debenture or the Registration Rights Agreement;

j. Should any adverse material change occur in the business, assets or financial condition of the Issuer and such adverse material change could, in the opinion of the Holder, affect the Issuer's ability to perform its obligations hereunder;

If any licence, consent, permission, approval or the interpretation or application thereof required in connection with the implementation, maintenance and performance of this Debenture is withdrawn, revoked, cancelled or modified in a manner found unacceptable to the Holder;

If any other indebtedness of the Issuer shall not be paid when due or shall become prematurely payable or capable of being prematurely declared payable or if steps are taken to enforce any security for such indebtedness; or

If the Issuer fails to timely file any report or statement required to be filed with the Securities and Exchange Commission or fails to timely file any registration statement required by the Registration Rights Agreement.
     Upon the occurrence of an Event of Default (i) the Floating Charge shall become fixed and crystallized, (ii) the Principal Sum, all interest and other amounts secured hereby shall become immediately due and payable, (iii) the Floating Charge shall become enforceable, and (iv) the Holder shall have all rights and remedies available to a secured party under applicable law, provided however that the Issuer shall have a period of thirty
(30) days following receipt of Notice of Default to cure any such default.


     ARTICLE SIX - REMEDIES IN CASE OF DEFAULT

Section 6.01   Acceleration and Remedies in Case of Default

     Subject to the terms and conditions herein set forth, upon an event of default or if the security hereby constituted shall have become enforceable, the Holder:

     a. may in its discretion by written notice declare the Principal Sum and interest together with all other ancillary sums then owing to them pursuant to this Debenture, intended to be hereby secured, to be due and payable, and the same shall become immediately due and payable to the Holder on demand, anything therein or herein contained to the contrary notwithstanding,

     b. may in its discretion bring an action at law or suit in equity or other proceeding for the specific performance of any term contained herein or for any injunction against a violation of any such term or in aid of any right, power or remedy granted herein or therein or by law, in equity, or otherwise, or to recover judgment for all amounts due or declared due hereunder.

     c.   in its discretion may:

          i. enter into and take possession of the Assets wherever they may be, without legal process and without being responsible for loss and damage and hold, lease, or operate the Assets for such times and upon such terms as it may determine including but not limited to carrying on the business of the Issuer, accounting only for the net earnings, if any arising from such use of the Assets and charging upon all receipts from such use of the Assets, or from the sale thereof all costs, expenses, charges, damages or losses by reason of such use, the Issuer or any other person in possession of the Assets being obligated forthwith upon demand of the Holder to surrender possession of the Assets to the Holder;

          ii. sell the Assets or part thereof upon such terms and conditions as the Holder may determine, free from any claim of or by the Issuer at public or private sale, by sealed bids or otherwise; such sale may be held and at such place and at such time as the Holder may determine, and the Holder may become the purchaser at any public sale and shall have the right to credit on the purchase price any and all sums of money secured by the Debenture, including any disbursement made by the Holder on behalf of the Issuer or for the protection of the Assets. A person purchasing the Assets or any of them shall not be bound to inquire into the legality, regularity or propriety of any such sale and no such sale shall be invalidated by lack of default, want of notice or any other irregularity or impropriety.

     d. The Issuer will receive credit for the actual net amount of monies received by the Holder (after deducting all costs, charges and expenses to obtain such monies) and the Issuer shall pay any deficiency or balance that may at any time remain unpaid hereunder or under the security therefor after having been given credit for all monies received as aforesaid.

     e. May appoint, by instrument in writing, a receiver or a receiver-manager of the Assets and remove any receiver or receiver-manager so appointed and appoint another in his or their stead;

     f. Any receiver or receiver-manager appointed hereunder, shall, so far as concerns responsibility for his acts, be deemed the agent of the Issuer;

     g. Any receiver or receiver-manager appointed hereunder will have the power:

          i. to take possession of the Assets and exclude the Issuer, its agents and servants therefrom wherever the Assets may be located;

          ii. to sell all or any part of the Assets upon such terms and conditions as the receiver may determine;

          iii. to make any arrangement or compromise which he shall think expedient; and

          iv. to the extent permitted by law or to such lesser extent as may be permitted by the terms of his appointment, he shall have power:

               (1)  to carry on the business of the Issuer;

               (2) for the purpose of the business, to employ such agents, managers, solicitors, accountants, contractors, employees and other persons as he sees fit; and

               (3) for the above purposes, to raise money on the Assets and to charge the same and at such rate of interest and on such terms as he sees fit.

     h. Any receiver or receiver-manager appointed under this Debenture shall:

          i.   act honestly and in good faith; and

          ii. deal with any property of the Issuer in his possession or control in a commercially reasonable manner.

     i. Once a receiver or receiver-manager has been appointed under this Debenture and possession of the Assets taken, all powers, functions, rights and privileges of each of the directors of the Issuer with respect to the Assets and the related business and Undertaking of the Issuer shall cease unless specifically continued with the written consent of the Holder.

Section 6.02   Protective Disbursements

     The Holder may, at its option, from time to time pay off in whole or in part any mortgages, privileges, liens, assessments, taxes, fees, fines, rent, wages or other liabilities to employees, insurance premiums, legal fees and disbursements, or any other charges or potential liens against the Assets or the Issuer, and all such payments shall be Protective Disbursements and the amount thereof shall be added to the Principal Sum and be secured to the same extent as if the same were originally part of the Principal Sum and shall be secured by and have the security and the benefit of the Floating Charge.


ARTICLE SEVEN - GUARANTEE

Section 7.01   Guarantee

     The Guarantors hereby jointly, severally, irrevocably and unconditionally guarantee payment to the Holder of all of the Principal Sum, all interest and other amounts together with all other obligations at any time secured by this Debenture and further guarantee that the Issuer will duly perform and observe all covenants, agreements and provisos in this Debenture contained; and further, that the liability of the Guarantors pursuant to this guarantee clause shall not be released nor affected by any variation or alteration in any of the terms or provisions of this Debenture, nor by the Holder granting time, taking or giving up securities, accepting proposals, granting releases or discharges, or otherwise dealing with the Assets and Undertakings, or the parties hereto or any of them or with any other person or persons nor by any other thing whatsoever and the Holder shall not be bound to exhaust its remedies against the Issuer or against any other person or persons before enforcing their rights against the Guarantors. The Guarantors further agree to execute any and all further documents as may be required by the Holder from time to time to secure the obligations of the Guarantors created herein and to give full force and effect to this guarantee.


     ARTICLE EIGHT - NEGOTIABILITY

Section 8.01   Negotiability

     This Debenture is not assignable.


     ARTICLE NINE - GENERAL

Section 9.01   Investment by Holder

The Holder, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise of conversion except under circumstances which will not result in violation of the Act or any applicable state Blue Sky laws relating to the sale of securities.

This Debenture has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Act.

Section 9.02   Remedies Cumulative

     Each and every right, power and remedy given herein to the Holder now or hereafter existing by statute or at law or in equity or otherwise shall be cumulative and shall be in addition to every other right, power and remedy herein or therein so given or now or hereafter existing by Statute or at law or in equity, or otherwise, and each and every right, power and remedy so existing may be exercised from time to time and as often and in such order as may be determined by the Holder any law or equity to the contrary notwithstanding.

Section 9.03   Waiver

     The Holder may by notice to the Issuer waive any default of the Issuer on such terms and conditions as the Holder may determine, but no such waiver shall be taken to affect any subsequent default or the rights arising therefrom.

Section 9.04   Notices

     Any notice, demand, request or consent required to and contemplated by any provision of this Debenture, to be given or made shall be delivered by hand to the registered head office of the Issuer or the Holder as the case may be or sent by mail. If sent by mail they shall be addressed as follows unless and until otherwise advised:

          ISSUER:        Iceberg Corporation of America
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

          HOLDER:        Green Pastures Ltd.
                         Attention: Ben Kaye
                         P.O. Box 55-19371
                         Nassau, Bahamas

          GUARANTORS:         Iceberg Industries Corporation
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

                         ICOA International Inc.
                         Suite 200, 16 Forest Road
                         St. John's, Newfoundland, Canada
                         A1C 2B9

Any such notice, demand or consent, shall be conclusively deemed to have been received upon delivery or if sent by mail within five (5) business days of mailing.

Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder.

Section 9.05   Time

          Time shall be of the essence hereof in all respects.

          IN WITNESS WHEREOF the Issuer and the Guarantors have caused this Debenture to be signed by their proper and duly authorized officers, have caused their respective seals to be affixed and have done so on the day and year stated on the first page.


                                        ICEBERG CORPORATION OF
AMERICA


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance

                                    ICEBERG INDUSTRIES
CORPORATION


                                   Per:

                                President


__________________________________
Per:____________________________________
                               Vice-President Finance

                         ICOA INTERNATIONAL INC.


                                             Per:

                                President

CANADA

PROVINCE OF NEWFOUNDLAND

CITY OF ST. JOHN'S


TO WIT:


     I, PAUL BENSON, MAKE OATH AND SAY AS FOLLOWS:


1. I am an officer holding the office of President of Iceberg Corporation of America named in the annexed Debenture, and I am aware of the circumstances connected with the transaction and have a personal knowledge of the facts herein deposed to.

2. The Debenture was executed in good faith and for the purpose of securing payment of the Principal Sum referred to therein and not for the mere purpose of protecting the chattels or book debts therein mentioned against the creditors of Iceberg Corporation of America or preventing such creditors from obtaining payment of any claim against Iceberg Corporation of America.


SWORN to before me at
the City of St. John's,
Newfoundland, Canada,
this day of January 31, 2001





                                   PAUL BENSON


                            Exhibit 23
                  Independent Auditor's Consent

     We consent to the incorporation by reference in this Registration Statement of Iceberg Corporation of America on Form SB-2 of our report dated September 8, 2000, included and incorporated by reference in the Annual Report on Form 10-KSB of Iceberg Corporation of America for the year ended June 30, 2000 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

St. John's, Newfoundland, Canada        DELOITTE & TOUCHE LLP
April 12, 2001                          Chartered Accountants